Prospectus Supplement dated December 20, 2006 (to Prospectus dated December 19, 2006)
$1,697,824,000

Impac Funding Corporation
Master Servicer and Sponsor

Impac Secured Assets Corp.
Depositor
Mortgage Pass-Through Certificates, Series 2006-5

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

The Issuing Entity
The issuing entity will be a trust consisting primarily of two groups of mortgage loans:

•	the first group will consist of adjustable-rate and fixed-rate, first and second lien, one-to-four family residential mortgage loans; and

•	the second group will consist of adjustable-rate and fixed-rate, first lien multifamily, commercial and mixed-use mortgage loans.

The issuing entity will be represented by nineteen classes of certificates, fourteen of which are offered under this prospectus supplement.

Credit Enhancement

The offered certificates will have credit enhancement in the form of excess interest and overcollateralization, cross-collateralization between the loan groups to cover realized losses and subordination of other classes of certificates, and a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class 2-A Certificates only.
In addition, two interest rate swap agreements and four cap contracts will be available to cover certain interest shortfalls, amounts necessary to maintain or restore the required level of overcollateralization, net WAC shortfall amounts and realized losses.
The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering of the underwritten certificates will be approximately 99.74% of the aggregate certificate principal balance of the underwritten certificates, less expenses estimated to be approximately $1,000,000. There is no underwriting arrangement for the Class 1-B Certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc.

Countrywide Securities Corporation
Merrill Lynch & Co.
Underwriters

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at 19500 Jamboree Road, Irvine, California 92612 and its phone number is (949) 475-3600.

Table of Contents

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Impac Secured Assets Trust 2006-5.

Title of Series	Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2006-5.

Cut-off Date	December 1, 2006.

Closing Date	December 21, 2006

Mortgage Loans
The mortgage loans in loan group 1 will be adjustable-rate and fixed-rate, first and second lien, one-to-four- family residential mortgage loans. The mortgage loans in loan group 2 will be adjustable-rate and fixed-rate first lien multifamily, commercial and mixed-use mortgage loans.

Depositor	Impac Secured Assets Corp., an affiliate of Impac Funding Corporation.

Sponsor	Impac Funding Corporation.

Master Servicer	Impac Funding Corporation.

Subservicers
Approximately 89.82% of the statistical mortgage loans in loan group 1 will be subserviced by Countrywide Home Loans Servicing LP, approximately 9.78% of the statistical mortgage loans in loan group 1 will be subserviced by GMAC Mortgage Corporation and approximately 0.40% of the statistical mortgage loans in loan group 1 will be subserviced by various third party subservicers. All of the group 2 loans will be subserviced by Midland Loan Services, Inc.

Trustee	Deutsche Bank National Trust Company.

Certificate Insurer	Ambac Assurance Corporation.

Distribution Date	Distributions on the offered certificates will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in January 2007.

Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances are set forth in the table below.

Offered Certificates
Class	Pass-Through Rate	Initial Certificate Principal Balance *	Initial Rating (S&P/Moody’s)	Designation
Class A Certificates:
1-A1-A	Adjustable Rate	$419,957,000	AAA/Aaa	Super Senior Sequential/ Adjustable Rate
1-A1-B	Adjustable Rate	$424,592,000	AAA/Aaa	Super Senior Sequential/ Adjustable Rate
1-A1-C	Adjustable Rate	$257,816,000	AAA/Aaa	Super Senior Sequential/ Adjustable Rate
1-AM	Adjustable Rate	$122,485,000	AAA/Aaa	Support Senior/Adjustable Rate
2-A	Adjustable Rate	$398,304,000	AAA/Aaa	Insured Senior/Adjustable Rate
Total Class A Certificates:		$1,623,154,000
Class M Certificates:
1-M-1	Adjustable Rate	$17,030,000	AA+/Aa1	Mezzanine/Adjustable Rate
1-M-2	Adjustable Rate	$15,720,000	AA+/Aa2	Mezzanine/Adjustable Rate
1-M-3	Adjustable Rate	$8,515,000	AA/Aa3	Mezzanine/Adjustable Rate
1-M-4	Adjustable Rate	$7,205,000	AA/A1	Mezzanine/Adjustable Rate
1-M-5	Adjustable Rate	$6,550,000	AA-/A2	Mezzanine/Adjustable Rate
1-M-6	Adjustable Rate	$4,585,000	A+/A3	Mezzanine/Adjustable Rate
1-M-7	Adjustable Rate	$4,585,000	A/Baa1	Mezzanine/Adjustable Rate
1-M-8	Adjustable Rate	$4,585,000	A-/Baa2	Mezzanine/Adjustable Rate
Total Class M Certificates:		$68,775,000
Class B Certificates:
1-B	Adjustable Rate	$5,895,000	BBB+/Baa3	Subordinate/Adjustable Rate
Total Class B Certificates:		$5,895,000
Total offered certificates:		$1,697,824,000

Other Information:

Class A, Class M and Class B Certificates:

The pass-through rate on the Class A, Class M and Class B Certificates will be equal to the least of:

(1) one-month LIBOR plus the related certificate margin set forth on the following page;
(2) 11.50% per annum; and
(3) a per annum rate equal to the related net WAC rate as described in this prospectus supplement.

Certificate Margin
Class	(1)	(2)
1-A1-A	0.110%	0.220%
1-A1-B	0.200%	0.400%
1-A1-C	0.270%	0.540%
1-AM	0.250%	0.500%
2-A	0.200%	0.400%
1-M-1	0.300%	0.450%
1-M-2	0.320%	0.480%
1-M-3	0.340%	0.510%
1-M-4	0.420%	0.630%
1-M-5	0.450%	0.675%
1-M-6	0.500%	0.750%
1-M-7	1.050%	1.575%
1-M-8	1.500%	2.250%
1-B	1.500%	2.250%

______
(1) Initially.
(2) On and after the related step-up date as described in this prospectus supplement.

The Issuing Entity

The certificates will be issued by Impac Secured Assets Trust 2006-5, a New York common law trust pursuant to a pooling and servicing agreement dated as of December 1, 2006 among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust the mortgage loans. Impac Secured Assets Trust 2006-5 will issue nineteen classes of certificates representing the trust, fourteen of which are offered by this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. Distributions of interest and/or principal on the offered certificates will be made only from payments received from the Issuing Entity as described below.

The Class 1-C, Class 1-P, Class 2-C, Class 2-P and Class R Certificates are the classes of certificates that are not offered by this prospectus supplement.

In addition, the trustee will establish the supplemental interest trust that will hold two interest rate swap agreements and four cap contracts for the benefit of the related Certificateholders.

See “Description of the Certificates” in this prospectus supplement.

The Mortgage Loans

The mortgage loans will be divided into two mortgage loan groups, loan group 1 and loan group 2.

With respect to each loan group, the statistical information included in this prospectus supplement with respect to the mortgage loans in such loan group is based on a pool of statistical mortgage loans as of the cut-off date. The characteristics of the final groups will not materially differ from the information provided with respect to the statistical groups. Unless otherwise specified, all percentages described with respect to the statistical mortgage loans are calculated based on the aggregate principal balance of the statistical mortgage loans as of the cut-off date. It is expected that mortgage loans will be added to and certain statistical mortgage loans will be deleted from the pool of statistical mortgage loans to constitute the final groups of mortgage loans.

Approximately 0.06%, 17.10%, 0.08% and 53.54% of the statistical group 1 mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are interest only for the first three years, five years, seven years and ten years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Approximately 4.17% and 15.78% of the statistical group 2 mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are interest only for the first three years and five years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

Loan Group 1

The mortgage loans in loan group 1 are one- to four-family, fixed-rate and adjustable-rate residential mortgage loans secured by first and second liens on the related mortgaged property.

The interest rate on the adjustable-rate mortgage loans in loan group 1 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The statistical mortgage loans in loan group 1 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates (approximate):	4.875% to 15.375%
Weighted average mortgage rate (approximate):	7.230%
Weighted average remaining term to stated maturity (approximate):	350 months
Range of principal balances (approximate):	$19,986 to $2,000,000
Average principal balance (approximate):	$265,559
Range of loan-to-value ratios (approximate):	6.25% to 100.00%
Weighted average loan-to-value ratio (approximate):	75.10%

Loan Group 2

The mortgage loans in loan group 2 are multifamily, commercial and mixed-use, fixed-rate and adjustable-rate mortgage loans secured by first liens on the related mortgaged property.

The interest rate on the adjustable-rate mortgage loans in loan group 2 will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The statistical mortgage loans in loan group 2 have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates (approximate):	6.150% to 9.800%
Weighted average mortgage rate (approximate):	6.958%
Weighted average remaining term to stated maturity (approximate):	334 months
Range of principal balances (approximate):	$232,814 to $9,750,000
Average principal balance (approximate):	$1,095,469
Range of loan-to-value ratios (approximate):	22.73% to 81.64%
Weighted average loan-to- value ratio (approximate):	65.54%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Offered Certificates

Priority of Distributions from Loan Group 1. In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in loan group 1, after the payment of certain fees and expenses and any related net swap payments or any related swap termination payments payable to the swap provider (other than a swap termination payment resulting from a swap provider trigger event), will be distributed in the following order:

Interest Distributions

first, to pay current interest and any previously unpaid interest on the Class A Certificates; and second, to pay current interest, sequentially, on the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order of priority.

Principal Distributions

Amounts available after distributions of interest on the group 1 certificates will be used to pay principal on these certificates (including the payment of amounts to maintain or restore overcollateralization), but only in the order of priority and in the amounts described herein.

Net Monthly Excess Cashflow Distributions

Amounts available after distributions of interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including building and maintaining the required level of overcollateralization with respect to the related and non-related loan groups and making distributions for reimbursement of losses.

Priority of Distributions from Loan Group 2. In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in loan group 2, after the payment of certain fees and expenses and any related net swap payments or any related swap termination payments payable to the swap provider (other than a swap termination payment resulting from a swap provider trigger event), will be distributed in the following order:

Interest Distributions

to pay current interest and any previously unpaid interest, concurrently, on the Class 2-A Certificates.

Principal Distributions

Amounts available after distributions of interest on the group 2 certificates will be used to pay principal (including the payment of amounts to maintain or restore overcollateralization) on these certificates, but only in the order of priority and in the amounts described herein.

Net Monthly Excess Cashflow Distributions

Amounts available after distributions of interest and principal as described above will be the related net monthly excess cashflow and will be used for various purposes, including reimbursing the certificate insurer, building and maintaining the required level of overcollateralization with respect to the related and non-related loan groups and making distributions for reimbursement of losses.

See “Description of the Certificates” in this prospectus supplement for additional information.

Credit Enhancement
The credit enhancement provided for the benefit of the holders of the offered certificates consists of related excess spread, overcollateralization related to each loan group, cross-collateralization between the loan groups to cover realized losses, the subordination provided to the related more senior classes of certificates by the related more subordinate classes of certificates as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement and, with respect to the Class 2-A Certificates only, a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class 2-A Certificates.

See “Description of the Certificates—Overcollateralization Provision — The Certificate Guaranty Insurance Policy” and “—Allocation of Losses; Subordination” in this prospectus supplement.

Interest Rate Swap Agreements

Deutsche Bank National Trust Company, as trustee on behalf of two separate trusts created under the pooling and servicing agreement will enter into two interest rate swap agreements with Wachovia Bank, N.A., the swap provider. One interest rate swap agreement is for the benefit of the Class 1-A, Class 1-M and Class 1-B Certificates and one interest rate swap agreement is for the benefit of the Class 2-A Certificates. On or before each distribution date, the related supplemental interest trust will be obligated to make fixed payments, and the related swap provider will be obligated to make floating payments, in each case as set forth in the related interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to the related Certificateholders will be applied to make a net payment to the related supplemental interest trust for payment to the related swap provider. To the extent that the related floating payment exceeds the related fixed payment on any distribution date, the swap provider will make a net swap payment to the supplemental interest trust from which payments will be made to the related Certificateholders to the extent needed to cover certain related interest shortfalls, to maintain or restore related overcollateralization, related net WAC shortfall amounts and related realized losses as described in this prospectus supplement, in each case to the extent any related or non-related net monthly excess cashflow is insufficient.

Upon early termination of either interest rate swap agreement, the related supplemental interest trust or the related swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the related supplemental interest trust is required to make a swap termination payment to the related swap provider, the trust will be required to make a payment to the related supplemental interest trust in the same amount, which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the holders of the related certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, for which payments by the trust to the supplemental interest trust will be subordinated to all distributions to the holders of the related certificates.

Except as described in the preceding sentence, amounts payable by the Issuing Entity to the related supplemental interest trust will be deducted from related available distribution amounts before distributions to related Certificateholders.

See “Description of the Certificates—The Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement.

Cap Contracts

The Class 1-A, Class 1-M and Class 1-B Certificates will have the benefit of two cap contracts. The Class 2-A Certificates will have the benefit of two cap contracts. On the closing date, the trustee, on behalf of the related supplemental interest trust, will enter into two cap contracts with Wachovia Bank, N.A., as a cap counterparty, a third cap contract with Bank of America, N.A., as a cap counterparty, and a fourth cap contract with Bear Stearns Financial Products Inc., as a cap counterparty. The trustee will receive and distribute funds with regards to the cap contracts on behalf of the related supplemental interest trust. The Class 1-A, Class 1-M, Class 1-B and Class 2-A Certificates will be entitled to the benefits provided by the related cap contracts and any proceeds thereof deposited with the related supplemental interest trust. In general, the cap counterparties will be obligated to make payments to the related supplemental interest trust pursuant to formulas described in “Description of the Certificates—The Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement. Such payments will be used to cover certain related interest shortfalls, related net WAC shortfall amounts and related realized losses and to maintain and restore related overcollateralization, in each case to the extent any related or non-related net monthly excess cashflow is insufficient. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class 1-A, Class 1-M, Class 1-B and Class 2-A Certificates as a result of the related cap contracts.

See “Description of the Certificates—The Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as master servicer, in general, to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the master servicer fails to make any required advances, the trustee may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Master Servicing Fee and Subservicing Fee

With respect to each mortgage loan, the master servicer will be entitled to an annual master servicing fee equal to one-twelfth of the product of (a) 0.030% and (b) the stated principal balance of the mortgage loans for the calendar month preceding the month in which the payment is due. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.

The subservicing fee consists of subservicing and other related compensation payable to the subservicer or to the master servicer if the master servicer is directly servicing the loan. On each adjustable-rate mortgage loan in group 1, including any such mortgage loan with an initial fixed rate, the servicing fee rate is equal to 0.375% per annum. On each fixed-rate mortgage loan in group 1 for the first lien mortgage loans, the servicing fee rate is equal to 0.250% per annum. On each fixed-rate mortgage loan in group 1 for the second lien mortgage loans, the servicing fee rate is equal to 0.500% per annum. On each adjustable-rate and fixed-rate mortgage loan in group 2, the servicing fee rate is equal to 0.250% per annum or 0.750% per annum for any mortgage loan in group 2 that becomes a specially serviced mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any interest payment on a mortgage loan is computed.

Optional Termination

At its option, the master servicer may purchase the group 1 mortgage loans, together with any properties in respect thereof acquired on behalf of the Issuing Entity, and thereby effect termination and early retirement of the Class 1-A, Class 1-M and Class 1-B Certificates on the distribution date the aggregate stated principal balance of the group 1 mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the group 1 mortgage loans as of the cut-off date.

At its option, the master servicer may purchase the group 2 mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Class 2-A Certificates on the distribution date the aggregate stated principal balance of the group 2 mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the group 2 mortgage loans as of the cut-off date. If the master servicer’s exercise of such option would result in a draw on the policy or any amount owed to the certificate insurer would remain unpaid, the master servicer will be required to obtain the consent of the certificate insurer.

See “Pooling and Servicing Agreement— Termination” in this prospectus supplement.

Federal Income Tax Consequences

Elections will be made to treat the trust, other than the net WAC shortfall reserve funds, and, for the avoidance of doubt, the supplemental interest trusts, the interest rate swap agreements and the cap contracts, as comprising two or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

When issued, the offered certificates will receive the ratings set forth on page S-4 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

Legal Investment

The Class 2-A Certificates will constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by, or with the assets of, employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code, each of which is also referred to in this prospectus supplement as a Plan. Prior to the termination of a supplemental interest trust, Plans or persons using assets of a Plan may purchase the related offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “ERISA Considerations” in this prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange. There is no underwriting arrangement for the Class 1-B Certificates.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the related Class A Certificates, and to a limited extent, the holders of the related subordinate certificates, will receive regular payments of interest and principal. However, there is no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay the certificates as a result of delinquencies or defaults on the related mortgage loans. On the closing date, the initial amount of overcollateralization with respect to loan group 1 will approximately equal the initial overcollateralization target amount of 0.80% of the aggregate stated principal balance of the statistical mortgage loans in loan group 1 as of the cut-off date as described herein. On the closing date, with respect to loan group 2, initial overcollateralization will equal approximately 3.30% of the aggregate stated principal balance of the statistical mortgage loans in loan group 2 as of the cut off date as described herein.

Cross-collateralization allows interest from a loan group to be paid to the non-related Offered Certificates after payments to the related Offered Certificates and related net monthly excess cashflow from one loan group to cover realized losses in the other loan group to the extent provided in this prospectus supplement. However, this excess interest from a loan group is available solely to the extent the related certificates have received the interest and principal to which they are entitled and to the extent that any realized losses in the related loan group have been covered by related net monthly excess cashflow, and are subject to the priorities of payment in this prospectus supplement. See “Description of the Certificates — Overcollateralization Provisions” in this prospectus supplement.

If delinquencies or defaults occur on the mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the master servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Losses on the mortgage loans in loan group 1, to the extent not covered by related net monthly excess cashflow, related overcollateralization, cross-collateralization, net swap payments or cap payments will be allocated to the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1 Certificates, in that order, in each case, until the certificate principal balance thereof has been reduced to zero. In addition, if the aggregate certificate principal balance of the Class 1-M Certificates and Class 1-B Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocable, pro rata, to the Class 1-A Certificates based on the certificate principal balances thereof until, in each case, the certificate principal balance thereof is reduced to zero; provided, however, that any realized losses otherwise allocable to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates will first be allocated to the Class 1-AM Certificates until the certificate principal balance thereof is reduced to zero. Losses on the mortgage loans in loan group 2, to the extent not covered by related net monthly excess cashflow, related overcollateralization, cross-collateralization, net swap payments or cap payments will be allocated to the Class 2-A Certificates until the certificate principal balance thereof has been reduced to zero; provided, however, that certain losses otherwise allocable to the Class 2-A Certificates will be covered by the certificate guaranty insurance policy.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the master servicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization or to Provide Cross-Collateralization

The amount of interest generated by the mortgage loans in each loan group (net of fees and expenses and any related net swap payments and related swap termination payments other than related swap termination payments arising due to a related swap provider trigger event) may be higher than the amount of interest required to be paid to the related offered certificates. Any such excess interest will be used first to reimburse the certificate insurer with respect to loan group 2, only in case of excess interest from loan group 2, and with respect to unpaid premiums and prior draws for loan group 1, and then to maintain the current level of related overcollateralization by covering realized losses on the related mortgage loans, to create additional related overcollateralization until the required level of overcollateralization is reached and to provide cross-collateralization by covering realized losses on the mortgage loans in the other loan group. We cannot assure you, however, that enough excess interest will be available to cover related losses, certain related interest shortfalls and related net WAC shortfalls, to restore or maintain the required level of related overcollateralization or to provide cross-collateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

• Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

• Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

• If the rates of delinquencies, defaults or losses on the mortgage loans in each loan group are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the related offered certificates.

• If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Net WAC Shortfall Amounts with Respect to Such Certificates

The pass-through rates with respect to the offered certificates adjust each month and are based upon the value of an index (one-month LIBOR) plus the related certificate margin, limited by the weighted average of the net mortgage rates on the related mortgage loans. However, the mortgage rate of substantially all of the adjustable-rate statistical mortgage loans is based upon the value of a different index (one-year CMT, six-month MTA, one-month LIBOR, six-month LIBOR or one-year LIBOR) plus the related gross margin, and adjusts monthly, semi-annually, or annually commencing, in many cases, after an initial fixed-rate period. The mortgage rate on approximately 50.93% and 0.69% of the statistical mortgage loans in group 1 and group 2, respectively, are fixed rate; the mortgage rate on approximately 0.02% of the statistical mortgage loans in group 1 adjust based on one-year CMT and none of the statistical mortgage loans in group 2 adjust based on one-year CMT; the mortgage rate on approximately 19.67% of the statistical mortgage loans in group 2 adjust based on six-month MTA and none of the statistical mortgage loans in group 1 adjust based on six-month MTA; the mortgage rate on approximately 0.06% of the statistical mortgage loans in group 1 adjust based on one-month LIBOR and none of the statistical mortgage loans in group 2 adjust based on one-month LIBOR; the mortgage rate on approximately 36.52% and 79.64% of the statistical mortgage loans in group 1 and group 2, respectively, adjust based on six-month LIBOR; the mortgage rate on approximately 12.47% of the statistical mortgage loans in group 1 adjust based on one-year LIBOR and none of the statistical mortgage loans in group 2 adjust based on one-year LIBOR. One-year CMT, six-month MTA, one-month LIBOR, six-month LIBOR and one-year LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the mortgage loans generally adjust monthly, semi-annually, or annually and, in many cases, after an initial fixed-rate period, there will be a delay between the change one-year CMT, six-month MTA, six-month LIBOR or one-year LIBOR and the rate on the related mortgage loan. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR, one-year CMT, six-month MTA, six-month LIBOR or one-year LIBOR is stable or falling or that, even if both one-month LIBOR and one-year CMT, six-month MTA, six-month LIBOR or one-year LIBOR rise during the same period, one-month LIBOR may rise much more rapidly than one-year CMT, six-month MTA, one-month LIBOR, six-month LIBOR or one-year LIBOR. To the extent that the related pass-through rate is limited to the weighted average of the net mortgage rates of the related mortgage loans, adjusted for any related net swap payments, net WAC shortfall amounts may occur. See “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates.”

Some or all of this shortfall in respect of the offered certificates will be funded to the extent of related net swap payments, if any, received by the related supplemental interest trust from the swap provider under the related interest rate swap agreement and from the cap counterparties under the related cap contracts. However, if net swap payments under the related interest rate swap agreement and related cap payments under the cap contracts received by the related supplemental interest trust from the swap provider and cap counterparties do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date. In addition, although the offered certificates are entitled to certain payments during periods of increased one-month LIBOR rates, the swap provider and cap counterparties will only be obligated to make payments under the related interest rate swap agreement and cap contracts under certain circumstances. See “Description of the Certificates — The Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement.

Net WAC shortfall amounts with respect to the Class 2-A Certificates are not covered by the certificate guaranty insurance policy and may remain unpaid on the final scheduled distribution date.

Some of the Mortgage Loans Are Secured by Second Liens

Approximately 2.99% of the statistical group 1 loans (by aggregate outstanding principal balance of the related statistical mortgage loans as of the Cut-off Date) are secured by second liens, rather than first liens. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the mortgage loan as a bad debt.

The Mortgage Loans in Loan Group 2 Are Secured by Multifamily Properties

Approximately 87.52% of the statistical group 2 loans (by aggregate outstanding principal balance of the related statistical mortgage loans as of the Cut-off Date) are secured by multifamily properties. Mortgage loans secured by multifamily properties may entail risks of loss and delinquency that are greater than similar risks associated with loans secured by one to four family residential properties. The ability of a borrower to repay a loan secured by an income producing property is dependent primarily upon the successful operation of such property rather than the borrower’s income or assets. Furthermore, the value of an income producing property is related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Since the cash flow necessary to repay a multifamily loan may be more volatile, such loans expose investors to different and potentially greater risks than those posed by one to four family residential loans.

In the case of the multifamily loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on such a loan. The net operating income of a multifamily property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily property, rental income may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily loan. Lenders also look to the loan to value ratio of a multifamily loan as a measure of risk of loss if a property must be liquidated following a default.

A large number of additional factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, appearance and construction quality;

•	the location of the property, for example, a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage insurance rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant vouchers programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

Sound property management may control costs, provide appropriate service to tenants and ensure that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases. Property management errors can impair the long term viability of a property.

In the case of multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time consuming, with resulting delays in the lender's receipt of the rents.

If a multifamily loan becomes a specially serviced group 2 loan, the amount of servicing compensation will be increased, resulting in a reduction in the amount of related net monthly excess cashflow with respect to the mortgage loans in loan group 2. In addition, in the event the interest rate on a multifamily loan is reduced, the amount of net monthly excess cashflow with respect to the related mortgage loans will also be reduced.

Investors in the bonds should note that the sponsor has only recently begun to originate multifamily loans and therefore has no material loss and delinquency information with respect to the multifamily loans.

See “General Yield and Prepayment Considerations,” “The Mortgage Pool—Multifamily Loans” and “Pooling and Servicing Agreement—Servicing of Multifamily Loans” in this prospectus supplement.

The Statistical Mortgage Loans in Loan Group 2 Are Concentrated and Have High Principal Balances

There are only 376 statistical mortgage loans in loan group 2, with principal balances ranging from $232,814 to $9,750,000 as of the cut-off date. As a result, any realized loss on one of these mortgage loans could be a substantial amount and could cause a realized loss greater than the amount of overcollateralization in loan group 2, even if the amount of the related overcollateralization is at its target amount. Investors are urged to consider the risk that the loss and delinquency experience on the mortgage loans in loan group 2 with higher principal balances may have a disproportionate effect on these mortgage loans as a whole. In addition, the timing of prepayments and liquidations of these mortgage loans could be volatile.

Some of the First Lien Mortgage Loans Have Second Liens in Place

With respect to approximately 51.66% and 0.46% of the first lien statistical mortgage loans based on the aggregate principal balance of the statistical mortgage loans as of the cut-off date in group 1 and group 2, respectively, a second lien mortgage loan is also in place. The weighted average loan-to-value ratio at origination of the first lien on these statistical mortgage loans is approximately 77.39% and the weighted average combined loan-to-value ratio at origination of these statistical mortgage loans (including the second lien) is approximately 94.96%. With respect to these statistical mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

FICO Scores Mentioned in this Prospectus Supplement Are Not an Indicator of Future Performance of Borrowers

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Loan Program — FICO Scores” in the base prospectus.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

The Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls on the Offered Certificates

The group 1 mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, group 1 mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately 0.06%, 17.10%, 0.08% and 53.54% of the mortgage loans in loan group 1 (by aggregate outstanding principal balance of the related statistical mortgage loans as of the Cut-off Date) have initial interest only periods of three, five, seven and ten years respectively, and approximately 4.17% and 15.78% of the statistical mortgage loans in loan group 2 (by aggregate outstanding principal balance of the related statistical mortgage loans as of the cut-off date) have initial interest only periods of three and five, respectively. During this period, the payment made by the related borrower may be less than it would be if the mortgage loan amortized. In addition, scheduled monthly payments will not have a principal portion during this period. As a result, no principal payments will be made to the offered certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Are Concentrated in the States of California and Florida, Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, and by other disruptions such as ongoing power outages, terrorist actions or acts of war. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 43.52% and 55.26% of the statistical mortgage loans in loan group 1 and loan group 2, respectively, (by aggregate outstanding principal balance of the related statistical mortgage loans as of the cut-off date), are in the state of California. Approximately 10.50% of the statistical mortgage loans in loan group 1 (by aggregate outstanding principal balance of the related statistical mortgage loans as of the cut-off date), are in the state of Florida. The concentration of the mortgage loans in the states of California and Florida may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Some of the Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to these Mortgage Loans

Approximately 4.16% and 22.00% of the statistical mortgage loans in loan group 1 and loan group 2, respectively (by aggregate principal balance of the related statistical mortgage loans as of the cut-off date) are balloon loans. These mortgage loans will require a substantial payment of principal (that is, a balloon payment) at their stated maturity in addition to their scheduled monthly payment. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the offered certificates to the extent losses or delays in payment caused by these risks which are not covered by credit enhancement are allocated to, or result in a slower rate of principal payments on, the offered certificates.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

• The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

• Approximately 40.61% and 100.00% of the statistical mortgage loans in loan group 1 and loan group 2, respectively, (by aggregate principal balance of the related statistical mortgage loans as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years for the statistical Group 1 Loans and three years to ten years for the statistical Group 2 Loans after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

• The sponsor may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

• The overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

• Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Certificates” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Group 1 Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Some Additional Risks are Associated with the Certificates

The weighted average lives of, and the yields to maturity on, the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2, Class 1-M-1 and Class 1-A Certificates will be sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. The weighted average life of, and the yield to maturity on, the Class 2-A Certificates will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans, to the extent not covered by the certificate insurance policy. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in loan group 1, to the extent they exceed the amount of related overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the related Class B Certificates and then each class of related Class M Certificates then outstanding with the lowest payment priority. If the aggregate certificate principal balance of the Class 1-M Certificates and Class 1-B Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses on the mortgage loans in loan group 1 will be allocable pro rata to the Class 1-A Certificates based on the certificate principal balance until, in each case, the certificate principal balance thereof is reduced to zero; provided, however, that any realized losses otherwise allocable to the Class 1-A1A, Class 1-A1B and Class 1-A1C Certificates will first be allocated to the Class 1-AM Certificates, until the certificate principal balance thereof is reduced to zero. Realized losses on the mortgage loans in loan group 2, to the extent they exceed the amount of related overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class 2-A Certificates until the certificate principal balance thereof is reduces to zero; provided, however, that any realized loss applied to the Class 2-A Certificates will be covered by the certificate guaranty insurance policy. However, any realized loss allocated to an offered certificate other than a realized loss allocated to the Class 2-A Certificates, that is covered by the certificate insurance policy, may be reimbursed to that class from excess interest as provided in this prospectus supplement.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act, as amended, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the subservicer and master servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to Certificateholders on the next distribution date. The subservicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the subservicer’s aggregate servicing fee for the related calendar month, and the master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount required to be paid by the subservicer which is not paid by the subservicer and the amount of the master servicer’s aggregate servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the subservicer or the master servicer. Further, any such shortfalls on the Class 2-A Certificates will not be covered by the certificate guaranty insurance policy.

On any distribution date, any shortfalls in each loan group resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the subservicer, the master servicer will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class 1-C Certificates or Class 2-C Certificates, as applicable, and thereafter, to the monthly interest distributable amounts with respect to the related certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the related net monthly excess cashflow in accordance with the payment provisions in this prospectus supplement. If these shortfalls are allocated to the offered certificates and are not reimbursed on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment. Any shortfalls resulting from the application of the Relief Act on the Class 2-A Certificates will not be covered by the certificate guaranty insurance policy.

Violation of Various Federal and State Laws May Result in Losses on the Group 1 Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the sponsor. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans —Consumer Compliance Laws and Regulations” in the prospectus.

The sponsor will represent that as of the closing date, to the best of sponsor’s knowledge, each group 1 mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws. The sponsor will also represent that each group 1 mortgage loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected group 1 mortgage loan in the manner described in the prospectus.

There May Be Variations in the Final Pool of Mortgage Loans from the Statistical Mortgage Loans

The statistical mortgage loans include mortgage loans whose characteristics may vary from the specific characteristics reflected in the final pool of mortgage loans, although the extent of such variance is not expected to be material.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-4 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this prospectus supplement and in the prospectus.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates.

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the Issuing Entity and will reduce the amount available to pay principal of and interest on the subordinate certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to Certificateholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “Description of the Mortgage Pool—Statistical Mortgage Loan Characteristics” and “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this prospectus supplement.

The Interest Rate Swap Agreements and the Swap Providers

Any net swap payments payable to the related supplemental interest trust by the related swap provider under each interest rate swap agreement will be available as described in this prospectus supplement to cover certain related interest shortfalls, amounts necessary to maintain or restore the required level of related overcollateralization, related net WAC shortfall amounts and related realized losses as described in this prospectus supplement. However, no net swap payments will be payable by the swap provider unless the related floating amount owed by the swap provider on a distribution date exceeds the related fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the related interest rate swap agreement) generally exceeds the applicable fixed rate described in this prospectus supplement. No assurance can be made that any amounts will be received under the related interest rate swap agreement, or that any such amounts that are received will be sufficient to cover related certain interest shortfalls, related net WAC shortfall amounts and related realized losses, or to maintain or restore related overcollateralization. Any net swap payment payable to the swap provider under the terms of the related interest rate swap agreement will reduce amounts available for distribution to related Certificateholders, and may reduce the interest distributed to the related offered certificates. In addition, any swap termination payment payable to the related swap provider in the event of early termination of an interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement) will reduce amounts available for distribution to the holders of the related certificates.

Upon early termination of an interest rate swap agreement, the related supplemental interest trust or the related swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the related supplemental interest trust is required under the related interest rate swap agreement to make a swap termination payment to the related swap provider, the Issuing Entity will be required to make a payment to the supplemental interest trust in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the holders of the related certificates (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the holders of the related offered certificates). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds of group 1, the related subordinate certificates will bear the effects of any shortfalls resulting from a related net swap payment or related swap termination payment by the Issuing Entity to the related supplemental interest trust for payment to the related swap provider before such effects are borne by the Class 1-A Certificates, and one or more classes of subordinate certificates may suffer a loss as a result of such payment. Investors should note that the Issuing Entity will make a net swap payment to the related supplemental interest trust for payment to the related swap provider until one-month LIBOR equals or exceeds the applicable related fixed rate described in this prospectus supplement.

The Ability of the Trustee to Make Distributions on the Offered Certificates May Be Affected by Counterparty Credit Risk.

To the extent that distributions on the offered certificates depend in part on payments to be received from the swap provider and each cap counterparty, the ability of the trustee to make distributions on the offered certificates will be subject to the credit risk of the swap counterparty and each cap counterparty. Thus, payments of these amounts involve counterparty risk. If a credit rating of the swap counterparty or a cap counterparty is qualified, reduced or withdrawn and a replacement swap counterparty or a cap counterparty is not obtained in accordance with the terms of the swap contract or cap contract, as applicable, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of those certificates may be adversely affected.

Special risks associated with Commercial Loans and Mixed Use Loans

Approximately 12.48% of the statistical mortgage loans in loan group 2 (by aggregate outstanding principal balance of the related statistical mortgage loans as of the cut-off date) are commercial mortgage loans, of which approximately 0.45% are mixed-use loans. Commercial and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial and mixed use real estate lending typically involves larger loans to single mortgagors or groups of related mortgagors than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the mortgagor’s ability to repay the loan may be impaired. Commercial and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the mortgagor or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial and mixed use real estate lending.

The ability of a mortgagor to repay a single-family loan typically depends primarily on the mortgagor’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the mortgagor’s income tends not to directly reflect the value of such property. Accordingly, a decline in the income of a mortgagor on a loan secured by a single family property may adversely affect the performance of the loan, but may not affect the liquidation value of such property. In contrast, the ability of a mortgagor to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of such property rather than on any independent income or assets of the mortgagor and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from such property. In some cases, the mortgagor may have no material assets other than the mortgaged property. As a result, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the mortgagor’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected.

The Value and Performance of a Commercial Loan or Mixed Use Loan May be Affected by a Variety of Factors

A variety of factors, including the management skill, experience and financial resources of the operator (which may not be the mortgagor), national and regional economic conditions including location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial or mixed-use property and other factors may affect the ability of mortgagors to make payments when due.

The mortgagor under a mortgage loan secured by income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the mortgage loan and any other debt or obligations it may have outstanding. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. In addition, certain tenants may be permitted to terminate their leases on or after a specified date upon giving notice and/or payment of certain amounts specified in the applicable lease. The income of mortgagors under the mortgage loans would be adversely affected if tenants were unable to pay rent or if space was unable to be rented on favorable terms or at all.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by a variety of factors, including but not limited to the following:

•	the quality and success of a retail property’s tenants;

•	the closing of a major store in the shopping center where the related property is located;

•	changes in consumer preferences;

•	declines in consumer spending;

•	competition from local merchants and from catalog and internet retailers; and

•	product obsolescence.

The performance of a commercial loan secured by office properties and the value of the related mortgaged property may be affected by a variety of factors, including but not limited to the following:

•	the quality and nature of tenants;

•	tenant concentration — i.e., predominantly high tech firms, medical offices, government agencies, etc.;

•	the physical condition of the property;

•	the types of services and amenities provided; and

•	changes in the surrounding neighborhood.

The performance of a commercial loan secured by industrial properties and the value of the related mortgaged property may be affected by a variety of factors, including but not limited to the following:

•	the design and adaptability of the building;

•	the success or failure of the business of the tenant, which is frequently the sole tenant of the property;

•	the availability of alternative space; and

•	the quality of the local and regional transportation system.

The above and other factors may affect the value of a commercial property and in turn may affect the ability of mortgagors to make payments when due.

Risks Relating to Difficulty in Converting the Mortgaged Property to an Alternative Use

A mortgaged property may not readily be converted to an alternative use in the event that the operation of such mortgaged property for its original purpose becomes unprofitable for any reason. In such cases, the conversion of the mortgaged property to an alternative use would generally require substantial capital expenditures. Thus, if the mortgagor becomes unable to meet its obligations under the related mortgage loan, the liquidation value of any such mortgaged property may be substantially less, relative to the amount outstanding on the related mortgage loan, than would be the case if such mortgaged property were readily adaptable to other uses.

Risks Relating to Assignment of Leases and Rents

Certain of the commercial loans may be secured in part by an assignment of leases and rents pursuant to which each of the related mortgagors assigns its right, title, and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related commercial loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” in the base prospectus.

Environmental Risks Associated with Commercial Loans, Multifamily Loans and Mixed Use Loans

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial, multifamily and mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or “CERCLA”, ), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. See “Certain Legal Aspects of Mortgage Loans — Environmental Legislation” in the base prospectus. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related mortgagor. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Risks Relating to Zoning Requirements

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be “legal non-conforming uses” and/or the improvements thereon are considered to be “legal non-confirming structures”. This means that a mortgagor is not required to alter the use or structure to comply with the existing or new law; however, such mortgagor may not be able to rebuild the premises “as is” in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, there is no assurance that insurance proceeds would be available to pay the related commercial loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that which existed before the casualty.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the statistical mortgage loans as of the Cut-off Date.

The mortgage pool will consist of two groups of mortgage loans, referred to in this prospectus supplement as Loan Group 1 and Loan Group 2, and also designated as the Group 1 Loans and the Group 2 Loans, respectively. The statistical mortgage loans in Loan Group 1 are one- to four-family, fixed-rate and adjustable-rate residential mortgage loans secured by first and second liens on the related mortgaged property with mortgage loan balances at origination that may or may not conform to Fannie Mae or Freddie Mac loan limits. The Group 2 Loans are fixed-rate and adjustable-rate, multifamily, commercial and mixed-use mortgage loans secured by first liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

The Sponsor will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement and the Depositor will convey the mortgage loans to the Issuing Entity on the Closing Date pursuant to the Agreement. The Sponsor will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer. As more particularly described in the prospectus, the Sponsor will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Certificateholders or the Certificate Insurer. In the event the Sponsor fails to repurchase a mortgage loan, Impac Holdings will be required to do so. See “The Mortgage Pools—Representations by Sellers” in the prospectus.

The mortgage loans will have been originated or acquired by the Sponsor in accordance with the underwriting criteria described in this prospectus supplement. See “—Underwriting Criteria” below.

Approximately 89.82% of the statistical Group 1 Loans will be subserviced by Countrywide Home Loans Servicing LP and approximately 9.78% of the statistical Group 1 Loans will be subserviced by GMAC Mortgage Corporation. Approximately 0.40% of the Group 1 Loans will be subserviced by various third party subservicers. All of the statistical Group 2 Loans will be subserviced by Midland Loan Services, Inc. See “Pooling and Servicing Agreement—The Subservicers” in this prospectus supplement.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

Mortgage Rate Adjustment

The mortgage rate on the statistical adjustable-rate mortgage loans will generally adjust monthly, semi-annually or annually commencing after an initial period after origination of three months, six months, one year, two years, three years, five years, seven years or ten years, as applicable, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable-rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable-rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The adjustable-rate mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

The mortgage rate on a substantial majority of the statistical adjustable-rate mortgage loans adjusts based on an index equal to Six-Month LIBOR. In the event that the related index is no longer available, an index that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

Substantially all of the statistical adjustable-rate mortgage loans will not have reached their first adjustment date as of the Closing Date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination. Adjustable rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

Indices on the Mortgage Loans

The index applicable to the determination of the mortgage rate on approximately 36.52% and 79.64% of the statistical mortgage loans in Loan Group 1 and Loan Group 2, respectively, (by aggregate outstanding principle balance of the statistical mortgage loans in Loan Group 1 and Loan Group 2, respectively, as of the Cut-off Date) is the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable-rate mortgage loan based on Six-Month LIBOR.

Six-Month LIBOR

Month	1998	1999	2000	2001	2002	2003	2004	2005	2006
January	5.75%	5.04%	6.23%	5.36%	1.99%	1.35%	1.21%	2.96%	4.81%
February	5.78	5.17	6.32	4.96	2.06	1.34	1.10	3.15	4.99
March	5.80	5.08	6.53	4.71	2.33	1.26	1.09	3.39	5.11
April	5.87	5.08	6.61	4.23	2.10	1.29	1.10	3.42	5.28
May	5.81	5.19	7.06	3.91	2.09	1.22	1.11	3.54	5.32
June	5.87	5.62	7.01	3.83	1.95	1.12	1.36	3.71	5.63
July	5.82	5.65	6.88	3.70	1.86	1.15	1.99	3.92	5.54
August	5.69	5.90	6.83	3.48	1.82	1.21	1.99	4.06	5.45
September	5.36	5.96	6.76	2.53	1.75	1.18	2.17	4.22	5.37
October	5.13	6.13	6.72	2.17	1.62	1.22	2.30	4.45	5.38
November	5.28	6.04	6.68	2.10	1.47	1.25	2.62	4.58	5.34
December	5.17	6.13	6.20	1.98	1.38	1.22	2.78	4.69

The index applicable to the determination of the mortgage rate on approximately 12.47% of the statistical mortgage loans in Group 1 (by aggregate outstanding principal balance of the statistical mortgage loans in Loan Group 1 as of the Cut-off Date) is the average of the interbank offered rates for one-year United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or One-Year LIBOR.

The index applicable to the determination of the mortgage rate on approximately 0.06% of the statistical mortgage loans in Loan Group 1 (by aggregate outstanding principal balance of the statistical mortgage loans in Loan Group 1 as of the Cut-off Date) is the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or One-Month LIBOR.

The index applicable to the determination of the mortgage rate on approximately 19.67% of the statistical mortgage loans in Loan Group 2 (by aggregate outstanding principal balance of the statistical mortgage loans in Loan Group 2 as of the Cut-off Date) will be based on the six-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available six months, or Six-Month MTA. The Six-Month MTA figure used for each interest rate adjustment date will be the most recent Six-Month MTA figure available as of fifteen days before that date.

The following does not purport to be representative of future levels of Six-Month MTA. No assurance can be given as to the level of Six-Month MTA on any adjustment date or during the life of any mortgage loan with an Index of Six-Month MTA.

Six-Month MTA Index

Month	2001	2002	2003	2004	2005	2006
January	5.999%	3.260%	1.935%	1.234%	2.022%	3.751%
February	5.871	3.056	1.858	1.229	2.171	3.888
March	5.711	2.912	1.747	1.225	2.347	4.011
April	5.530	2.786	1.646	1.238	2.504	4.143
May	5.318	2.668	1.548	1.288	2.633	4.282
June	5.102	2.553	1.449	1.381	2.737	4.432
July	4.897	2.414	1.379	1.463	2.865	4.563
August	4.671	2.272	1.342	1.522	3.019	4.664
September	4.395	2.180	1.302	1.595	3.163	4.758
October	4.088	2.123	1.268	1.677	3.326	4.827
November	3.763	2.066	1.256	1.773	3.478	4.883
December	3.481	2.002	1.244	1.887	3.618

The index applicable to the determination of the mortgage rate on approximately 0.02% of the statistical mortgage loans in Loan Group 1 (by aggregate outstanding principal balance of the statistical mortgage loans in Loan Group 1 as of the Cut-off Date) will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note, or One-Year CMT.

Prepayment Charges

Approximately 40.61% of the statistical mortgage loans in Loan Group 1, in limited circumstances, provide for payment by the mortgagor of a prepayment charge on prepayments. All of the statistical mortgage loans in Loan Group 2, in limited circumstances, provide for payment by the mortgagor of a prepayment charge on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months to ten years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any period during the first six months, first year, second year, third year, fifth year, seventh year or tenth year or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months’ interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. The holders of the Class 1-P Certificates will be entitled to all prepayment charges received on the Group 1 Loans, and these amounts will not be available for distribution on the other classes of certificates. The holders of the Class 2-P Certificates will be entitled to all prepayment charges received on the Group 2 Loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Master Servicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Master Servicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Master Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Primary Mortgage Insurance

Approximately 52.55% of the statistical mortgage loans in Loan Group 1 and none of the statistical mortgage loans in Loan Group 2 with a loan-to-value ratio at origination in excess of 80.00% will be insured by one of the following: (1) a Primary Insurance Policy issued by a private mortgage insurer (other than a PMI insurer policy), or (2) a PMI insurer policy.

Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered in an amount equal to at least 12.00% of the Allowable Claim and (B) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered in an amount equal to at least 20.00% of the Allowable Claim.

See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder — Hazard Insurance Policies” in the prospectus.

Statistical Mortgage Loan Characteristics

The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of 5,309 statistical mortgage loans, 4,933 of which are in Loan Group 1 and 376 of which are in Loan Group 2. References to percentages of the statistical mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the statistical mortgage loans in the related loan group as of the Cut-off Date.

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Master Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Sponsor and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. Some of the statistical Group 1 Loans and statistical Group 2 Loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this prospectus supplement.

Loan Group 1

The statistical Group 1 Loans had an aggregate principal balance as of the Cut-off Date of approximately $1,310,000,328, after application of scheduled payments due on or before the Cut-off Date, whether or not received. Approximately 47.93% of the statistical Group 1 Loans have fixed rates and are secured by first liens on the related mortgaged property. Approximately 49.07% of the statistical Group 1 Loans have adjustable rates and are secured by first liens on the related mortgaged property. Approximately 2.99% of the statistical Group 1 Loans have fixed rates and are secured by second liens on the related mortgaged property.

The average principal balance of the statistical Group 1 Loans at origination was approximately $265,700. No statistical Group 1 Loan had a principal balance at origination of less than approximately $20,000 or greater than approximately $2,000,000. The average principal balance of the statistical Group 1 Loans as of the Cut-off Date was approximately $265,559. No statistical Group 1 Loan had a principal balance as of the Cut-off Date of less than approximately $19,986 or greater than approximately $2,000,000.

As of the Cut-off Date, the statistical Group 1 Loans had mortgage rates ranging from approximately 4.875% per annum to approximately 15.375% per annum and the weighted average mortgage rate was approximately 7.230% per annum. The weighted average remaining term to stated maturity of the statistical Group 1 Loans was approximately 350 months as of the Cut-off Date. None of the statistical Group 1 Loans will have a first Due Date prior to November 1, 2002, or after February 1, 2007, or will have a remaining term to maturity of less than 172 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any statistical Group 1 Loan is January 1, 2037.

Approximately 0.06%, 17.10%, 0.08% and 53.54% of the statistical Group 1 Loans have initial interest only periods of three, five, seven and ten years, respectively.

The loan-to-value ratio of a statistical mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The combined loan-to-value ratio of a statistical mortgage loan secured by a second lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, plus the outstanding principal balance of the related senior lien, to the appraised value of the related mortgaged property at the time of origination. At origination, the weighted average of the loan-to-value ratios and combined loan-to-value ratios, as applicable, of the statistical Group 1 Loans was approximately 75.10% and 83.92%, respectively. At origination, no loan-to-value ratio or combined loan-to-value ratio, as applicable, of any statistical Group 1 Loan was less than approximately 6.25% or greater than 100.00%.

Approximately 567 of the statistical Group 1 Loans, representing approximately 4.16% of the statistical Group 1 Loans are balloon loans. The amount of the balloon payment on each of these mortgage loans is substantially in excess of the amount of the scheduled monthly payment on such mortgage loan for the period prior to the Due Date of the balloon payment. These statistical Group 1 Loans have a weighted average remaining term to stated maturity of approximately 236 months.

None of the statistical Group 1 Loans are buydown mortgage loans.

None of the Group 1 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

Substantially all of the adjustable rate statistical Group 1 Loans will not have reached their first adjustment date as of the Closing Date.

Approximately 40.61% of the statistical Group 1 Loans provide for prepayment charges.

Approximately 94.66% of the statistical Group 1 Loans, the minimum mortgage rate is equal to the gross margin.

As of the Closing Date, no loan-to-value ratio or combined loan-to-value ratio, as applicable, of any Group 1 Loan will be in excess of 100.00%.

None of the mortgage loans were 30 days or more delinquent as of the Cut-off Date. As used in this prospectus supplement, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next following monthly Due Date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

Set forth below is a description of certain additional characteristics of the statistical Group 1 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the statistical Group 1 Loans are approximate percentages by aggregate principal balance of the mortgage loans in Loan Group 1 as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

Mortgage Loan Programs for Statistical Group 1 Loans (1)
Loan Programs	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
30Y LIB12M	$2,474,498.88	10	0.19%	$247,449.89	5.717%	358	743	66.41%
30Y LIB12M - IO	9,027,701.40	28	0.69	322,417.91	6.555	358	727	68.30
10/20 LIB12M - IO	332,000.00	1	0.03	332,000.00	6.000	359	747	62.65
10/20 LIB6M - IO	5,399,500.00	8	0.41	674,937.50	6.668	358	731	70.46
15Y Fixed	6,928,051.91	33	0.53	209,940.97	6.761	179	699	60.56
15Y Fixed - IO	14,211,333.33	41	1.08	346,617.89	7.893	178	678	80.88
30Y LIB1M - IO	840,000.00	1	0.06	840,000.00	7.500	355	702	75.00
2/28 LIB6M	7,530,871.16	28	0.57	268,959.68	8.544	358	682	84.68
2/28 LIB6M - Balloon	191,941.73	1	0.01	191,941.73	7.800	359	672	80.00
2/28 LIB6M - IO	7,384,020.00	24	0.56	307,667.50	7.645	358	709	74.01
20Y Fixed	685,709.53	7	0.05	97,958.50	8.854	237	701	75.38
3/27 LIB12M	350,636.63	1	0.03	350,636.63	7.125	358	756	80.00
3/27 LIB6M	2,133,236.61	8	0.16	266,654.58	7.283	358	732	80.66
3/27 LIB6M - Balloon	1,386,886.81	4	0.11	346,721.70	6.491	359	701	72.75
3/27 LIB6M - IO	17,612,803.00	53	1.34	332,317.04	6.785	359	692	75.28
15Y Fixed Balloon	35,635,456.92	484	2.72	73,626.98	12.204	178	672	97.11
15Y Fixed Balloon - IO	1,333,550.00	17	0.10	78,444.12	12.139	178	697	95.63
30Y Fixed	262,376,169.49	1,185	20.03	221,414.49	7.178	358	699	72.40
30Y Fixed - IO	342,362,046.38	1,235	26.13	277,216.23	7.268	358	696	74.89
30Y Fixed Balloon	3,616,049.74	13	0.28	278,157.67	6.881	358	703	67.67
5/25 LIB12M	10,686,775.17	41	0.82	260,653.05	6.771	357	711	76.37
5/25 LIB12M - IO	139,756,963.12	390	10.67	358,351.19	6.848	357	717	75.57
5/25 CMT1Y	273,226.17	1	0.02	273,226.17	6.375	355	689	80.00
5/25 LIB6M	32,642,996.92	135	2.49	241,799.98	7.422	359	686	76.62
5/25 LIB6M - Balloon	12,337,316.57	48	0.94	257,027.43	7.154	359	669	79.95
5/25 LIB6M - IO	370,304,343.39	1,076	28.27	344,149.02	6.932	359	700	74.84
30Y LIB6M	1,151,965.50	4	0.09	287,991.38	6.396	359	753	78.83
30Y LIB6M - IO	3,859,000.00	9	0.29	428,777.78	5.877	359	704	77.34
7/23 LIB12M - IO	716,000.00	4	0.05	179,000.00	6.662	359	739	48.27
7/23 LIB6M	2,300,027.55	8	0.18	287,503.44	6.671	359	710	74.59
7/23 LIB6M - IO	14,159,250.00	35	1.08	404,550.00	6.549	359	701	72.72
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%
____________
(1)  A mortgage loan with a loan program of “15Y Fixed Balloon” or “30Y Fixed Balloon” has an amortization term of 30 or 40 years, respectively, has a mortgage rate that is fixed for the entire term and requires a balloon payment in year 15 or 30, respectively. A mortgage loan with a loan program including the term “30Y LIB12M” has a term of 30 years and the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “10/20 LIB12M” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “10/20 LIB6M” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “30Y LIB1M” has a term of 30 years and the mortgage rate adjusts monthly based on the value of One-Month LIBOR. A mortgage loan with a loan program including the term “2/28 LIB 6M” has a term of 30 years, the first two of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “2/28 LIB 6M - Balloon” has a term of 30 years, the first two of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 40 years term. A mortgage loan with a loan program including the term “3/27 LIB12M” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “3/27 LIB6M” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “3/27 LIB6M - Balloon” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 40 year term. A mortgage loan with a loan program including the term “5/25 LIB12M” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “5/25 LIB6M” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “5/25 LIB6M — Balloon” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 40 year term. A mortgage loan with a loan program including the term “30Y LIB6M” has a term of 30 years, and the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “7/23 LIB12M” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “7/23 LIB6M” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “5/25 CMT1Y” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year CMT. Any mortgage loan with a loan program including the term “IO” has an interest only period. A mortgage loan with a loan program of “15Y Fixed”, “20Y Fixed” or “30Y Fixed” is a fixed-rate loan with a term of 15, 20 or 30 years, respectively.

•  Principal Balances as of Origination for Statistical Group 1 Loans
Range of Mortgage Loan Principal Balances ($)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0.00 - 250,000.00	$396,829,330.79	2,803	30.29%	$141,573.08	7.739%	340	693	77.26%
250,000.01 - 300,000.00	130,075,880.98	473	9.93	275,001.86	7.113	355	691	74.77
300,000.01 - 350,000.00	133,814,310.37	412	10.21	324,792.02	7.031	356	694	75.70
350,000.01 - 400,000.00	120,421,852.90	319	9.19	377,497.97	6.945	354	701	74.51
400,000.01 - 450,000.00	102,780,182.57	242	7.85	424,711.50	6.939	355	705	74.43
450,000.01 - 500,000.00	98,160,275.50	206	7.49	476,506.19	6.889	353	705	74.86
500,000.01 - 550,000.00	64,560,946.58	123	4.93	524,885.74	6.948	356	708	74.09
550,000.01 - 600,000.00	48,888,687.06	85	3.73	575,161.02	7.135	350	699	75.05
600,000.01 - 650,000.00	52,148,987.85	83	3.98	628,301.06	6.985	358	717	72.93
650,000.01 - 700,000.00	29,783,704.24	44	2.27	676,902.37	6.966	354	712	73.81
700,000.01 - 750,000.00	23,307,801.89	32	1.78	728,368.81	7.156	359	693	73.71
750,000.01 - 800,000.00	14,027,522.53	18	1.07	779,306.81	7.255	348	701	74.07
800,000.01 - 850,000.00	13,212,506.48	16	1.01	825,781.66	6.854	358	716	73.89
850,000.01 - 900,000.00	12,296,571.86	14	0.94	878,326.56	6.924	358	701	74.18
900,000.01 - 950,000.00	10,282,500.00	11	0.78	934,772.73	7.467	358	700	75.84
950,000.01 - 1,000,000.00	26,677,262.68	27	2.04	988,046.77	7.327	358	703	68.59
1,000,000.01 - 1,050,000.00	1,031,250.00	1	0.08	1,031,250.00	6.250	353	735	75.00
1,050,000.01 - 1,150,000.00	5,575,715.25	5	0.43	1,115,143.05	7.130	358	685	74.61
1,150,000.01 - 1,200,000.00	7,185,960.93	6	0.55	1,197,660.16	6.666	329	725	59.55
1,200,000.01 - 1,300,000.00	2,523,000.00	2	0.19	1,261,500.00	6.809	357	727	75.00
1,300,000.01 - 1,400,000.00	6,725,487.63	5	0.51	1,345,097.53	6.877	358	741	70.31
1,450,000.01 - 1,750,000.00	7,690,589.82	5	0.59	1,538,117.96	6.940	358	741	61.53
1,800,000.01 or greater	2,000,000.00	1	0.15	2,000,000.00	5.750	359	713	66.67
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of origination, the average principal balance of the statistical Group 1 Loans was approximately $265,700.02.

Principal Balances as of the Cut-off Date for Statistical Group 1 Loans

Range of Mortgage Loan Principal Balances ($)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0.00 - 250,000.00	$396,829,330.79	2,803	30.29%	$141,573.08	7.739%	340	693	77.26%
250,000.01 - 300,000.00	130,075,880.98	473	9.93	275,001.86	7.113	355	691	74.77
300,000.01 - 350,000.00	133,814,310.37	412	10.21	324,792.02	7.031	356	694	75.70
350,000.01 - 400,000.00	120,821,173.20	320	9.22	377,566.17	6.944	354	701	74.46
400,000.01 - 450,000.00	102,380,862.27	241	7.82	424,816.86	6.940	355	705	74.48
450,000.01 - 500,000.00	98,160,275.50	206	7.49	476,506.19	6.889	353	705	74.86
500,000.01 - 550,000.00	64,560,946.58	123	4.93	524,885.74	6.948	356	708	74.09
550,000.01 - 600,000.00	48,888,687.06	85	3.73	575,161.02	7.135	350	699	75.05
600,000.01 - 650,000.00	52,148,987.85	83	3.98	628,301.06	6.985	358	717	72.93
650,000.01 - 700,000.00	29,783,704.24	44	2.27	676,902.37	6.966	354	712	73.81
700,000.01 - 750,000.00	23,307,801.89	32	1.78	728,368.81	7.156	359	693	73.71
750,000.01 - 800,000.00	14,027,522.53	18	1.07	779,306.81	7.255	348	701	74.07
800,000.01 - 850,000.00	13,212,506.48	16	1.01	825,781.66	6.854	358	716	73.89
850,000.01 - 900,000.00	12,296,571.86	14	0.94	878,326.56	6.924	358	701	74.18
900,000.01 - 950,000.00	10,282,500.00	11	0.78	934,772.73	7.467	358	700	75.84
950,000.01 - 1,000,000.00	26,677,262.68	27	2.04	988,046.77	7.327	358	703	68.59
1,000,000.01 - 1,050,000.00	1,031,250.00	1	0.08	1,031,250.00	6.250	353	735	75.00
1,050,000.01 - 1,150,000.00	5,575,715.25	5	0.43	1,115,143.05	7.130	358	685	74.61
1,150,000.01 - 1,200,000.00	7,185,960.93	6	0.55	1,197,660.16	6.666	329	725	59.55
1,200,000.01 - 1,300,000.00	2,523,000.00	2	0.19	1,261,500.00	6.809	357	727	75.00
1,300,000.01 - 1,400,000.00	6,725,487.63	5	0.51	1,345,097.53	6.877	358	741	70.31
1,450,000.01 - 1,750,000.00	7,690,589.82	5	0.59	1,538,117.96	6.940	358	741	61.53
1,800,000.01 or greater	2,000,000.00	1	0.15	2,000,000.00	5.750	359	713	66.67
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of the Cut-off Date, the average current principal balance of the statistical Group 1 Loans was approximately $265,558.55.

Mortgage Rates for Statistical Group 1 Loans

Range of Mortgage Rates (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
4.500 - 4.999	$180,000.00	1	0.01%	$180,000.00	4.875%	358	793	80.00%
5.000 - 5.499	4,319,227.41	11	0.33	392,657.04	5.303	358	746	68.64
5.500 - 5.999	50,006,212.67	132	3.82	378,834.94	5.780	357	723	68.35
6.000 - 6.499	147,978,935.46	404	11.30	366,284.49	6.263	354	726	70.24
6.500 - 6.999	430,739,780.47	1,362	32.88	316,255.35	6.720	357	704	72.56
7.000 - 7.499	289,706,894.48	1,061	22.12	273,050.80	7.192	356	694	75.67
7.500 - 7.999	221,327,677.71	887	16.90	249,523.88	7.673	354	687	77.66
8.000 - 8.499	72,343,201.26	322	5.52	224,668.33	8.192	353	682	78.89
8.500 - 8.999	37,865,035.24	160	2.89	236,656.47	8.686	354	686	81.12
9.000 - 9.499	11,028,601.05	37	0.84	298,070.30	9.164	329	679	79.25
9.500 - 9.999	3,864,541.80	27	0.30	143,131.18	9.679	309	674	86.81
10.000 - 10.499	2,442,093.03	20	0.19	122,104.65	10.178	258	721	93.90
10.500 - 10.999	3,758,903.85	42	0.29	89,497.71	10.726	250	710	91.69
11.000 - 11.499	3,616,259.27	41	0.28	88,201.45	11.261	192	706	95.36
11.500 - 11.999	7,098,731.14	99	0.54	71,704.35	11.762	187	688	97.04
12.000 - 12.499	6,457,911.94	90	0.49	71,754.58	12.205	184	672	97.29
12.500 - 12.999	9,960,536.92	131	0.76	76,034.63	12.700	186	646	96.31
13.000 - 13.499	2,649,468.22	42	0.20	63,082.58	13.259	178	641	97.23
13.500 - 13.999	2,964,588.33	37	0.23	80,124.01	13.678	185	637	98.74
14.000 - 14.499	958,165.64	19	0.07	50,429.77	14.166	178	650	94.56
14.500 - 14.999	591,611.92	6	0.05	98,601.99	14.682	177	650	95.76
15.000 - 15.499	141,950.10	2	0.01	70,975.05	15.285	315	635	100.00
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%
As of the Cut-off Date, the weighted average mortgage rate of the statistical Group 1 Loans was approximately 7.230% per annum.

Next Adjustment Date for Statistical Group 1 Loans

Next Adjustment Date	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$667,148,367.30	3,015	50.93%	$221,276.41	7.514%	342	695	75.08%
January 2007	840,000.00	1	0.06	840,000.00	7.500	355	702	75.00
May 2007	5,010,965.50	13	0.38	385,458.88	5.997	359	715	77.69
August 2007	172,259.87	2	0.01	86,129.94	6.096	356	751	83.45
September 2007	1,835,413.39	7	0.14	262,201.91	6.025	357	716	71.06
October 2007	7,643,203.21	20	0.58	382,160.16	6.528	358	734	67.71
November 2007	1,851,323.81	9	0.14	205,702.65	6.114	359	728	64.09
April 2008	158,835.21	1	0.01	158,835.21	8.000	352	672	66.50
August 2008	411,536.29	3	0.03	137,178.76	8.462	356	713	86.91
September 2008	2,573,371.94	9	0.20	285,930.22	8.337	357	674	91.38
October 2008	5,195,000.58	19	0.40	273,421.08	8.017	358	689	81.16
November 2008	5,396,400.17	16	0.41	337,275.01	7.745	359	706	71.47
December 2008	1,371,688.70	5	0.10	274,337.74	9.215	360	723	80.77
August 2009	387,587.65	2	0.03	193,793.83	8.397	356	772	80.00
September 2009	994,504.86	2	0.08	497,252.43	7.172	357	720	85.37
October 2009	4,864,228.37	16	0.37	304,014.27	7.393	358	692	80.03
November 2009	13,432,242.17	42	1.03	319,815.29	6.670	359	695	75.09
December 2009	1,805,000.00	4	0.14	451,250.00	5.875	360	702	62.65
April 2011	64,264.10	1	0.00	64,264.10	8.375	352	650	90.00
May 2011	1,182,457.08	2	0.09	591,228.54	6.330	353	735	75.62
June 2011	651,492.65	2	0.05	325,746.33	6.688	354	697	78.68
July 2011	13,701,020.95	37	1.05	370,297.86	6.732	355	720	72.83
August 2011	51,870,704.98	137	3.96	378,618.28	7.005	356	724	76.52
September 2011	85,336,370.52	279	6.51	305,865.13	7.012	357	718	75.72
October 2011	61,019,887.94	200	4.66	305,099.44	7.063	358	694	76.89
November 2011	239,467,529.18	696	18.28	344,062.54	6.856	359	699	74.69
December 2011	111,866,893.94	334	8.54	334,930.82	7.014	360	693	75.13
January 2012	841,000.00	3	0.06	280,333.33	6.054	360	716	50.49
October 2013	1,055,500.00	4	0.08	263,875.00	6.542	358	688	63.43
November 2013	14,374,877.55	38	1.10	378,286.25	6.591	359	706	71.96
December 2013	1,052,900.00	4	0.08	263,225.00	6.596	360	698	75.12
January 2014	692,000.00	1	0.05	692,000.00	6.125	360	695	80.00
September 2016	1,237,500.00	1	0.09	1,237,500.00	7.000	357	737	75.00
October 2016	420,000.00	1	0.03	420,000.00	7.375	358	664	70.00
November 2016	4,074,000.00	7	0.31	582,000.00	6.440	359	738	68.50
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the adjustable rate statistical Group 1 Loans was approximately 57 months.

Gross Margin for Statistical Group 1 Loans

Range of Gross Margins (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$667,148,367.30	3,015	50.93%	$221,276.41	7.514%	342	695	75.08%
2.250 - 2.499	216,745,275.79	631	16.55	343,494.89	6.908	357	719	74.44
2.500 - 2.749	9,926,279.04	34	0.76	291,949.38	6.558	359	698	72.15
2.750 - 2.999	108,474,193.11	313	8.28	346,562.92	6.937	358	706	77.77
3.000 - 3.249	225,676,850.37	680	17.23	331,877.72	6.879	359	691	73.16
3.250 - 3.499	44,689,970.56	130	3.41	343,769.00	6.842	359	703	76.96
3.500 - 3.749	14,693,613.62	52	1.12	282,569.49	7.258	358	697	78.81
3.750 - 3.999	4,040,892.20	16	0.31	252,555.76	7.885	360	682	84.54
4.000 - 4.249	2,322,402.02	10	0.18	232,240.20	7.522	358	716	84.63
4.250 - 4.499	1,419,206.59	4	0.11	354,801.65	7.604	356	680	79.26
4.500 - 4.749	1,690,569.60	6	0.13	281,761.60	7.308	358	694	77.96
4.750 - 4.999	226,550.00	1	0.02	226,550.00	9.225	359	784	94.99
5.000 - 5.249	7,758,878.08	26	0.59	298,418.39	7.733	358	685	82.08
5.250 - 5.499	1,055,715.88	3	0.08	351,905.29	8.297	357	707	93.68
5.750 - 5.999	1,557,722.04	3	0.12	519,240.68	8.234	357	665	93.38
6.250 - 6.499	1,032,000.00	3	0.08	344,000.00	9.031	360	697	87.42
6.500 - 6.749	88,350.00	1	0.01	88,350.00	7.820	358	622	95.00
6.750 - 6.999	488,500.00	2	0.04	244,250.00	8.244	358	644	81.98
7.000 - 7.249	304,000.00	1	0.02	304,000.00	7.500	359	787	80.00
7.250 - 7.499	317,322.64	1	0.02	317,322.64	8.375	359	630	80.00
8.000 - 8.249	343,669.07	1	0.03	343,669.07	9.625	358	653	80.00
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of the Cut-off Date, the weighted average Gross Margin of the adjustable rate statistical Group 1 Loans was approximately 2.797% per annum.

Maximum Mortgage Rate for Statistical Group 1 Loans

Range of Maximum Mortgage Rates (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$667,148,367.30	3,015	50.93%	$221,276.41	7.514%	342	695	75.08%
10.000 - 10.499	807,998.50	1	0.06	807,998.50	5.375	356	728	80.00
10.500 - 10.999	4,687,139.72	13	0.36	360,549.21	5.760	357	734	71.02
11.000 - 11.499	29,432,224.63	83	2.25	354,605.12	6.107	358	730	71.72
11.500 - 11.999	120,648,291.53	348	9.21	346,690.49	6.438	358	715	73.59
12.000 - 12.499	125,945,107.31	357	9.61	352,787.42	6.644	358	714	74.44
12.500 - 12.999	178,849,760.88	520	13.65	343,941.85	6.850	359	701	74.07
13.000 - 13.499	90,626,184.89	278	6.92	325,993.47	7.303	359	693	76.92
13.500 - 13.999	54,704,543.00	185	4.18	295,700.23	7.713	359	678	78.06
14.000 - 14.499	13,637,406.70	53	1.04	257,309.56	8.229	359	683	80.18
14.500 - 14.999	14,272,674.65	46	1.09	310,275.54	8.693	359	689	83.21
15.000 - 15.499	5,495,228.03	16	0.42	343,451.75	9.171	359	689	79.96
15.500 - 15.999	1,667,175.36	10	0.13	166,717.54	9.679	359	668	85.07
16.000 - 16.499	846,427.30	3	0.06	282,142.43	10.110	360	714	92.08
16.500 - 16.999	1,152,623.87	4	0.09	288,155.97	10.729	359	706	84.52
17.000 - 17.499	79,174.24	1	0.01	79,174.24	11.420	360	700	90.00
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable rate statistical Group 1 Loans was approximately 12.614% per annum.

Initial Fixed-Rate Period for Statistical Group 1 Loans

Initial Fixed Period (Months)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$667,148,367.30	3,015	50.93%	$221,276.41	7.514%	342	695	75.08%
3	840,000.00	1	0.06	840,000.00	7.500	355	702	75.00
6	5,010,965.50	13	0.38	385,458.88	5.997	359	715	77.69
12	11,502,200.28	38	0.88	302,689.48	6.374	358	731	67.90
24	15,106,832.89	53	1.15	285,034.58	8.095	358	695	79.41
36	21,483,563.05	66	1.64	325,508.53	6.821	359	698	75.73
60	566,001,621.34	1,691	43.21	334,714.15	6.941	358	703	75.26
84	17,175,277.55	47	1.31	365,431.44	6.570	359	704	71.95
120	5,731,500.00	9	0.44	636,833.33	6.629	358	732	70.01
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

Initial Rate Cap for Statistical Group 1 Loans

Initial Cap (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$667,148,367.30	3,015	50.93%	$221,276.41	7.514%	342	695	75.08%
1.000	2,978,634.16	12	0.23	248,219.51	7.513	356	703	78.74
2.000	101,318,872.78	296	7.73	342,293.49	6.978	357	729	75.82
3.000	321,380,653.60	959	24.53	335,120.60	6.941	359	693	74.45
5.000	139,756,853.44	423	10.67	330,394.45	6.888	358	708	75.73
6.000	77,416,946.63	228	5.91	339,548.01	6.917	358	705	75.81
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

Subsequent Rate Cap for Statistical Group 1 Loans

Subsequent Cap (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$667,148,367.30	3,015	50.93%	$221,276.41	7.514%	342	695	75.08%
1.000	383,015,392.31	1,135	29.24	337,458.50	6.984	359	696	74.81
2.000	259,836,568.30	783	19.83	331,847.47	6.863	358	714	75.59
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

Original Loan-to-Value Ratios* for Statistical Group 1 Loans

Range of Original Loan-to-Value Ratios (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0.00 - 10.00	$521,370.25	3	0.04%	$173,790.08	6.513%	340	688	9.37%
10.01 - 15.00	524,642.88	5	0.04	104,928.58	7.312	358	677	12.74
15.01 - 20.00	358,058.07	4	0.03	89,514.52	6.997	358	764	18.30
20.01 - 25.00	1,153,394.90	8	0.09	144,174.36	6.778	341	741	22.09
25.01 - 30.00	5,085,746.84	25	0.39	203,429.87	6.953	353	690	27.63
30.01 - 35.00	7,427,506.60	27	0.57	275,092.84	6.773	346	729	32.42
35.01 - 40.00	10,613,179.19	35	0.81	303,233.69	6.645	357	712	37.67
40.01 - 45.00	11,419,497.53	37	0.87	308,635.07	6.514	344	726	43.03
45.01 - 50.00	20,879,930.06	75	1.59	278,399.07	6.518	350	714	48.03
50.01 - 55.00	26,697,319.34	93	2.04	287,067.95	6.674	356	720	52.82
55.01 - 60.00	41,156,767.74	129	3.14	319,044.71	6.699	357	702	57.82
60.01 - 65.00	68,621,779.02	205	5.24	334,740.39	6.766	357	702	63.25
65.01 - 70.00	127,989,616.32	395	9.77	324,024.35	6.880	358	705	69.14
70.01 - 75.00	183,247,183.18	546	13.99	335,617.55	7.000	357	699	74.38
75.01 - 80.00	710,648,845.97	2,572	54.25	276,302.04	7.188	354	698	79.77
80.01 - 85.00	9,538,981.34	49	0.73	194,673.09	7.438	338	671	83.57
85.01 - 90.00	30,164,642.08	228	2.30	132,301.06	8.546	321	686	89.75
90.01 - 95.00	24,761,995.17	184	1.89	134,576.06	9.306	310	689	94.74
95.01 or greater	29,189,871.43	313	2.23	93,258.38	11.580	207	674	99.88
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

The minimum and maximum loan-to-value ratios of the statistical Group 1 Loans at origination were approximately 6.25% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the statistical Group 1 Loans at origination was approximately 75.10%.

*Combined loan-to-value ratios at origination with respect to the statistical mortgage loans secured by second liens.

Notwithstanding the foregoing table, the final pool of mortgage loans will not include any mortgage loan with a loan-to-value ratio at origination in excess of 100.00%.

Occupancy Types for Statistical Group 1 Loans

Occupancy	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
Investor	$255,424,991.33	1,293	19.50%	$197,544.46	7.559%	352	708	73.77%
Owner Occupied	1,016,237,372.48	3,488	77.58	291,352.46	7.144	350	697	75.40
Second Home	38,337,964.10	152	2.93	252,223.45	7.306	354	711	76.01
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

Occupancy type is based on the representation of the borrower at the time of origination.

Mortgage Loan Program and Documentation Type for Statistical Group 1 Loans

Document Type	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
Alternative	$432,498.33	2	0.03%	$216,249.17	6.949%	296	646	64.59%
Express No Doc	99,260,418.70	425	7.58	233,553.93	7.355	357	706	68.45
Express No Doc Verified Assets	3,743,515.04	16	0.29	233,969.69	7.287	355	718	77.66
Express Non-Verified Assets	14,580,541.35	50	1.11	291,610.83	7.347	353	694	64.39
Express Verified Assets	151,416,404.53	565	11.56	267,993.64	7.380	354	696	77.75
FISA	2,884,164.08	18	0.22	160,231.34	7.238	358	680	69.60
Full	166,201,119.19	603	12.69	275,623.75	6.719	355	712	74.60
NINA	1,796,670.87	8	0.14	224,583.86	7.614	358	655	66.13
SISA	113,055,601.52	424	8.63	266,640.57	7.180	357	696	74.20
Stated	756,629,394.30	2,822	57.76	268,118.14	7.300	347	697	75.93
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

See “—Underwriting Criteria” below for a detailed description of the Sponsor’s loan programs and documentation requirements.

Risk Categories for Statistical Group 1 Loans(1)(2)

Credit Grade Category	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
ALTB,A	$3,230,328.16	46	0.25%	$70,224.53	12.466%	178	653	99.22%
ALTB,A-	99,890.90	2	0.01	49,945.45	13.080	176	633	96.00
A	683,412.44	9	0.05	75,934.72	12.196	358	658	96.34
A+	499,136.19	6	0.04	83,189.37	11.278	312	748	95.94
A1	258,633.95	3	0.02	86,211.32	14.271	266	636	98.20
ADAPT0	173,168,005.63	528	13.22	327,969.71	6.904	351	725	75.09
ADAPT1	56,695,262.88	231	4.33	245,434.04	7.397	342	695	75.52
ADAPT2	19,987,259.56	81	1.53	246,756.29	7.562	330	639	72.93
ADAPT3	266,055.00	4	0.02	66,513.75	8.421	358	605	68.46
EXPRESS1	87,850,704.07	380	6.71	231,186.06	7.349	357	720	76.28
EXPRESS1+	32,947,650.63	105	2.52	313,787.15	7.071	357	732	70.78
EXPRESS2	60,763,115.96	227	4.64	267,678.92	7.413	358	655	74.30
EXPRESS3	1,510,456.78	6	0.12	251,742.80	7.831	354	612	70.74
EXPRESS4	184,816.30	1	0.01	184,816.30	8.500	310	593	79.67
EXPRESS6	244,952.31	2	0.02	122,476.16	11.521	360	518	49.64
PROA1	501,776.72	1	0.04	501,776.72	6.699	352	715	75.00
SERIES0	512,317,237.85	1,752	39.11	292,418.51	6.975	353	728	73.89
SERIES1	243,036,623.38	1,035	18.55	234,817.99	7.513	346	660	77.08
SERIES2	109,384,636.23	483	8.35	226,469.23	7.748	346	631	76.72
SERIES3	6,150,604.31	29	0.47	212,089.80	7.520	359	611	71.12
SERIES4	149,803.09	1	0.01	149,803.09	8.125	358	577	60.00
SERIES5	69,965.57	1	0.01	69,965.57	9.500	360	549	59.89
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%
_________________
(1) All of these statistical Group 1 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of ALT B/A, A, A+, A-, B and CX correspond to Progressive Series I+, I and II, III and III+ and IV respectively.

(2) These statistical Group 1 Loans were originated under the Sponsor’s Progressive Express™ Program. The underwriting for these statistical Group 1 Loans is generally based on the borrower’s “Credit Score” score and therefore these statistical Group 1 Loans do not correspond to the alphabetical risk categories listed above. Each mortgage loan originated pursuant to the Express Priority Refi™ Program has been placed in either Progressive Express™ Program II or III.

See “—Underwriting Criteria” below for a description of the Sponsor’s risk categories.

Property Types for Statistical Group 1 Loans

Property Type	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
2 Family	$63,145,414.18	232	4.82%	$272,178.51	7.543%	351	694	74.52%
3 Family	36,410,510.44	112	2.78	325,093.84	7.784	343	699	74.33
4 Family	31,194,546.94	89	2.38	350,500.53	7.862	341	707	73.40
2-4 Family Unit	3,940,062.43	7	0.30	562,866.06	6.379	358	736	69.85
Condominium	109,525,946.91	500	8.36	219,051.89	7.279	350	702	77.19
Condotel	1,905,801.82	6	0.15	317,633.64	7.034	359	739	63.43
Deminimis Planned Unit Development	68,707,747.89	267	5.24	257,332.39	7.414	343	701	76.36
Hi-Rise	15,409,896.70	48	1.18	321,039.51	7.470	349	709	74.31
Planned Unit Development	153,748,027.64	548	11.74	280,562.09	7.141	356	701	76.37
Single Family Residence	822,047,018.72	3,105	62.75	264,749.44	7.152	350	698	74.69
Townhouse	3,965,354.24	19	0.30	208,702.85	7.144	355	686	75.24
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

Geographic Distribution of Mortgaged Properties for Statistical Group 1 Loans*

Geographic Distribution	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
California	$570,143,434.41	1,607	43.52%	$354,787.45	6.921%	348	706	73.15%
Florida	137,613,519.20	669	10.50	205,700.33	7.715	349	693	77.25
New York	60,093,453.65	170	4.59	353,490.90	7.625	348	696	75.08
Arizona	59,705,403.82	256	4.56	233,224.23	7.281	355	699	76.08
Illinois	44,991,337.12	205	3.43	219,469.94	7.662	350	693	75.48
New Jersey	38,367,135.19	131	2.93	292,878.89	7.684	352	689	75.37
Maryland	34,926,529.42	157	2.67	222,461.97	7.409	350	678	77.77
Virginia	32,020,008.43	128	2.44	250,156.32	7.197	352	698	77.54
Washington	29,492,088.25	105	2.25	280,877.03	7.054	355	699	75.73
Colorado	27,527,535.25	125	2.10	220,220.28	7.286	353	705	75.65
Other	275,119,883.17	1,380	21.00	199,362.23	7.390	355	695	77.03
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%
*No more than approximately 0.34% of the statistical Group 1 Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.

Debt-to-Income Ratio for Statistical Group 1 Loans

Range of Debt-to- Income Ration (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0.00 - 5.00	$273,032,083.35	1,065	20.84%	$256,368.15	7.377%	355	700	73.71%
5.01 - 10.00	3,454,196.26	14	0.26	246,728.30	7.412	359	723	62.56
10.01 - 15.00	6,812,674.28	27	0.52	252,321.27	7.083	356	706	72.46
15.01 - 20.00	14,634,385.70	56	1.12	261,328.32	6.888	342	718	71.21
20.01 - 25.00	30,774,399.46	144	2.35	213,711.11	7.163	347	709	72.14
25.01 - 30.00	71,351,122.80	283	5.45	252,124.11	7.109	351	698	72.56
30.01 - 35.00	139,600,781.40	554	10.66	251,986.97	7.061	353	704	74.26
35.01 - 40.00	235,912,676.65	872	18.01	270,542.06	7.146	351	703	75.12
40.01 - 45.00	351,514,923.60	1,233	26.83	285,089.15	7.204	348	696	76.82
45.01 - 50.00	168,566,254.93	639	12.87	263,796.96	7.419	344	694	77.11
50.01 - 55.00	12,784,601.36	41	0.98	311,819.55	6.930	346	696	70.73
55.01 or greater	1,562,228.12	5	0.12	312,445.62	7.265	359	685	73.52
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of the Cut-off Date, the non-zero weighted average debt-to-income ratio of the statistical Group 1 Loans was approximately 38.76% per annum.

Prepayment Penalty for Statistical Group 1 Loans

Prepayment Penalty Term	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
No Prepay	$777,951,047.72	2,886	59.39%	$269,560.31	7.237%	353	703	75.18%
6 Month	4,516,439.84	14	0.34	322,602.85	7.602	357	703	80.62
1 Year	132,881,489.41	477	10.14	278,577.55	7.324	347	693	74.53
2 Year	59,788,622.50	254	4.56	235,388.28	7.557	343	684	74.97
3 Year	313,081,088.88	1,208	23.90	259,173.09	7.121	346	697	75.16
5 Year	21,781,639.56	94	1.66	231,719.57	6.973	353	686	74.05
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

Months Remaining to Scheduled Maturity for Statistical Group 1 Loans

Range of Months Remaining	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
121 - 180	$58,108,392.16	575	4.44%	$101,058.07	10.499%	178	677	88.75%
181 - 240	685,709.53	7	0.05	97,958.50	8.854	237	701	75.38
241 - 360	1,251,206,226.22	4,351	95.51	287,567.51	7.077	358	700	74.47
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of the Cut-off Date, the weighted average months remaining to scheduled maturity of the statistical Group 1 Loans was approximately 350 months.

Credit Scores for Statistical Group 1 Loans

Range of Credit Scores	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
N/A	$788,814.46	3	0.06%	$262,938.15	7.497%	360	N/A	60.27%
501 - 520	125,000.00	1	0.01	125,000.00	12.500	360	513	39.69
521 - 540	119,952.31	1	0.01	119,952.31	10.500	359	524	60.00
541 - 560	69,965.57	1	0.01	69,965.57	9.500	360	549	59.89
561 - 580	149,803.09	1	0.01	149,803.09	8.125	358	577	60.00
581 - 600	1,409,583.56	11	0.11	128,143.96	8.258	330	595	76.54
601 - 620	14,169,932.59	63	1.08	224,919.56	7.577	352	614	72.41
621 - 640	130,356,292.27	576	9.95	226,313.01	7.828	342	631	77.65
641 - 660	165,762,350.18	715	12.65	231,835.45	7.566	342	651	75.70
661 - 680	168,149,968.47	679	12.84	247,643.55	7.385	350	670	76.73
681 - 700	238,420,326.67	840	18.20	283,833.72	7.148	353	690	75.33
701 - 720	168,552,804.19	597	12.87	282,333.01	7.033	354	710	74.78
721 - 740	143,032,724.52	513	10.92	278,816.23	7.070	352	730	75.59
741 - 760	109,702,853.51	371	8.37	295,695.02	7.019	353	751	73.88
761 - 780	91,151,277.73	294	6.96	310,038.36	6.861	356	770	73.02
781 - 800	57,917,958.98	201	4.42	288,149.05	6.796	351	789	71.18
801 or greater	20,120,719.81	66	1.54	304,859.39	6.703	358	809	66.86
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of the Cut-off Date, the non-zero weighted average credit score of the statistical Group 1 Loans for which credit scores are available was approximately 699.

Range of Months to Roll for Statistical Group 1 Loans

Number of Months	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$667,148,367.30	3,015	50.93%	$221,276.41	7.514%	342	695	75.08%
0 - 12	17,353,165.78	52	1.32	333,714.73	6.320	358	725	71.07
13 - 18	158,835.21	1	0.01	158,835.21	8.000	352	672	66.50
19 - 24	14,947,997.68	52	1.14	287,461.49	8.096	358	696	79.54
32 - 49	21,483,563.05	66	1.64	325,508.53	6.821	359	698	75.73
50 - 55	15,599,234.78	42	1.19	371,410.35	6.706	355	720	73.36
56 - 79	550,402,386.56	1,649	42.02	333,779.49	6.948	359	703	75.32
80 or greater	22,906,777.55	56	1.75	409,049.60	6.585	359	711	71.47
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

As of the Cut-off Date, the weighted average months to roll of the adjustable rate statistical Group 1 Loans was approximately 57 months.

Loan Purposes for Statistical Group 1 Loans

Loan Purpose	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
Cash Out Refinance	$489,594,034.79	1,797	37.37%	$272,450.77	7.116%	352	692	71.07%
Purchase	612,366,908.46	2,429	46.75	252,106.59	7.452	347	705	79.36
Rate/Term Refinance	208,039,384.66	707	15.88	294,256.56	6.842	355	701	72.05
TOTAL	$1,310,000,327.91	4,933	100.00%	$265,558.55	7.230%	350	699	75.10%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Loan Group 2

The statistical Group 2 Loans had an aggregate principal balance as of the Cut-off Date of approximately $411,896,390, after application of scheduled payments due on or before the Cut-off Date, whether or not received. Approximately 0.69% of the statistical Group 2 Loans have fixed rates and are secured by first liens on the related mortgaged property. Approximately 99.31% of the statistical Group 2 Loans have adjustable rates and are secured by first liens on the related mortgaged property.

The average principal balance of the statistical Group 2 Loans at origination was approximately $1,097,594. No statistical Group 2 Loan had a principal balance at origination of less than approximately $233,200 or greater than approximately $9,750,000. The average principal balance of the statistical Group 2 Loans as of the Cut-off Date was approximately $1,095,469. No statistical Group 2 Loan had a principal balance as of the Cut-off Date of less than approximately $232,814 or greater than approximately $9,750,000.

As of the Cut-off Date, the statistical Group 2 Loans had mortgage rates ranging from approximately 6.150% per annum to approximately 9.800% per annum and the weighted average mortgage rate was approximately 6.958% per annum. The weighted average remaining term to stated maturity of the statistical Group 2 Loans was approximately 334 months as of the Cut-off Date. None of the statistical Group 2 Loans will have a first Due Date prior to February 1, 2006 or after December 1, 2006, or will have a remaining term to maturity of less than 119 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any statistical Group 2 Loan is November 1, 2036.
Approximately 4.17% and 15.78% of the statistical Group 2 Loans have initial interest only periods of three and five years, respectively.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. At origination, the weighted average of the loan-to-value ratios of the statistical Group 2 Loans was approximately 65.54%. At origination, no loan-to-value ratio of any statistical Group 2 Loan was greater than approximately 81.64% or less than approximately 22.73%.

None of the statistical Group 2 Loans are buydown mortgage loans.

None of the Group 2 Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

Substantially all of the statistical Group 2 Loans will not have reached their first adjustment date as of the Closing Date.

All of the statistical Group 2 Loans provide for prepayment charges.

The statistical Group 2 Loans had debt service coverage ratios as of the Cut-off Date of at least approximately 0.70x but not more than approximately 3.78x, with a weighted average debt service coverage ratio of approximately 1.19x. The statistical Group 2 Loans had occupancy rates, determined as of the most recent date information was available, ranging from approximately 63.75% to approximately 100.00%, with a weighted average occupancy rate at origination of approximately 97.00%.

All of the Group 2 Loans will accrue interest on an actual number of days in the prior calendar month and a year consisting of 360 days. As a result, the portion of the scheduled monthly payment in respect of interest received on the Group 2 Loans will be greater if the prior calendar month has 31 days, and will be reduced if the prior calendar month is February. However, all of the Group 2 Loans will be treated as if they paid interest on a 360 day year consisting of twelve 30 day months.

None of the Group 2 Loans are cross collateralized with other multifamily loans. None of the Group 2 Loans involve borrowers that are bankruptcy remote special purpose entities. As a result, defaults and losses could occur for reasons unrelated to the financial condition or operation of the related mortgaged property.

See “The Mortgage Pool — Multifamily Loans” in this prospectus supplement for additional information about the multifamily loans. See “Pooling and Servicing Agreement — Servicing of Multifamily Loans” in this prospectus supplement for a discussion of the servicing of multifamily loans.

Set forth below is a description of certain additional characteristics of the statistical Group 2 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the statistical Group 2 Loans are approximate percentages by aggregate principal balance of the mortgage loans in Loan Group 2 as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

Mortgage Loan Programs for Statistical Group 2 Loans (1)

Loan Programs	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
10/20 LIB 6M	$62,868,613.51	59	15.26%	$1,065,569.72	6.819%	357	743	67.24%
10/5 LIB 6M - 20/15 Balloon	601,890.81	1	0.15	601,890.81	7.350	179	704	46.39
10/5 LIB 6M - 30/15 Balloon	36,638,067.72	25	8.89	1,465,522.71	7.053	177	713	60.12
10/20 LIB 6M - 40/30 Balloon	2,835,753.68	4	0.69	708,938.42	6.750	355	697	80.00
10/20 LIB 6M - IO	4,555,000.00	3	1.11	1,518,333.33	6.616	358	724	74.88
10/20 MTA 6M	17,257,964.34	23	4.19	750,346.28	6.591	358	733	51.86
10/20 MTA 6M - 40/30 Balloon	3,908,066.55	3	0.95	1,302,688.85	6.435	359	712	63.95
10YR FIXED - 25/10 Balloon	2,406,843.98	1	0.58	2,406,843.98	6.625	119	674	50.00
10YR FIXED - 30/10 Balloon	424,642.95	1	0.10	424,642.95	6.875	119	740	67.47
3/27 LIB 6M	36,057,691.24	53	8.75	680,333.80	7.583	356	718	69.54
3/27 LIB 6M - 30/15 Balloon	328,856.33	1	0.08	328,856.33	7.100	175	674	55.00
3/27 LIB 6M - 40/30 Balloon	430,818.94	1	0.10	430,818.94	6.650	359	727	52.57
3/27 LIB 6M - IO	10,206,500.00	2	2.48	5,103,250.00	7.027	358	706	64.41
3/27 MTA 6M	8,781,479.30	5	2.13	1,756,295.86	6.520	357	712	65.42
3/27 MTA 6M - 40/30 Balloon	2,321,688.85	3	0.56	773,896.28	6.528	358	682	63.04
3/27 MTA 6M - IO	2,419,000.00	2	0.59	1,209,500.00	6.679	357	733	60.23
5/25 LIB 6M	73,661,335.39	82	17.88	898,308.97	7.189	357	717	70.37
5/5 LIB 6M - 30/10 Balloon	734,437.93	1	0.18	734,437.93	7.350	119	664	49.00
5/10 LIB 6M - 30/15 Balloon	10,252,104.41	12	2.49	854,342.03	7.348	177	737	46.42
5/25 LIB 6M - 40/30 Balloon	15,910,867.89	8	3.86	1,988,858.49	7.045	357	745	72.28
5/25 LIB 6M - IO	55,447,941.73	36	13.46	1,540,220.60	6.839	357	742	66.77
5/25 MTA 6M	14,121,594.01	14	3.43	1,008,685.29	6.651	358	726	57.93
5/25 MTA 6M - 40/30 Balloon	11,085,232.84	10	2.69	1,108,523.28	6.565	358	725	67.84
5/25 MTA 6M - IO	9,559,000.00	5	2.32	1,911,800.00	6.574	357	746	61.92
30YR MTA 6M	3,129,473.23	1	0.76	3,129,473.23	6.250	354	684	57.28
7/23 LIB 6M	17,520,698.63	12	4.25	1,460,058.22	6.985	357	743	70.24
7/23 MTA 6M	5,682,021.20	7	1.38	811,717.31	6.586	357	738	53.88
7/23 MTA 6M - 40/30 Balloon	2,748,804.07	1	0.67	2,748,804.07	6.525	359	684	65.02
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

____________
(1)  A mortgage loan with a loan program including the term “10/20 LIB 6M” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “10/5 LIB6M - 20/15 Balloon” has a term of 15 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 20 year term. A mortgage loan with a loan program including the term “10/5 LIB6M - 30/15Balloon” has a term of 15 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 30 year term. A mortgage loan with a loan program including the term “10/20 LIB6M - 40/30 Balloon” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 40 year term. A mortgage loan with a loan program including the term “10/20 MTA6M” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month MTA. A mortgage loan with a loan program including the term “10/20 MTA6M - 40/30 Balloon” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month MTA, and amortizes over a 40 year term. A mortgage loan with a loan program including the term “10YR FIXED - 25/10 Balloon” has a mortgage rate that is fixed for the entire term of 10 years and amortizes over a 25 year term. A mortgage loan with a loan program including the term “10YR FIXED - 30/10 Balloon” has a mortgage rate that is fixed for the entire term of 10 years and amortizes over a 30 year term. A mortgage loan with a loan program including the term “3/27 LIB 6M” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “3/27 LIB6M - 30/15 Balloon” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 30 year term. A mortgage loan with a loan program including the term “3/27 LIB6M - 40/30 Balloon” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 40 year term. A mortgage loan with a loan program including the term “3/27 MTA6M” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month MTA. A mortgage loan with a loan program including the term “3/27 MTA6M - 40/30 Balloon” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate semi-annually based on the value of Six-Month MTA, and amortizes over a 40 year term. A mortgage loan with a loan program including the term “5/25 MTA6M” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month MTA. A mortgage loan with a loan program including the term “5/25 LIB 6M” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “5/5 LIB6M - 30/10 Balloon” has a term of 10 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 30 year term. A mortgage loan with a loan program including the term “5/10 LIB6M - 30/15 Balloon” has a term of 15 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 30 year term. A mortgage loan with a loan program including the term “5/25 LIB6M - 40/30 Balloon” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR, and amortizes over a 40 year term. A mortgage loan with a loan program including the term “5/25 MTA6M -40/30 Balloon” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month MTA, and amortizes over a 40 year term. A mortgage loan with a loan program including the term “30YR MTA6M” has a term of 30 years, in which the mortgage rate adjusts semi-annually based on the value of Six-Month MTA. A mortgage loan with a loan program including the term “7/23 LIB 6M” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “7/23 MTA6M” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month MTA. A mortgage loan with a loan program including the term “7/23 YR MTA6M - 40/30 Balloon” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month MTA, and amortizes over a 40 year term. Any mortgage loan with a loan program including the term “IO” has an interest only period.

Principal Balances as of Origination for Statistical Group 2 Loans

Range of Mortgage Loan Principal Balances ($)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0.00 - 250,000.00	$717,347.98	3	0.17%	$239,115.99	8.153%	358	746	74.00%
250,000.01 - 300,000.00	4,203,184.94	15	1.02	280,212.33	7.962	344	748	69.34
300,000.01 - 350,000.00	4,303,928.24	13	1.04	331,071.40	7.888	343	702	64.79
350,000.01 - 400,000.00	6,142,029.32	16	1.49	383,876.83	8.062	356	733	67.28
400,000.01 - 450,000.00	6,906,080.98	16	1.68	431,630.06	7.474	330	747	64.83
450,000.01 - 500,000.00	17,623,528.28	36	4.28	489,542.45	7.164	337	732	58.37
500,000.01 - 550,000.00	13,091,125.74	25	3.18	523,645.03	7.216	335	743	60.48
550,000.01 - 600,000.00	9,752,279.51	17	2.37	573,663.50	7.070	357	729	67.14
600,000.01 - 650,000.00	13,842,677.83	22	3.36	629,212.63	7.253	332	729	66.10
650,000.01 - 700,000.00	8,112,124.43	12	1.97	676,010.37	7.036	342	752	65.15
700,000.01 - 750,000.00	12,269,656.73	17	2.98	721,744.51	7.209	321	730	62.41
750,000.01 - 800,000.00	13,355,698.08	17	3.24	785,629.30	6.916	325	731	65.74
800,000.01 - 850,000.00	10,064,027.67	12	2.44	838,668.97	6.968	357	729	60.81
850,000.01 - 900,000.00	19,381,240.67	22	4.71	880,965.49	7.131	332	721	63.04
900,000.01 - 950,000.00	4,609,534.31	5	1.12	921,906.86	6.578	358	726	73.65
950,000.01 - 1,000,000.00	12,742,662.48	13	3.09	980,204.81	6.863	301	729	58.43
1,000,000.01 - 1,050,000.00	3,062,453.74	3	0.74	1,020,817.91	6.899	298	699	55.31
1,050,000.01 - 1,150,000.00	12,135,856.16	11	2.95	1,103,259.65	6.720	342	719	63.09
1,150,000.01 - 1,200,000.00	1,168,078.97	1	0.28	1,168,078.97	7.200	359	609	70.00
1,200,000.01 - 1,300,000.00	17,510,147.14	14	4.25	1,250,724.80	6.911	344	721	66.35
1,300,000.01 - 1,400,000.00	13,517,207.63	10	3.28	1,351,720.76	6.757	338	738	59.10
1,400,000.01 - 1,450,000.00	7,043,303.20	5	1.71	1,408,660.64	6.882	357	731	70.88
1,450,000.01 - 1,750,000.00	20,729,009.81	13	5.03	1,594,539.22	7.014	329	727	64.39
1,750,000.01 - 1,800,000.00	5,368,116.73	3	1.30	1,789,372.24	6.875	357	716	72.48
1,800,000.01 or greater	174,245,088.96	55	42.30	3,168,092.53	6.791	330	726	67.90
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of origination, the average principal balance of the statistical Group 2 Loans was approximately $1,097,594.34.

Principal Balances as of the Cut-off Date for Statistical Group 2 Loans

Range of Mortgage Loan Principal Balances ($)	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0.00 - 250,000.00	$717,347.98	3	0.17%	$239,115.99	8.153%	358	746	74.00%
250,000.01 - 300,000.00	4,203,184.94	15	1.02	280,212.33	7.962	344	748	69.34
300,000.01 - 350,000.00	4,303,928.24	13	1.04	331,071.40	7.888	343	702	64.79
350,000.01 - 400,000.00	6,142,029.32	16	1.49	383,876.83	8.062	356	733	67.28
400,000.01 - 450,000.00	6,906,080.98	16	1.68	431,630.06	7.474	330	747	64.83
450,000.01 - 500,000.00	17,623,528.28	36	4.28	489,542.45	7.164	337	732	58.37
500,000.01 - 550,000.00	13,091,125.74	25	3.18	523,645.03	7.216	335	743	60.48
550,000.01 - 600,000.00	9,752,279.51	17	2.37	573,663.50	7.070	357	729	67.14
600,000.01 - 650,000.00	13,842,677.83	22	3.36	629,212.63	7.253	332	729	66.10
650,000.01 - 700,000.00	8,112,124.43	12	1.97	676,010.37	7.036	342	752	65.15
700,000.01 - 750,000.00	12,269,656.73	17	2.98	721,744.51	7.209	321	730	62.41
750,000.01 - 800,000.00	13,355,698.08	17	3.24	785,629.30	6.916	325	731	65.74
800,000.01 - 850,000.00	10,064,027.67	12	2.44	838,668.97	6.968	357	729	60.81
850,000.01 - 900,000.00	19,381,240.67	22	4.71	880,965.49	7.131	332	721	63.04
900,000.01 - 950,000.00	4,609,534.31	5	1.12	921,906.86	6.578	358	726	73.65
950,000.01 - 1,000,000.00	12,742,662.48	13	3.09	980,204.81	6.863	301	729	58.43
1,000,000.01 - 1,050,000.00	3,062,453.74	3	0.74	1,020,817.91	6.899	298	699	55.31
1,050,000.01 - 1,150,000.00	12,135,856.16	11	2.95	1,103,259.65	6.720	342	719	63.09
1,150,000.01 - 1,200,000.00	1,168,078.97	1	0.28	1,168,078.97	7.200	359	609	70.00
1,200,000.01 - 1,300,000.00	17,510,147.14	14	4.25	1,250,724.80	6.911	344	721	66.35
1,300,000.01 - 1,400,000.00	14,858,369.01	11	3.61	1,350,760.82	6.792	339	734	60.99
1,400,000.01 - 1,450,000.00	7,149,077.69	5	1.74	1,429,815.54	6.871	321	747	63.47
1,450,000.01 - 1,750,000.00	19,282,073.94	12	4.68	1,606,839.50	7.009	341	724	66.02
1,750,000.01 - 1,800,000.00	5,368,116.73	3	1.30	1,789,372.24	6.875	357	716	72.48
1,800,000.01 or greater	174,245,088.96	55	42.30	3,168,092.53	6.791	330	726	67.90
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the average current principal balance of the statistical Group 2 Loans was approximately $1,095,469.12.

Mortgage Rates for Statistical Group 2 Loans

Range of Mortgage Rates (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
6.000 - 6.499	$51,022,640.82	34	12.39%	$1,500,665.91	6.370%	358	725	64.34%
6.500 - 6.999	194,989,772.55	148	47.34	1,317,498.46	6.744	346	736	65.36
7.000 - 7.499	115,436,046.87	101	28.03	1,142,931.16	7.160	302	714	65.63
7.500 - 7.999	33,039,737.62	54	8.02	611,846.99	7.673	326	726	65.97
8.000 - 8.499	11,569,159.81	25	2.81	462,766.39	8.155	356	740	69.40
8.500 - 8.999	5,472,514.83	13	1.33	420,962.68	8.739	356	705	71.89
9.500 - 9.999	366,517.03	1	0.09	366,517.03	9.800	356	679	51.33
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the weighted average mortgage rate of the statistical Group 2 Loans was approximately 6.958% per annum.

Next Adjustment Date for Statistical Group 2 Loans

Next Adjustment Date	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$2,831,486.93	2	0.69%	$1,415,743.47	6.662%	119	684	52.62%
June 2007	3,129,473.23	1	0.76	3,129,473.23	6.250	354	684	57.28
January 2009	1,981,027.73	1	0.48	1,981,027.73	6.500	349	684	66.67
May 2009	448,336.29	1	0.11	448,336.29	8.175	353	715	55.56
June 2009	3,972,624.94	6	0.96	662,104.16	7.383	354	740	71.65
July 2009	10,423,928.33	13	2.53	801,840.64	7.406	349	722	67.05
August 2009	5,995,619.94	12	1.46	499,635.00	8.269	356	711	72.39
September 2009	7,835,658.00	14	1.90	559,689.86	7.533	357	716	64.20
October 2009	23,675,243.66	11	5.75	2,152,294.88	6.867	358	703	67.41
November 2009	6,213,595.77	9	1.51	690,399.53	7.188	359	738	64.14
May 2011	1,349,057.99	2	0.33	674,529.00	8.061	353	751	71.89
June 2011	6,053,117.61	8	1.47	756,639.70	7.054	354	712	69.85
July 2011	41,934,555.33	32	10.18	1,310,454.85	7.066	349	741	67.34
August 2011	38,427,650.95	30	9.33	1,280,921.70	7.058	346	732	68.92
September 2011	23,311,058.39	22	5.66	1,059,593.56	7.074	333	726	63.84
October 2011	38,978,694.97	36	9.46	1,082,741.53	6.926	346	734	69.16
November 2011	40,718,378.96	38	9.89	1,071,536.29	6.756	350	718	62.23
June 2013	3,105,941.86	1	0.75	3,105,941.86	6.900	354	761	80.00
July 2013	712,295.02	1	0.17	712,295.02	6.750	355	794	45.12
August 2013	3,465,559.52	2	0.84	1,732,779.76	7.294	356	667	70.77
September 2013	3,790,871.42	5	0.92	758,174.28	6.780	357	726	55.43
October 2013	6,607,855.70	9	1.60	734,206.19	6.901	358	741	58.61
November 2013	8,269,000.38	2	2.01	4,134,500.19	6.642	359	749	71.63
June 2016	6,709,726.68	3	1.63	2,236,575.56	6.778	354	732	63.96
July 2016	22,141,997.25	21	5.38	1,054,380.82	7.093	292	741	66.41
August 2016	18,005,048.87	19	4.37	947,634.15	6.991	305	704	63.13
September 2016	25,360,960.85	19	6.16	1,334,787.41	6.982	238	719	64.98
October 2016	26,407,902.45	27	6.41	978,070.46	6.807	310	738	59.80
November 2016	30,039,720.51	29	7.29	1,035,852.43	6.474	355	741	63.49
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%
As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the adjustable rate statistical Group 2 Loans was approximately 73 months.

Gross Margin for Statistical Group 2 Loans

Range of Gross Margins (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$2,831,486.93	2	0.69%	$1,415,743.47	6.662%	119	684	52.62%
2.250 - 2.499	57,545,377.34	54	13.97	1,065,655.14	6.566	357	738	55.84
2.500 - 2.749	191,488,439.71	139	46.49	1,377,614.67	6.871	357	731	68.89
2.750 - 2.999	93,029,862.79	87	22.59	1,069,308.77	6.972	324	722	65.66
3.000 - 3.249	60,823,217.27	79	14.77	769,914.14	7.447	263	722	64.91
3.250 - 3.499	4,032,258.50	11	0.98	366,568.95	8.140	344	704	62.53
3.500 - 3.749	2,145,746.99	4	0.52	536,436.75	8.901	356	666	62.72
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the weighted average Gross Margin of the adjustable rate statistical Group 2 Loans was approximately 2.646% per annum.

Maximum Mortgage Rate for Statistical Group 2 Loans

Range of Maximum Mortgage Rates (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$2,831,486.93	2	0.69%	$1,415,743.47	6.662%	119	684	52.62%
11.000 - 11.499	3,129,473.23	1	0.76	3,129,473.23	6.250	354	684	57.28
12.000 - 12.499	47,893,167.59	33	11.63	1,451,308.11	6.378	359	728	64.80
12.500 - 12.999	192,158,285.62	146	46.65	1,316,152.64	6.745	349	737	65.54
13.000 - 13.499	115,436,046.87	101	28.03	1,142,931.16	7.160	302	714	65.63
13.500 - 13.999	33,039,737.62	54	8.02	611,846.99	7.673	326	726	65.97
14.000 - 14.499	11,569,159.81	25	2.81	462,766.39	8.155	356	740	69.40
14.500 - 14.999	5,472,514.83	13	1.33	420,962.68	8.739	356	705	71.89
15.500 - 15.999	366,517.03	1	0.09	366,517.03	9.800	356	679	51.33
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the adjustable rate statistical Group 2 Loans was approximately 12.952% per annum.

Initial Fixed-Rate Period for Statistical Group 2 Loans

Initial Fixed Period (Months)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$2,831,486.93	2	0.69%	$1,415,743.47	6.662%	119	684	52.62%
6	3,129,473.23	1	0.76	3,129,473.23	6.250	354	684	57.28
36	60,546,034.66	67	14.70	903,672.16	7.249	356	714	67.26
60	190,772,514.20	168	46.32	1,135,550.68	6.977	346	730	66.62
84	25,951,523.90	20	6.30	1,297,576.20	6.849	357	735	66.11
120	128,665,356.61	118	31.24	1,090,384.38	6.837	305	730	63.50
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

Initial Rate Cap for Statistical Group 2 Loans

Initial Cap (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$2,831,486.93	2	0.69%	$1,415,743.47	6.662%	119	684	52.62%
1.000	6,614,371.38	3	1.61	2,204,790.46	6.427	354	691	64.28
3.000	402,450,531.22	371	97.71	1,084,772.32	6.969	335	728	65.65
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

Subsequent Rate Cap for Statistical Group 2 Loans

Subsequent Cap (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$2,831,486.93	2	0.69%	$1,415,743.47	6.662%	119	684	52.62%
1.000	409,064,902.60	374	99.31	1,093,756.42	6.960	335	728	65.63
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

Original Loan-to-Value Ratios for Statistical Group 2 Loans

Range of Original Loan to Value Ratios (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
20.01 - 25.00	$1,156,606.07	2	0.28%	$578,303.04	6.815%	279	797	23.71%
25.01 - 30.00	2,846,575.61	3	0.69	948,858.54	7.115	295	754	28.20
30.01 - 35.00	3,532,284.81	4	0.86	883,071.20	7.058	261	720	33.30
35.01 - 40.00	4,862,335.48	8	1.18	607,791.94	6.977	320	746	38.57
40.01 - 45.00	13,453,429.93	12	3.27	1,121,119.16	7.094	256	754	43.31
45.01 - 50.00	22,429,683.00	27	5.45	830,729.00	6.961	274	722	48.04
50.01 - 55.00	27,201,258.27	31	6.60	877,459.94	6.920	355	734	52.96
55.01 - 60.00	36,921,353.06	35	8.96	1,054,895.80	6.730	338	732	57.83
60.01 - 65.00	58,143,973.43	44	14.12	1,321,453.94	6.845	321	716	63.51
65.01 - 70.00	78,000,350.24	70	18.94	1,114,290.72	6.956	339	715	67.80
70.01 - 75.00	95,211,752.07	75	23.12	1,269,490.03	6.982	345	738	73.02
75.01 - 80.00	67,738,284.72	64	16.45	1,058,410.70	7.119	356	724	79.46
80.01 - 85.00	398,502.84	1	0.10	398,502.84	7.650	354	804	81.64
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

The minimum and maximum loan-to-value ratios of the statistical Group 2 Loans at origination were approximately 22.73% and 81.64%, respectively, and the weighted average of the loan-to-value ratios of the statistical Group 2 Loans at origination was approximately 65.54%.

Occupancy Types for Statistical Group 2 Loans

Occupancy	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
Investor	$410,757,400.24	375	99.72%	$1,095,353.07	6.959%	334	728	65.63%
Owner Occupied	1,138,989.29	1	0.28	1,138,989.29	6.600	359	724	34.55
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

Occupancy type is based on the representation of the borrower at the time of origination.

Mortgage Loan Program and Documentation Type for Statistical Group 2 Loans

Document Type	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
Express Non-Verified Assets	$398,502.84	1	0.10%	$398,502.84	7.650%	354	804	81.64%
Full	379,437,046.17	310	92.12	1,223,990.47	6.870	332	727	65.39
SISA	1,377,172.59	2	0.33	688,586.30	7.417	357	754	31.19
Stated	30,683,667.93	63	7.45	487,042.35	8.008	357	731	68.76
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

See “—Underwriting Criteria” below for a detailed description of the Sponsor’s loan programs and documentation requirements.

Risk Categories for Statistical Group 2 Loans(1)(2)

Credit Grade Category	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
ICCC1	$406,662,484.55	364	98.73%	$1,117,204.63	6.940%	334	728	65.53%
ICCC2	3,821,427.74	10	0.93	382,142.77	8.221	357	695	64.80
ICCC3	1,412,477.24	2	0.34	706,238.62	8.713	356	669	70.18
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%
_________________
(1) All of these statistical Group 2 Loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of ICCC1, ICCC2 and ICCC3 correspond to Progressive Series I+, I and II, III and III+ and V, respectively.

(2) These statistical Group 2 Loans were originated under the Sponsor’s Progressive Express™ Program. The underwriting for these statistical Group 2 Loans is generally based on the borrower’s “Credit Score” score and therefore these statistical Group 2 Loans do not correspond to the alphabetical risk categories listed above. Each mortgage loan originated pursuant to the Express Priority Refi™ Program has been placed in either Progressive Express™ Program II or III.

See “—Underwriting Criteria” below for a description of the Sponsor’s risk categories.

Property Types for Statistical Group 2 Loans

Property Type	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
Commercial - Industry	$16,425,063.49	12	3.99%	$1,368,755.29	7.067%	174	716	56.02%
Commercial - Mobile Home	981,136.46	1	0.24	981,136.46	7.175	178	704	75.00
Commercial - Mixed-Use	1,855,954.81	2	0.45	927,977.41	7.214	177	721	51.45
Commercial - Office	11,037,110.08	13	2.68	849,008.47	7.197	177	713	55.54
Commercial - Retail	18,247,233.26	12	4.43	1,520,602.77	7.113	176	721	57.78
Commercial - Self-Storage	2,840,346.03	2	0.69	1,420,173.02	6.701	128	678	53.82
Multfamily	360,509,545.40	334	87.52	1,079,369.90	6.938	357	729	66.81
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

Geographic Distribution of Mortgaged Properties for Statistical Group 2 Loans*

Geographic Distribution	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
California	$227,606,633.79	192	55.26%	$1,185,451.22	6.806%	331	725	61.11%
Texas	32,590,412.72	23	7.91	1,416,974.47	7.254	340	717	73.27
Arizona	20,386,528.21	15	4.95	1,359,101.88	7.052	333	758	66.95
Washington	19,410,655.70	12	4.71	1,617,554.64	6.828	347	720	67.30
Oregon	11,647,313.75	14	2.83	831,950.98	6.877	342	731	67.76
Minnesota	11,410,379.50	6	2.77	1,901,729.92	6.964	308	760	67.43
Ohio	9,187,043.65	13	2.23	706,695.67	7.014	335	740	76.54
Missouri	9,064,202.23	6	2.20	1,510,700.37	6.966	356	771	77.17
Illinois	8,046,903.60	8	1.95	1,005,862.95	7.276	357	713	73.30
Nevada	5,639,531.35	6	1.37	939,921.89	6.994	357	712	60.60
Other	56,906,785.03	81	13.82	702,552.90	7.362	334	724	72.68
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

*No more than approximately 2.37% of the statistical Group 2 Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.

Debt-to-Income Ratio for Statistical Group 2 Loans

Range of Debt-to-Income Ratio (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0.00 - 5.00	$398,033,747.82	357	96.63%	$1,114,940.47	6.952%	333	728	65.45%
5.01 - 10.00	1,776,080.76	2	0.43	888,040.38	7.150	357	630	79.13
10.01 - 15.00	2,041,109.22	2	0.50	1,020,554.61	7.104	359	677	72.14
15.01 - 20.00	1,949,605.98	2	0.47	974,802.99	7.059	357	713	65.90
20.01 - 25.00	578,201.04	1	0.14	578,201.04	7.525	355	800	61.06
25.01 - 30.00	1,411,955.94	2	0.34	705,977.97	7.175	356	715	60.22
35.01 - 40.00	854,295.70	1	0.21	854,295.70	6.975	359	770	71.25
40.01 - 45.00	896,861.09	1	0.22	896,861.09	7.075	355	731	69.77
45.01 - 50.00	1,916,001.81	4	0.47	479,000.45	7.274	357	727	65.60
50.01 - 55.00	519,330.52	1	0.13	519,330.52	7.475	358	674	71.93
55.01 or greater	1,919,199.65	3	0.47	639,733.22	6.915	357	749	64.25
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the non-zero weighted average debt-to-income ratio of the statistical Group 2 Loans was approximately 21.28% per annum.

Prepayment Penalty for Statistical Group 2 Loans

Prepayment Penalty Term	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
3 Year	$63,137,067.57	67	15.33%	$942,344.29	7.188%	356	713	66.72%
5 Year	205,061,479.80	175	49.78	1,171,779.88	6.963	345	731	66.66
7 Year	32,052,843.63	22	7.78	1,456,947.44	6.918	300	711	63.90
10 Year	111,644,998.53	112	27.11	996,830.34	6.829	311	734	63.30
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

Months Remaining to Scheduled Maturity for Statistical Group 2 Loans

Range of Months Remaining	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0 - 120	$3,565,924.86	3	0.87%	$1,188,641.62	6.804%	119	680	51.87%
121 - 180	47,820,919.27	39	11.61	1,226,177.42	7.120	177	718	56.97
241 - 360	360,509,545.40	334	87.52	1,079,369.90	6.938	357	729	66.81
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the weighted average months remaining to scheduled maturity of the statistical Group 2 Loans was approximately 334 months.

Credit Scores for Statistical Group 2 Loans

Range of Credit Scores	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
561 - 580	$1,026,465.20	1	0.25%	$1,026,465.20	6.875%	358	572	62.31%
601 - 620	4,026,930.20	4	0.98	1,006,732.55	7.152	357	606	71.26
621 - 640	13,435,392.14	9	3.26	1,492,821.35	7.114	356	629	72.83
641 - 660	7,076,558.39	7	1.72	1,010,936.91	7.367	332	651	65.94
661 - 680	30,107,761.34	28	7.31	1,075,277.19	7.132	291	672	64.80
681 - 700	65,714,405.57	49	15.95	1,341,110.32	6.787	314	690	66.84
701 - 720	63,195,888.59	61	15.34	1,035,998.17	6.967	339	709	63.54
721 - 740	46,920,417.85	53	11.39	885,290.90	6.977	345	728	65.17
741 - 760	56,096,093.36	55	13.62	1,019,928.97	6.982	339	751	66.08
761 - 780	69,974,814.48	60	16.99	1,166,246.91	6.933	345	771	66.22
781 - 800	43,125,547.52	36	10.47	1,197,931.88	6.920	338	786	64.17
801 or greater	11,196,114.89	13	2.72	861,239.61	7.031	349	803	60.42
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the weighted average credit score of the statistical Group 2 Loans for which credit scores are available was approximately 728.

Range of Months to Roll for Statistical Group 2 Loans

Number of Months	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
FIXED	$2,831,486.93	2	0.69%	$1,415,743.47	6.662%	119	684	52.62%
0 - 12	3,129,473.23	1	0.76	3,129,473.23	6.250	354	684	57.28
25 - 31	16,825,917.29	21	4.08	801,234.16	7.314	350	722	67.78
32 - 49	43,720,117.37	46	10.61	950,437.33	7.224	358	711	67.05
50 - 55	49,336,730.93	42	11.98	1,174,684.07	7.092	350	738	67.77
56 - 79	145,254,020.15	128	35.26	1,134,797.03	6.936	345	729	66.41
80 or greater	150,798,643.63	136	36.61	1,108,813.56	6.838	313	730	63.70
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the weighted average months to roll of the adjustable rate statistical Group 2 Loans was approximately 73 months.

Debt Service Coverage Ratios for Statistical Group 2 Loans

Range of Debt Service Coverage Ratios	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
1.13 and Less	$102,706,327.30	92	24.93%	$1,116,373.12	7.127%	357	726	67.56%
1.14 - 1.19	133,045,813.90	100	32.30	1,330,458.14	6.849	357	731	71.12
1.20 - 1.21	55,633,732.64	57	13.51	976,030.40	6.784	352	719	63.24
1.22 - 1.24	20,679,546.13	26	5.02	795,367.16	6.995	356	736	67.56
1.25 - 1.29	43,350,365.47	39	10.52	1,111,547.83	7.010	238	713	62.41
1.30 - 1.49	37,143,955.75	42	9.02	884,379.90	7.034	300	729	57.00
1.50 - 2.08	18,838,425.63	19	4.57	991,496.09	7.009	261	756	44.95
2.09 or greater	498,222.71	1	0.12	498,222.71	7.000	175	783	22.73
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the weighted average debt service coverage ratio of the statistical Group 2 Loans was approximately 1.19x.

Current Occupancy Rates for Statistical Group 2 Loans

Range of Current Occupancy Rates (%)	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
60.00 - 69.99	$499,348.08	1	0.12%	$499,348.08	7.425%	178	716	35.98%
70.00 - 79.99	9,776,218.16	7	2.37	1,396,602.59	6.914	232	722	59.50
80.00 - 89.99	15,592,415.79	10	3.79	1,559,241.58	6.785	331	761	66.07
90.00 - 99.99	170,948,444.28	108	41.50	1,582,855.97	6.941	349	729	69.79
100.00 or greater	215,079,963.22	250	52.22	860,319.85	6.984	327	724	62.47
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

As of the Cut-off Date, the weighted average current occupancy rate of the statistical Group 2 Loans was approximately 97.00%.

Number of Units for Statistical Group 2 Loans

Range of Number of Units	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
0 - 4	$19,216,621.55	19	4.67%	$1,011,401.13	7.198%	173	728	50.83%
5 - 9	62,625,222.07	112	15.20	559,153.77	7.223	329	732	62.85
10 - 14	56,141,470.66	75	13.63	748,552.94	6.935	335	726	60.93
15 - 24	81,907,780.40	76	19.89	1,077,733.95	6.940	332	726	63.33
25 - 49	98,512,401.41	62	23.92	1,588,909.70	6.788	356	722	68.32
50 or greater	93,492,893.44	32	22.70	2,921,652.92	6.938	349	733	72.15
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

Year Built for Statistical Group 2 Loans

Range of Year Built	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
1954 and Earlier	$68,879,591.57	82	16.72%	$839,995.02	7.089%	337	715	63.99%
1955 - 1959	23,050,681.82	32	5.60	720,333.81	6.948	358	737	61.53
1960 - 1964	78,070,985.13	78	18.95	1,000,910.07	6.858	347	724	63.03
1965 - 1969	53,973,022.71	39	13.10	1,383,923.66	6.853	351	729	68.18
1970 - 1974	51,449,887.53	39	12.49	1,319,227.89	7.016	346	738	67.90
1975 - 1979	33,880,567.41	27	8.23	1,254,835.83	6.995	329	709	68.79
1980 - 1984	28,317,266.18	17	6.87	1,665,721.54	6.984	303	735	68.89
1985 - 1989	43,860,382.38	32	10.65	1,370,636.95	6.877	332	743	66.22
1990 - 1994	10,652,580.60	13	2.59	819,429.28	6.978	341	717	61.92
1995 - 1999	4,680,674.44	4	1.14	1,170,168.61	7.120	241	799	49.58
2000 - 2004	5,349,783.63	5	1.30	1,069,956.73	7.167	214	752	64.25
2005 - 2009	9,730,966.13	8	2.36	1,216,370.77	7.077	217	693	67.37
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

Renovated for Statistical Group 2 Loans

Renovated	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
Yes	$272,625,555.70	220	66.19%	$1,239,207.07	6.873%	345	729	65.70%
No	139,270,833.83	156	33.81	892,761.76	7.124	313	724	65.24
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%
Loan Purposes for Statistical Group 2 Loans

Loan Purpose	Current Balance ($)	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC (%)	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV (%)
Cash Out Refinance	$178,000,104.64	167	43.21%	$1,065,868.89	6.922%	319	721	60.52%
Purchase	209,453,961.23	187	50.85	1,120,074.66	6.995	347	734	69.99
Rate/Term Refinance	24,442,323.66	22	5.93	1,111,014.71	6.893	329	726	63.97
TOTAL	$411,896,389.53	376	100.00%	$1,095,469.12	6.958%	334	728	65.54%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

The Originators

Approximately 60.56% and 29.66% of the statistical Group 1 Loans were originated or acquired by Impac Funding Corporation and American Home Mortgage Corp., respectively. All of the statistical Group 2 Loans were originated or acquired pursuant to Impac Funding’s underwriting guidelines as described in this prospectus supplement. The remainder of the statistical mortgage loans in Loan Group 1 were originated or acquired by various originators, none of which have originated more than 10% of the statistical mortgage loans in Loan Group 1.

Impac Funding Corporation

The Impac Funding Corporation, also referred to in this prospectus supplement as Impac Funding, is a California corporation. Impac Funding is a wholly owned subsidiary of Impac Mortgage Holdings, Inc., a publicly traded company which trades on the New York Stock Exchange under the ticker symbol “IMH”. Impac Funding is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. Impac Funding originated approximately $9.5 billion of mortgage loans in 2003, $22.2 billion of mortgage loans in 2004, $22.3 billion of mortgage loans in 2005 and $4.8 billion of mortgage loans during the first six months of 2006. Impac Funding has been originating mortgage loans since 1995. The principal executive offices of Impac Funding are located at 19500 Jamboree Road, Irvine, California 92612.

Impac Funding is not aware of any legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that are material to holders of the Certificates.

Underwriting Criteria of Impac Funding for Residential Mortgage Loans

The following information generally describes Impac Funding’s underwriting guidelines with respect to mortgage loans originated pursuant to its Alt-A underwriting guidelines. Approximately 80.63% of the mortgage loans in Loan Group 1 were underwritten pursuant to, or in accordance with, the standards of Impac Funding’s Progressive Series Program and Progressive Express™ Program which are described below, or were acquired in a bulk purchase from a third-party originator, the underwriting standards of whom were reviewed for acceptability by the Master Servicer and are generally similar to the underwriting standards of the Seller as described below. Approximately 30% of the mortgage loans were acquired in a bulk purchase from American Home Mortgage Corp., the underwriting standards of whom are described below. Approximately 10% of the mortgage loans were acquired in a bulk purchase from GMAC Mortgage, LLC. None of the third-party originators other than American Home contributed more than 10% of the mortgage loans.

Details of Specific Programs of Impac Funding for Residential Mortgage Loans

The following provisions apply to all of the mortgage loans originated under Impac Funding's Progressive Series Program and Progressive Express™ Program.

Eligibility. Impac Funding generally performs a pre funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Variations. Impac Funding uses the following parameters as guidelines only. On a case by case basis, Impac Funding may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

•	has demonstrated an ability to maintain a debt free position;

•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

Appraisals. Impac Funding does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

•	be a state licensed or certified appraiser;

•
meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to Impac Funding's Progressive Series Program or Progressive Express™ Program in general one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan to value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan to value ratio is greater than 80%, or (c) the loan is a Progressive Express™ No Doc Program and the loan to value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express™ No Doc Program and the loan to value ratio is equal to or greater than 90.01%. A field review is also required when the loan to value ratio is equal to or greater than 95.01% or the property is located in Georgia and the loan to value ratio is 70.01% and above. Generally, when the loan amount is greater than $750,000 but less than $1,500,000, a full appraisal with interior photos plus a Fannie Mae Form 2055 are required or when the loan amount is greater than $1,500,000, two full appraisals with interior photos are required. At the underwriter's discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review. Impac Funding has developed expanded underwriting guidelines for appraisal requirements on the Progressive Series Program to include, when the loan amount is $1,000,000 or less, one full appraisal and when the loan amount is greater than $1,000,000, one full appraisal plus a field review with interior photos is required.

The Progressive Series Program of Impac Funding for Residential Mortgage Loans

General. The underwriting guidelines utilized in the Progressive Series Program, as developed by Impac Funding, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan to value ratio restrictions. Series I is designed for credit history and income requirements typical of “A” credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan to value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V and VI Program borrowers are required to have debt service to income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan to value ratio of the mortgage loan.

Under the Progressive Series Program, Impac Funding underwrites one to four family mortgage loans with loan to value ratios at origination of up to 100%, depending on, among other things, a borrower's credit history, repayment ability and debt service to income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than Impac Funding at origination; however, the combined loan to value ratio (“CLTV”) generally may not exceed 100%. Generally, when the loan to value ratio is 97.00% to 100.00%, second liens are ineligible. Mortgage loans with a loan to value ratio of up to 95.00% on owner occupied mortgage properties are allowed a CLTV of up to 100%. Generally, second home owner occupied and non owner occupied mortgage properties are allowed a maximum CLTV of up to 95%. Under Impac Funding's 80/20 program, which is available to Progressive Series I and II borrowers only, Impac Funding may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%.

The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $2 million for owner-occupied, second home and non-owner occupied properties. Generally, on owner-occupied properties, with a minimum credit score of 620, the maximum loan to value is 70% on full and reduced documentation, and the CLTV generally is 90% on full documentation and 80% on reduced documentation. Generally, on second home and non-owner occupied, with a minimum credit score of 681, the maximum loan-to-value is 60% full and reduced documentation, and the CLTV is 80% on full documentation and reduced documentation; on a second home, with a minimum credit score of 620, the maximum loan-to-value is 70%, the CLTV is 90% with a loan amount of $1 million; generally on non-owner occupied properties, with a minimum credit score of 620, the maximum loan-to-value is 70%, and the CLTV is 90% with a loan amount of $1 million.

All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of Impac Funding or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of Impac Funding and underwritten by designated conduit sellers. Generally, all of the Series I, Series II and Series III Program mortgage loans with loan to value ratios at origination in excess of 80% have mortgage insurance which may include insurance by Radian, Republic Mortgage Insurance Corporation, PMI or United Guaranty Insurance. The borrower may elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan to value ratio between 80.01% and 85.00% requires 22% coverage, a loan to value ratio between 85.01% and 90.00% requires 25% coverage, a loan to value ratio between 90.01% and 95.00% requires 30% coverage and a loan to value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower does not make such an election, the related mortgage loan will be covered by a selected mortgage insurance policy issued by Radian or PMI based on the borrowers credit grade and documentation type to Impac Funding providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan to value ratio between 80.01% and 85.00%, (ii) 25% coverage for a mortgage loan with a loan to value ratio between 85.01% and 90.00%, (iii) 30% coverage for a mortgage loan with a loan to value ratio between 90.01% and 95.00% and (iv) 35% coverage for a mortgage loan with a loan to value ratio between 95.01% and 100%. None of the Series III+ Program mortgage loans with loan to value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan to value ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. Impac Funding receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

Full/Alternative Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. Impac Funding requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program or the “No Income, No Assets” Program or the No Ratio Program (any of the foregoing, a “Reduced Documentation Program”). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In File Tri Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan to value ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W 2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year to date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns). However, Borrowers with a credit score of 680 and above, the most recent paystub with a minimum 15-day period and most recent 1-year W-2 is required. Self-employed borrowers whose sole income is from Schedule "C" may utilize a processed IRS 4506 to qualify in lieu of providing prior 2-years tax returns.

Under the Full Income Documentation/Stated Assets Program available to borrowers in the Series I, II and III programs, the borrower provides full income and employment documentation information, which Impac Funding is required to verify. The borrower states assets on the Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65); however, verification of assets is not required. With respect to the Full Income Documentation/Stated Assets Program, a mortgage loan is allowed to have a loan to value ratio at origination of up to 100%.

Under each Reduced Documentation Program, which is available to borrowers in every Progressive Series Program, Impac Funding obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service to income ratio is calculated. However, income is not verified. Permitted maximum loan to value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

Under the “Stated Income Stated Assets” program available to borrowers in the Series I & II program, the borrower provides income and asset information, which Impac Funding is not required to verify, on the mortgage loan application. However, a debt-to-income ratio is calculated. Employment information is provided and is verbally verified. Permitted maximum loan to value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited.

Under the “No Ratio” program available to borrowers in the Series I and II program, the borrower provides no income information, but provides employment and asset information, which Impac Funding is required to verify, on the mortgage loan application. With respect to the “No Ratio” program, a mortgage loan with a loan to value ratio at origination in excess of 80% is generally not eligible.

Under the “No Income, No Assets” Program available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the “No Income, No Assets” Program, a mortgage loan with a loan to value ratio at origination in excess of 80% is generally not eligible. Impac Funding has developed expanded underwriting guidelines for credit requirements on the Progressive Series Program to include generally a maximum of 90% loan-to-value on owner-occupied and second home properties and 80% loan-to-value on non owner-occupied property.

Under the Lite Income/Stated Assets Program which is available to borrowers for the Series I, II, and III Programs, Impac Funding obtains from prospective salaried borrowers a 30 day pay stub and from prospective self employed borrowers bank statements for the most recent twelve month period preceding the mortgage loan application and a year to date profit and loss statement. Under this program the borrower provides income information on the mortgage loan application, and the debt service to income ratio is provided. The maximum loan to value ratio under this program is 97%.

Under the Lite Documentation Program, which is available to Series III+, Series IV, and Series V Program self employed borrowers, the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan applicant and the debt to service to income ratio is calculated. However, income is not verified. Permitted maximum loan to value ratios (including secondary financing) under the Lite Documentation Program generally are limited.

Under all Progressive Series Programs, Impac Funding or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan to value ratio at origination in excess of 95% where the related mortgaged property is used as a second or vacation home or is a non owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $2,000,000 for purchase transactions, rate term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with Series III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for mortgage loans underwritten in accordance with Series VI Reduced Documentation Program, however, exceptions are granted on a case by case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has “A” credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades, with 24 months credit history, or at 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30 day delinquent mortgage payments in the last 12 months, and a maximum of one 30 day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30 day delinquent payment on installment credit account within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge offs that are not excessive or impact the borrower’s ability to repay the loan. Impac Funding has developed expanded underwriting guidelines for credit requirements on the Progressive Series Program to include credit scores 700 and above may have a minimum of 3 tradelines at 12 months and 1 tradeline at 24 months; the 24 month tradeline must have a $5,000 high credit and the loan should receive a 0-3 score on a LoanSafe report; when the loan is greater than 80% loan-to-value and the documentation utilized is full documentation, three tradelines are required and if reduced documentation is utilized five tradelines are required. However, at 80% loan-to-value or less, three tradelines are required regardless of the documentation type. In addition, any judgments, suits, other liens, collections or charge offs must not exceed $5,000 in aggregate and may remain open provided such judgments, suits, other liens, collections or charge offs does not affect title to the property. When the loan has full documentation a borrower may not have more than one 30 day delinquent mortgage payment within the past 12 months.

With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades, 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30 day delinquent mortgage payments in the last 12 months, and a maximum of three 30 day delinquent payments within the past 12 months on any revolving credit accounts and three 30 day delinquent payments within the past 12 months on any installment credit account. However, if the loan to value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge offs that are not excessive or impact the borrower’s ability to repay the loan. Impac Funding has developed expanded underwriting guidelines for credit requirements on the Progressive Series Program to include credit scores 700 and above may have a minimum of 3 tradelines at 12 months and 1 tradeline at 24 months; the 24 month tradeline must have a $5,000 high credit and the loan should receive a 0-3 score on a LoanSafe report; when the loan is greater than 80% loan-to-value and the documentation utilized is full documentation 3 tradelines are required and if reduced documentation is utilized 5 tradelines are required. However, at 80% loan-to-value or less, three tradelines are required regardless of the documentation type. In addition, any judgments, suits, other liens, collections or charge offs must not exceed $5,000 in aggregate and may remain open provided such judgments, suits, other liens, collections or charge offs does not affect title to the property. When the loan has full documentation a borrower may not have more than one 30 day delinquent mortgage payment within the past 12 months.

With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades, with 24 months credit history, a borrower may not have more than two 30 day delinquent mortgage payments within the past 12 months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30 day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge offs not to exceed $500 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.

With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30 day delinquent mortgage payments or three 30 day delinquent mortgage payments and one 60 day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge offs not to exceed $1,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30 day delinquent mortgage payments or two 60 day delinquent mortgage payments or one 90 day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge offs not to exceed $4,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90 day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

The Progressive Express™ Programs of Impac Funding for Residential Mortgage Loans

Progressive Express™ Programs with Documentation

General. In July 1996, Impac Funding developed an additional series to the Progressive Program, the “Progressive Express™ Program.” The concept of the Progressive Express™ Program is to underwrite the loan focusing on the borrower's Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express™ Program offers six levels of mortgage loan programs. The Progressive Express™ Program has a minimum Credit Score that must be met by the borrower's primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express™ I above 680, Progressive Express™ II 680-620, Progressive Express™ III 619-601, Progressive Express™ IV 600-581, Progressive Express™ V 580-551, and Progressive Express™ VI 550-500. Each Progressive Express™ program has different Credit Score requirements, credit criteria, reserve requirements, and loan to value ratio restrictions. Progressive Express™ I is designed for credit history and income requirements typical of “A+” credit borrowers. In the event a borrower does not fit the Progressive Express™ I criteria, the borrower's mortgage loan is placed into either Progressive Express™ II, III, IV, V, or VI, depending on which series' mortgage loan parameters meets the borrowers unique credit profile.

All of the mortgage loans originated under the Progressive Express™ program are prior approved and/or underwritten either by employees of Impac Funding or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ Program, Impac Funding underwrites single family dwellings with loan to value ratios at origination of up to 95%. In general, the maximum amount for mortgage loans originated under the Progressive Express Program is $750,000; however, Impac Funding may approve mortgage loans on a case by case basis where generally the maximum loan amount is up to $1 million, owner occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by Impac Funding, the loan to value must not be greater than 70%, the CLTV must not be greater than 80% and the property must be single family residence, excluding condominiums. In order for the property to be eligible for the Progressive Express™ Program, it may include a single family residence (1 unit), 2 4 units, condominium and/or planned unit development (PUD). Progressive Express™ I & II allow owner occupied and second home single family residence property subject to a maximum loan to value ratio of 95% and a maximum 100% CLTV on owner occupied mortgaged properties and 95% on mortgaged properties that are second homes. Express III allows owner occupied single family residence property subject to a maximum 90% loan to value ratio and a CLTV of 95%. Progressive Express™ I & II allow owner occupied and non owner occupied properties to a maximum 90% loan to value ratio on 1 2 units and 80% loan to value ratio on 3 4 units with a maximum 100% CLTV on owner occupied and Express II non owner occupied to 95% CLTV. Express III allow non owner occupied subject to a maximum 80% loan to value ratio on 1 4 units with a maximum 95% CLTV. Express IV, V and VI allow owner occupied and second homes only and non owner occupied property is not allowed. Express IV owner occupied is subject to a maximum 90% loan to value ratio, Express V is subject to a maximum of 80% loan to value ratio and Express VI is subject to a maximum of 75% loan to value ratio and CLTV is not allowed on Express IV, V or VI. Express IV, V or VI loans secured by a second home are subject to a maximum of 70% loan to value ratio on Express IV, V and VI and CLTV is not allowed. Progressive Express™ Programs I through IV loans with loan to value ratios at origination in excess of 80% are generally insured by MGIC, PMI, Radian or RMIC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan to value ratio between 80.01% and 85.00% requires 22% coverage, a loan to value ratio between 85.01% and 90.00% requires 25% coverage, a loan to value ratio between 90.00% and 95.00% requires 30% coverage and a loan to value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower does not make such an election, the related mortgage loan will be covered by a selected primary mortgage insurance policy issued by PMI to Impac Funding based on the borrowers credit grade and documentation type to Impac Funding providing coverage in the amount of (i) a loan to value ratio between 80.01% and 85.00% requires 22% coverage, (ii) a loan to value ratio between 85.01% and 90.00% requires 25% coverage, (iii) 30% for a mortgage loan with a loan to value ratio between 90.01% and 95.00% and (iv) 35% for mortgage loan with a loan to value ratio between 95.01% and 100%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, Impac Funding obtains from the borrower either verification of deposits or bank statements for the most recent one month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

Impac Funding uses the foregoing parameters as guidelines only. Impac Funding may include certain provisions in the note that Impac Funding may not enforce. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express™ Product Line.

Credit History. The Progressive Express™ Program defines an acceptable credit history in each of the programs I through VI. Progressive Express™ I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades, no 30 day delinquent mortgage payments in the past 12 months, and a maximum of one 30 day delinquent payments on any revolving credit accounts within the past 12 months and one 30 day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ II, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30 day delinquent payments on any revolving credit accounts within the past 12 months and one 30 day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ III, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades and no more than one 30 day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ IV, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades, no more than two 30 day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ V, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 12 months credit history, no more than two 30 day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

With respect to Progressive Express™ VI, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 12 months credit history, no more than four 30 day or three 30 day and one 60 day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

Progressive Express™ No Doc Program

In May, 1999, Impac Funding introduced a Progressive Express™ No Doc Program (the “No Doc program”). The concept of the No Doc program is to underwrite the loan focusing on the borrower's credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Progressive Express™ No Doc I and 660 for Progressive Express™ No Doc II. Each program has a different credit score requirement and credit criteria.

All of the mortgage loans originated under the Progressive Express™ No Doc program are prior approved and/or underwritten either by employees of Impac Funding or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ No Doc program, Impac Funding employees or contracted mortgage insurance companies or delegated conduit sellers underwrite single family dwellings with loan to value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the Progressive Express™ No Doc program, it must be a single family residence (single unit only), condominium and/or planned unit development (PUD) or 2 units to a maximum loan to value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan to value ratios at origination in excess of 80%, generally are insured by MGIC, PMI, Radian or RMIC. For loan to value ratios of 80.01% to 85.00%, mortgage insurance coverage is 22%, for loan to value ratios 85.01% to 90.00%, mortgage insurance coverage is 25% and for loan to value ratios of 90% to 95%, mortgage insurance coverage is 30%. Generally, when the borrower's credit score is 660 and above or if the borrower does not make such election, the related mortgage loan will be covered by a selected primary insurance policy issued by Radian or PMI based on the borrowers credit grade and documentation type to Impac Funding providing coverage in the amount of 22% for a mortgage loan with a loan to value ratio between 80.01% and 85.00%, 25% for a mortgage loan with a loan to value ratio between 85.01% and 90.00% and 30% for a mortgage loan with a loan to value ratio of 90.01% to 95.00%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Originator obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one month period preceding the mortgage loan application.

Credit History. The Progressive Express™ No Doc program defines an acceptable credit history as follows: Progressive Express™ No Doc I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades, and no 30 day delinquent mortgage payments in the past 12 months and a maximum of one 30 day delinquent payments on any revolving credit accounts within the past 12 months and one 30 day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ No Doc II a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one nontraditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30 day delinquent payments on any revolving credit accounts and one 30 day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan to value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

Underwriting Standards of Impac Funding for Multifamily, Commercial and Mixed-Use Mortgage Loans

Multifamily Loans

General. All of the statistical Group 2 Loans were originated by IMPAC Commercial Capital Corporation (“ICCC”), a subsidiary of the Sponsor, and were underwritten pursuant to, or in accordance with, the standards of ICCC's underwriting guidelines for its multifamily origination program (the “ICCC Program”) which are generally described below. The ICCC Program focuses on small apartment properties for which the loan amount generally does not exceed $5,000,000. However, loans may be originated under the program in excess of this amount. The ICCC Program is designed for uncomplicated loan activity on existing property where repayment is to be supported by cash flow from ongoing normal rental operations and where the expected productive physical life of the property and its systems will sustain tenancy occupancy over the term of the loan with normal management and maintenance. The program is not designed for properties requiring significant rehabilitation, renovation, repair, or reconstruction. Neither is the ICCC Program established to finance property exhibiting certain high risk attributes.

Property Location. ICCC currently will consider originating loans nationwide, subject to change by ICCC's management.

Property Types. ICCC offers first lien, adjustable rate and hybrid mortgages for apartment properties having 5 or more total residential units. In addition, generally the following characteristics, among others, are also considered:

•	property shall generally be at least 90% occupied with consistent and predictable cash flows from tenant rentals;
•
other than loans originated under specific programs with mitigating credit support, property shall generate enough gross income to support the proposed mortgage debt service, operating expenses, and reserves;

•
property shall be in “average” or better condition as determined by the property inspection and/or appraisal, without excessive deferred maintenance, and without building code violations or health and safety issues;

•	property shall conform to the zoning of the site or is adequately insured for any nonconformity;

•	proposed loans that collateralize multiple apartment buildings should generally have the buildings contiguous and adjacent to each other;
•
condominiums or “Planned Unit Developments” (“PUD”) where the borrower owns 100% of the units contained in the separate structure(s) defined as the collateral property even though the structure(s) may be only a portion of the condominium association or PUD;

•	properties with seasonal occupancy where the market area does support year around occupancy and/or year around employment; and
•	properties with a studio/efficiency unit (i.e. units not containing any bedrooms) mix will be considered on a case by case basis.

ICCC generally does not make loans on properties that:

•	have a nonresidential component contributing more than 25% of gross income;
•	need significant rehabilitation or deferred maintenance;
•	have been converted from alternative initial intended usage;
•	have tenants that are “doubling up,” i.e. have more occupants than intended for the unit; or
•	cannot be “split up” from another property because of requisite common areas that are essential to the property as a whole.

Property Condition Assessment. ICCC will generally require that a property inspection report (“Property Inspection Report”) be performed on each complete loan request unless all of the following apply: the property is less than 50 years of age, the transaction is a refinance transaction with a cash out amount less than $100,000, the property is located in the five counties of Southern California (San Diego, Orange, Los Angeles, Riverside and San Bernadino), and the appraiser or underwriter does not recommend otherwise. If obtained, this report will help ICCC to determine the general condition of the property and if there is need for a repair letter and/or monetary holdback (generally 125% of the estimated cost) and the overall condition of the property. ICCC may require property repairs pre funding or post funding. Any potential health and/or safety issues must be corrected prior to any loan funding and any work for which a holdback was required must generally be completed within 90 days of loan closing.

Environmental Guidelines. A collateral questionnaire is required to be completed by the Sponsor or buyer as an initial “screening” of a property for potential hazardous conditions. If the property was built in 1978 or earlier, an Operations and Maintenance Plan (“O&M”) will be required for lead based paint, mold and “asbestos containing materials.” In addition, “transaction screen investigations” (“TSI”) are performed to identify “recognized environmental conditions” at a property. Based on such TSI's, ICCC may require further actions including, but not limited to, a partial or full Phase I environmental site assessment.

Property Insurance. Each borrower is required to provide insurance coverage with respect to the related mortgaged property that includes:

•	fire and extended coverage equal to the lesser of the replacement cost of the buildings and improvements or the loan amount;
•	comprehensive personal liability coverage in an amount not less than $1,000,000/$2,000,000;
•	loss of rent coverage equal to 100% of the gross potential rent; and
•	to the extent required based on the characteristics of a particular property, law and ordinance coverage, flood insurance and earthquake insurance.

Appraisals. One full appraisal is required on each loan and generally is completed on the FHLMC Form 71A or 71B. In some cases, a narrative report may be accepted. Typically appraisals are ordered by ICCC and appraisers are selected from an approved list. A desk review of the appraisal is completed for each loan prior to funding and is performed by internal appraisers or independent fee appraisers. All appraisal reports must conform to the requirements of USPAP Standard 3 as follows:

•	satisfies the requirements of USPAP Standard 1;
•	identifies and sets forth any additional data relied upon and the reasoning and basis for the different estimate of value; and
•	clearly identifies and discloses assumptions and limitations connected with the different estimate of value to avoid confusion in the marketplace.

Debt Service Coverage Ratio. ICCC typically looks to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. The “Debt Service Coverage Ratio” of a multifamily loan at any given time is generally equal to the ratio of (i) the Net Operating Income of the related mortgaged property for a twelve month period to (ii) the annualized scheduled payment on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property. “Net Operating Income” (“NOI”) generally means, for any given period, the total operating revenues derived from a multifamily property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related mortgage loan) secured by liens on such property. The Debt Coverage Ratio and the combined Debt Coverage Ratio generally require a minimum of 1.15:1. ICCC also looks to the loan to value ratio of a multifamily loan as a measure of risk. Generally the maximum loan to value is 80% and the maximum CLTV is 85% on multifamily properties of 5 or more units.

Evaluation of Borrower. A borrower under the ICCC Program may be an individual, corporation, limited liability company, partnership or other legal entity approved by ICCC, provided, however, that one or more natural persons must own a controlling interest in such borrower and each such natural person shall generally be personally liable for the loan or will otherwise personally guaranty the loan.

Each prospective borrower and guarantor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. ICCC requires a credit report on each applicant from a national credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Generally, the primary borrower's minimum middle credit score is 640. Generally, when the credit report indicates delinquent payments and the borrower's average credit score is below 680, the borrower may be required to explain all delinquencies over 30 days past due and all accounts must be brought current before closing. When the borrower's average credit score is between 680 and 720, the borrower may be required to explain all delinquencies within 24 months of the application date and all accounts must be current before closing. When the borrower's average credit score is greater than 720, the borrower may be required to explain long term debt (installment/mortgage) delinquencies within 24 months of the application and all accounts must be brought current prior to closing. Bankruptcy must be at least 60 months old, fully discharged and the borrower must have re established or re affirmed satisfactory credit history. Foreclosures are not allowed in the past 5 years. Any judgments or tax liens in excess of $1,000 per occurrence or an aggregate of $3,000 must be paid in full prior to closing.

Management Experience. The ICCC Program takes into account that an apartment building containing five to nine units is typical of the “starter” market for the beginning real estate investor. Thus, five to nine unit properties will generally not need management letters to be supplied, since it is assumed that these properties will be owner managed by “starters” as well as experienced owners. For properties 10 units and larger, management experience is normally required. ICCC may deny the loan request based on insufficient management experience (generally, where the borrower has not demonstrated the necessary ability to manage investment real estate within the past three years). If the loan is granted upon other extenuating reasons, a management letter may be required, plus satisfactory review of a management agreement and qualifications of the manager.

Commercial and Mixed-Use Loans

Approximately 2.68%, 3.99%, 4.43%, 0.69% and 0.24% of the statistical Group 2 Loans were underwritten pursuant to, or in accordance with, the standards of the Originator’s Office, Light Industrial or Research and Development, Un-Anchored Retail, Self Storage or Mobile Home Park underwriting guidelines, respectively, each of which is described below.

Underwriting Guidelines of Impac Funding for Commercial Mortgage Loans for Office Properties

General. The following is a description of Impac Funding’s standards for commercial loans originated pursuant to their “Office” underwriting guidelines. Office properties are generally classified as properties where the disproportionate share of the rental income is from tenants that are engaged in businesses that do not provide goods and services to the public in person through the location, including, for example, tenancy by professionals such as architects, doctors and attorneys.

Revenue. Under the Office underwriting guidelines, revenue includes existing leases occupied by tenants that are in place and paying rent. In assessing the revenue from leases on office property, ICCC will reduce above market leases to the market rental rate however, below market leases will not be increased to the market rental rate. In determining whether lease income for a particular tenant should be included in revenue, ICCC evaluates the remaining lease term, the effective date and rate of fixed lease increases, excess tenant improvements or other rental concessions.

Other Income. Under the Office underwriting guidelines, in determining the amount of “other income” to be included in the cash flow for a particular property, ICCC considers common area maintenance and expense stop reimbursements and miscellaneous income based on historical figures, going back at least one year where possible, with adequate supporting documentation.

With respect to refinances, any reimbursements from the tenant to the borrower that are stated in the leases without evidence of actual collection are not included in “other income” unless there is an explanation as to why such reimbursements have not been collected. With respect to new construction, any reimbursements from the tenant to the borrower that are stated in the leases, where historical information is not available, are not included in “other income” unless there is full support of an appraisal stating that the reimbursements are within market ranges. With respect to purchases, any reimbursements from the tenant to the borrower that are stated in the leases may be included in “other income” with the support of an appraisal.

Vacancy. Under the Office underwriting guidelines, ICCC calculates vacancy based on the greater of actual vacancy or the current market vacancy with a minimum of 7.5%. In conducting a vacancy analysis, ICCC takes into considerations leases that extend beyond the term of the loan as well as lease terms and near term lease expirations.

Expenses. Under the Office underwriting guidelines, ICCC evaluates borrower expenses by comparing historical expenses, going back one year where possible, to the appraiser’s estimate of expenses and borrower’s pro forma. If historical expenses are not relied upon, sufficient documentation must be available to fully support the deviation from the historical expenses. In addition, ICCC will closely analyze repair and maintenance expenses to make certain these only include normal wear and tear items and do not include capital expenditures.

Management. Under the Office underwriting guidelines, ICCC will underwrite the management fees at a minimum of 4% calculated based on EGI. For Investment grade rated single tenant properties it is acceptable to use market as supported by the appraisal. The actual figure to be used should be compared to the appraisal and should never be less than an actual contract in place.

Replacement Reserves. Under the Office underwriting guidelines, the amount that should be set aside in the event a capital expenditure becomes necessary, is generally $0.30 per square foot for “A” quality office buildings and $0.25 per square foot for “B” quality office buildings.

Tenant Improvements. Under the Office underwriting guidelines, ICCC underwrites tenant improvements based on local market conditions, as supported by an appraisal. In determining whether to include tenant improvements in its evaluation, ICCC considers several factors, including whether a tenant’s lease term extends beyond the loan term, the credit worthiness of the tenant, whether a major tenant will vacate the property during the loan term and whether sufficient reserves per square foot are in place to cover replacing tenants whose leases expire during the loan term.

Leasing Commissions. Under the Office underwriting guidelines, ICCC takes into consideration the annual amount of reserves that should be set aside to provide payment of broker commissions to cover replacing tenants whose leases expire during the loan term. The amount of annual reserves should be based on local market standards as supported by an appraisal.

Lease Renewal/Retention. Under the Office underwriting guidelines, ICCC uses market conditions and historical property information in order to evaluate lease renewal and retention.

Underwriting Tenant Improvement/Leasing Commissions Reserve. Under the Office underwriting guidelines, and for underwriting purposes only, ICCC generally evaluates the amounts required for tenant improvements and leasing commissions at $1.00 per square foot.

Loan Amortization. If the property is very well maintained and is 30 years old or less (actual age, not estimate of effective age), it is acceptable to use a 30 year amortization provided that that this does not exceed the estimated remaining economic life of the collateral property as reflected in the property condition report.

Properties over 30 years old should have a maximum amortization of 25 years. If the property has had major verifiable capital improvements and the remaining economic life has been significantly extended, it may be possible to use a longer amortization period. It is up to the Underwriter to determine an acceptable amortization period based on the available information and be able to present supporting documentation. In no event will the amortization term of the loan be less than 5 years shorter than the estimated remaining economic life of the collateral property as reflected in the property condition report.

Underwriting Guidelines of Impac Funding for Commercial Mortgage Loans for Light Industrial or Research and Development Properties

General. The following is a description of Impac Funding’s standards for commercial loans originated pursuant to their “Light Industrial/Research & Development” underwriting guidelines. Light Industrial/Research & Development properties are generally classified as properties where the rental income is from tenants that have an office component and a light distribution or light manufacturing component.

Revenue. Under the Light Industrial/Research & Development underwriting guidelines, revenue includes existing leases occupied by tenants in place and paying rent. In assessing the revenue from leases on Light Industrial/Research & Development property, ICCC will reduce above market leases to the market rental rate however, below market leases will not be increased to the market rental rate. In determining whether lease income for a particular tenant should be included in revenue, ICCC evaluates the remaining lease term, the effective date and rate of fixed lease increases, excess tenant improvements or other rental concessions.

Other Income. Under the Light Industrial/Research & Development underwriting guidelines, in determining the amount of “other income” to be included in the cash flow for a particular property, ICCC considers common area maintenance and expense stop reimbursements and miscellaneous income based on historical figures, going back more than one year where possible, with adequate supporting documentation.

With respect to refinances, any reimbursements from the tenant to the borrower that are stated in the leases without evidence of actual collection are not included in “other income” unless there is an explanation as to why such reimbursements have not been collected. With respect to new construction, any reimbursements from the tenant to the borrower that are stated in the leases, where historical information is not available, are not included in “other income” unless there is full support of an appraisal stating that the reimbursements are within market ranges. With respect to purchases, any reimbursements from the tenant to the borrower that are stated in the leases may be included in “other income” with the support of an appraisal.

Vacancy. Under the Light Industrial/Research & Development underwriting guidelines, ICCC calculates vacancy based on the greater of actual vacancy or the current market vacancy. In conducting a vacancy analysis, ICCC takes leases that extend beyond the term of the loan, lease terms and near tern lease expirations into consideration.

Expenses. Under the Light Industrial/Research & Development underwriting guidelines, ICCC evaluates borrower expenses by comparing historical expenses, going back at least one year where possible, to the appraiser’s estimate of expenses and borrower’s pro forma. If historical expenses are not relied upon, sufficient documentation must be available to fully support the deviation from the historical expenses. In addition, ICCC will closely analyze repair and maintenance expenses to make certain that these only include normal wear and tear items and do not include capital expenditures.

Management. Under the Light Industrial/Research & Development underwriting guidelines, ICCC will underwrite to management fees at a minimum of 4% calculated based on EGI. For Investment grade rated single tenant properties it is acceptable to use a minimum of 3%. The actual figure to be used should be compared to the appraisal and should never be less than an actual contract in place.

Replacement Reserves. Under the Light Industrial/Research & Development underwriting guidelines, the amount that should be set aside in the event a capital expenditure becomes necessary is generally $0.25 per square foot.

Tenant Improvements. Under the Light Industrial/Research & Development underwriting guidelines, ICCC underwrites tenant improvements based on local market conditions, as supported by an appraisal. In determining whether to include tenant improvements in its evaluation, ICCC considers several factors, including whether a tenant’s lease term extends beyond the loan term, the credit worthiness of the tenant, whether a major tenant will vacate the property during the loan term and whether sufficient reserves per square foot are in place to cover replacing tenants whose leases expire during the loan term.

Leasing Commissions. Under the Light Industrial/Research & Development underwriting guidelines, ICCC takes into consideration the annual amount of reserves that should be set aside to provide payment of broker commissions to cover replacing tenants whose leases expire during the loan term. The amount of annual reserves should be based on local market standards as supported by an appraisal.

Lease Renewal/Retention. Under the Light Industrial/Research & Development underwriting guidelines, ICCC uses market conditions and historical property information in order to evaluate lease renewal and retention.

Underwriting Tenant Improvement/Leasing Commissions Reserve. Under the Office underwriting guidelines, and for underwriting purposes only, ICCC generally evaluates the amounts required for tenant improvements and leasing commissions at $0.25 per square foot for single tenants and $0.40 per square foot for multi-tenants.

Loan Amortization. If the property is very well maintained and is 30 years old or less (actual age, not estimate of effective age), it is acceptable to use a 30 year amortization provided that that this does not exceed the estimated remaining economic life of the collateral property as reflected in the property condition report.

Properties over 30 years old should have a maximum amortization of 25 years. If the property has had major verifiable capital improvements and the remaining economic life has been significantly extended, it may be possible to use a longer amortization period. It is up to the Underwriter to determine an acceptable amortization period based on the available information and be able to present supporting documentation. In no event will the amortization term of the loan be less than 5 years shorter than the estimated remaining economic life of the collateral property as reflected in the property condition report..

Underwriting Guidelines of Impac Funding for Commercial Mortgage Loans for Un-Anchored Retail Properties

General. The following is a description of Impac Funding’s standards for commercial loans originated pursuant to their “Un-Anchored Retail” underwriting guidelines. Un-anchored retail is loan collateral such as a neighborhood shopping center which does not have a national or regionally recognized large retailer as the significant draw to the retail center. Un-anchored retail generally will draw customers from a smaller geographic area as opposed to an anchored retail center.

Revenue. Under the Un-Anchored Retail underwriting guidelines, revenue includes existing leases occupied by tenants in place and paying rent. In assessing the revenue from leases on un-anchored property, ICCC will reduce above market leases to the market rental rate however, below market leases will not be increased to the market rental rate. In determining whether lease income for a particular tenant should be included in revenue, ICCC evaluates the remaining lease term, the effective date and rate of fixed lease increases, excess tenant improvements or other rental concessions.

Other Income. Under the Un-Anchored Retail underwriting guidelines, in determining the amount of “other income” to be included in the cash flow for a particular property, ICCC considers percentage rents (rent based on a percentage of the tenant’s monthly gross income rather than a fixed monthly amount), common area maintenance reimbursements and miscellaneous income based on historical figures, going back at least one year where possible, with adequate supporting documentation.

With respect to refinances, any reimbursements from the tenant to the borrower that are stated in the leases without evidence of actual collection are not included in “other income” unless there is an explanation as to why such reimbursements have not been collected. With respect to new construction, any reimbursements from the tenant to the borrower that are stated in the leases, where historical information is not available, are not included in “other income” unless there is full support of an appraisal stating that the reimbursements are within market ranges. With respect to purchases, any reimbursements from the tenant to the borrower that are stated in the leases may be included in “other income” with the support of an appraisal.

Vacancy. Under the Un-Anchored Retail underwriting guidelines, ICCC calculates vacancy based on the greater of actual vacancy or the current market vacancy with a minimum of 7%. In conducting a vacancy analysis, ICCC takes lease terms and near tern lease expirations into consideration.

Expenses. Under the Un-Anchored Retail underwriting guidelines, ICCC evaluates borrower expenses by comparing historical expenses, going back at least one year where possible, to the appraiser’s estimate of expenses and borrower’s pro forma. If historical expenses are not relied upon, sufficient documentation must be available to fully support the deviation from the historical expenses. In addition, ICCC will closely analyze repair and maintenance expenses to make certain that these only include normal wear and tear items and do not include capital expenditures.

Management. Under the Un-Anchored Retail underwriting guidelines, ICCC will underwrite to management fees at a minimum of 4% calculated based on EGI. The actual figure to be used should be compared to the appraisal and should never be less than an actual contract in place.

Replacement Reserves. Under the Un-Anchored Retail underwriting guidelines, the amount that should be set aside in the event a capital expenditure becomes necessary is generally $0.25 per square foot.

Tenant Improvements. Under the Un-Anchored Retail underwriting guidelines, ICCC underwrites tenant improvements based on local market conditions, as supported by an appraisal. In determining whether to include tenant improvements in its evaluation, ICCC considers several factors, including the credit worthiness of the tenant, whether a major tenant will vacate the property during the loan term and whether sufficient reserves per square foot are in place to cover replacing tenants whose leases expire during the loan term.

Leasing Commissions. Under the Un-Anchored Retail underwriting guidelines, ICCC takes into consideration the annual amount of reserves that should be set aside to provide payment of broker commissions to cover replacing tenants whose leases expire during the loan term. The amount of annual reserves should be based on local market standards as supported by an appraisal.

Lease Renewal/Retention. Under the Un-Anchored Retail underwriting guidelines, ICCC uses market conditions and historical property information in order to evaluate lease renewal and retention.

Underwriting Tenant Improvement/Leasing Commissions Reserve. Under the Un-Anchored Retail underwriting guidelines, and for underwriting purposes only, ICCC generally evaluates the amounts required for tenant improvements and leasing commissions at $0.45 per square foot.

Loan Amortization. Under the Un-Anchored Retail underwriting guidelines, ICCC evaluates several factors in determining acceptable loan amortization periods including whether the property is well maintained, the actual age of the property, the estimated remaining economic life of the collateral property and whether the property has had major verifiable renovations which have extended the economic life of the property. ICCC has discretion to determine an acceptable amortization period based on available information and supporting documentation. In no event will the amortization term of the loan be less than five (5) years shorter than the estimated remaining economic life of the collateral property as reflected in the property condition report.

Underwriting Guidelines of Impac Funding for Commercial Mortgage Loans for Self-Storage Properties

General. The following is a description of Impac Funding’s standards for commercial loans originated pursuant to their “Self Storage” underwriting guidelines. Self storage properties are generally classified as properties that rent space to the general public for the storage of miscellaneous goods.

Revenue. Under the Self Storage underwriting guidelines, ICCC analyzes and includes, in revenue, the most conservative of the following: the last 12 months of revenue, actual leases in place and paying rent less an appropriate allowance for vacancies or an estimate based on the market standard for leases on such properties based on an appraisal less an appropriate allowance for vacancies.

Other Income. Under the Self Storage underwriting guidelines, in determining the amount of “other income” to be included in the cash flow for a particular property, ICCC considers the operation of the property including packing and lock sales income which may be included in “other income” if it is based on the last twelve (12) months of revenue, preferably with an additional year or two of support.

Vacancy. Under the Self Storage underwriting guidelines, ICCC calculates vacancy based on the comparison of current rents in place less an appropriate allowance for vacancy or an appraisal estimate of market rents less an appropriate allowance for vacancy in the last twelve (12) months with a minimum of 5%.

Expenses. Under the Self Storage underwriting guidelines, in most instances, ICCC will use the expenses for the past twelve (12) months in its analysis, however, ICCC will use the most conservative of the following three approaches: the last twelve (12) months of expenses, borrower pro forma or appraisal pro forma. ICCC will document all deviations from the figure based on the last twelve (12) months of expenses.

Management. Under the Self Storage underwriting guidelines, ICCC will underwrite to management fees at a minimum of 6% figure, calculated based on EGI. If the property is owner managed, and there is not any figure for management in the Trailing 12 expenses, an appropriate figure must be included in the expense calculation.

Replacement Reserves. Under the Self Storage underwriting guidelines, the amount that should be set aside in the event a capital expenditure becomes necessary is generally $0.15 to $0.20 per square foot.

Loan Amortization. If the property is very well maintained and is 30 years old or less (actual age, not estimate of effective age), it is acceptable to use a 30 year amortization provided that that this does not exceed the estimated remaining economic life of the collateral property as reflected in the property condition report.

Properties over 30 years old should have a maximum amortization of 25 years. If the property has had major verifiable capital improvements and the remaining economic life has been significantly extended, it may be possible to use a longer amortization period. It is up to the Underwriter to determine an acceptable amortization period based on the available information and be able to present supporting documentation. In no event will the amortization term of the loan be less than 5 years shorter than the estimated remaining economic life of the collateral property as reflected in the property condition report..

Underwriting Guidelines of Impac Funding for Commercial Mortgage Loans for Mobile Home Park Properties

General. The following is a description of Impac Funding’s standards for commercial loans originated pursuant to their “Mobile Home Park” underwriting guidelines. Mobile Home Parks are properties that contain dwelling units that are generally factory assembled, transportable and intended for year-round occupancy. The seller provides financing for the land pads underneath the dwelling units and the common area real property. The loan collateral does not include the dwelling units themselves, unless owned by the owner of the underlying real property.

Revenue. Under the Mobile Home Park underwriting guidelines, revenue includes the last twelve (12) months of income on a mobile home property. If the last twelve (12) months of income is not available or is not applicable for some reason, a current rent roll can be used. The current rent roll must be compared to whatever historical information is available to fully understand how current rents compare to historical figures. Current rents should be compared to the appraisal to determine if they are within market ranges. In assessing the revenue from a mobile home park, ICCC will reduce above market leases to the market rental rate. ICCC will give credit towards revenue for any excess income generated on any “coaches” owned by the borrower. Owner owned coaches must be limited to no more than 20% of the property. ICCC will not give any credit to income generated by portions of the mobile home park which cater to recreational vehicles or other short term uses.

Other Income. Under the Mobile Home Park underwriting guidelines, in determining the amount of “other income” to be included in the cash flow for a particular mobile home park, ICCC considers laundry fees, parking fees, storage unit fees, cable TV fees, forfeited security deposits and utility reimbursements based on the figures from the last twelve (12) months with adequate support from historical averages.

Vacancy. Under the Mobile Home Park underwriting guidelines, ICCC calculates vacancy based on the greater of actual vacancy or the current market vacancy with a minimum of 5%, weighing historical averages in the final decision process. In conducting the vacancy analysis, ICCC takes into consideration any spaces currently out of service and the number of employee units.

Expenses. Under the Mobile Home Park underwriting guidelines, ICCC evaluates expenses by looking at the expenses for the past twelve (12) months as the basis for operating expenses. ICCC will compare the expenses for the past twelve (12) months against the appraiser’s estimate of expenses and borrower’s pro forma. In addition, ICCC will closely analyze repair and maintenance expenses make certain these only include normal wear and tear items and do not include capital expenditures.

Offsite Management. Under the Mobile Home Park underwriting guidelines, ICCC will underwrite to management fees at a market rate with a minimum of 4%, calculated based on EGI. If the property is owner managed, and there is not any figure for management in the expenses for the past twelve (12) months, an appropriate figure must be included in the expense calculation.

Onsite Management. Under the Mobile Home Park underwriting guidelines, onsite property management is a necessity depending on the number of spaces in the property. For properties with less than 24 units, there are no onsite management expenses. For properties with 24-40 units, the onsite management expenses include the market salary of a manager. For properties with over 40 units, the onsite management expenses include the market salary of a manager and a half time employee. The foregoing is a guide to be compared to the onsite management expenses for the past twelve (12) months, the appraiser’s estimate of expenses and borrower’s pro forma.

Replacement Reserves. Under the Mobile Home Park underwriting guidelines, the amount that should be set aside in the event a capital expenditure becomes necessary is generally $50 per space per annum depending on the property’s level of improvements, age and renovation status.

Loan Amortization. If the property is very well maintained and is 30 years old or less (actual age, not estimate of effective age), it is acceptable to use a 30 year amortization provided that that this does not exceed the estimated remaining economic life of the collateral property as reflected in the property condition report.

Properties over 30 years old should have a maximum amortization of 25 years. If the property has had major verifiable capital improvements and the remaining economic life has been significantly extended, it may be possible to use a longer amortization period. It is up to the Underwriter to determine an acceptable amortization period based on the available information and be able to present supporting documentation. In no event will the amortization term of the loan be less than 5 years shorter than the estimated remaining economic life of the collateral property as reflected in the property condition report.

In addition, see “The Mortgage Pools—Underwriting Criteria” in the prospectus.

American Home Mortgage Corp.

General

American Home Mortgage Corp. (“American Home”) is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center. American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of long and short reset ARM loans and first-lien, fixed-rate mortgage loans for the past three years and for the nine months ended September 30, 2006:

Long Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Number of Loans	7,364	19,282	42,559	22,661
Principal Balance	$1,651,545,617	$4,611,088,818	$11,228,861,541	$6,798,048,430

Fixed-Rate Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Number of Loans	74,462	59,576	97,645	88,825
Principal Balance	$12,969,494,087	$10,586,364,298	$19,633,708,424	$18,186,337,602

Short Reset Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Number of Loans	9,652	21,858	28,177	40,432
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441	$15,353,069,212

With respect to the table above, a long reset ARM is any ARM loan with an initial fixed-rate period of five years or longer, and a short reset ARM is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

Additional Information

The description in this prospectus supplement of the statistical mortgage loans and the mortgaged properties is based upon the sample mortgage pool as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. However, many of the statistical mortgage loans may not be included in the trust as mortgage loans as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. The characteristics of each final loan group will not materially differ from the information provided with respect to each sample loan group. Within 15 days of the Closing Date, tables reflecting the composition of the mortgage loans in each loan group will be filed on Form 8-K with the Commission.

STATIC POOL INFORMATION

The Depositor will provide static pool information, material to this offering, with respect to the experience of Impac Funding and American Home in securitizing asset pools of the same type at http://regabimpacisac.com.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

The static pool information with respect to American Home contain vintage information with respect to its fixed rate and long-reset ARM loan originations (long-reset ARMs are mortgage loans with an initial fixed-rate period of five years or more). Approximately 28.05% and 0.11% of the statistical mortgage loans in the trust that were originated by American Home are fixed rate loans and long-reset hybrid ARMs, respectively.

THE ISSUING ENTITY

Impac Secured Assets Trust 2006-5 is a common law trust formed under the laws of the State of New York pursuant to the Agreement among the Depositor, Sponsor, Master Servicer and the Trustee, dated as of December 1, 2006. The Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Impac Secured Assets Trust 2006-5 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. For a description of other provisions relating to amending the Agreement, please see “The Agreements—Amendment” in the base prospectus.

The assets of the Impac Secured Assets Trust 2006-5 will consist of the mortgage loans and certain related assets. The fiscal year end of Impac Secured Assets Trust 2006-5 is December 31.

THE DEPOSITOR

The Depositor, Impac Secured Assets Corp., was incorporated in the state of California in May of 1966 as Imperial Credit Secured Assets Corp. The Depositor changed its name to ICIFC Secured Assets Corp. in July of 1996, and changed its name to Impac Secured Assets Corp. in January of 1998. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets. See “The Sponsor” below for information regarding the size, composition and growth of the total portfolio of assets for which Impac Secured Assets Corp. has served as Depositor.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $14 billion. In conjunction with the Sponsor’s acquisition of mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The Depositor’s principal executive offices are located at 19500 Jamboree Road, Irvine, California 92612 and its phone number is (949) 475-3600.
THE SPONSOR

The Sponsor, Impac Funding Corporation, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of December 21, 2006, among the Sponsor, the Depositor and Impac Mortgage Holdings, Inc.

The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the Depositor. The Sponsor commenced operation in California in 1995.

The Sponsor maintains its principal office at 19500 Jamboree Road, Irvine, California 92612 and its phone number is (949) 475-3600.

The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The Sponsor has been securitizing residential mortgage loans since 1995. The Sponsor securitized residential mortgage loans in two transactions with an aggregate principal balance of $883,975,000 during the year ending December 31, 2003. The Sponsor securitized residential mortgage loans in four transactions with an aggregate principal balance of $3,724,226,000 during the year ending December 31, 2004. The Sponsor securitized residential mortgage loans in two transactions with an aggregate principal balance of $2,612,035,471 during the year ending December 31, 2005. The Sponsor securitized residential and multifamily mortgage loans in three transactions with an aggregate principal balance of $3,811,644,000 during the first nine months of 2006.

PERMITTED INVESTMENTS

Any institution maintaining a custodial account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to the Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to the Agreement, if the Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in a custodial account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in a custodial account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(a) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(c) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(e) a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which Deutsche Bank National Trust Company or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140; and

(f) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates (without taking the Certificate Guaranty Insurance Policy into account) by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140;

provided, however, that no instrument shall be a permitted investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

To the extent that the Trustee receives any materials in connection with the holding of any Permitted Investment which require the holder to vote, the Trustee shall not exercise such holder’s voting rights.

Permitted Investments shall not be sold prior to maturity, except that a money market fund or qualified investment fund may be liquidated at any time.

YIELD ON THE CERTIFICATES

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act of 1940” in the prospectus. The Subservicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans subserviced by it, but only to the extent of its aggregate Subservicing Fee for the related Due Period. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent required to be paid by Subservicer and not so paid, and to the extent of its aggregate Master Servicing Fee for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to the Class 2-A Certificates will not be covered by the Certificate Guaranty Insurance Policy. Any resulting shortfalls will be allocated among the certificates as provided in this prospectus supplement under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates.”

General Yield and Prepayment Considerations

The yield to maturity of the Offered Certificates will be sensitive to defaults on the related mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Sponsor). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend, in the case of the Offered Certificates, upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

To the extent the related Net WAC Rate becomes the Pass-Through Rate on the Offered Certificates, then in such case, less interest will accrue on such certificates than would otherwise be the case. For a discussion of factors that could limit the Pass-Through Rate on the certificates, see “Risk Factors—The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Net WAC Shortfall Amounts with Respect to Such Certificates” in this prospectus supplement.

Approximately 0.06%, 17.10%, 0.08% and 53.54% of the statistical Group 1 Loans in the aggregate have initial interest only periods of three, five, seven and ten years, respectively. Approximately 4.17% and 15.78% of the statistical Group 2 Loans have initial interest only periods of three and five years, respectively. During this period, the payment made by the related borrower may be less than it would be if the mortgage loan amortized. In addition, the scheduled monthly payments will not include a principal portion during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

Approximately 40.61% of the statistical Group 1 Loans in limited circumstances provide for payment by the borrower of a prepayment charge on certain prepayments. Approximately all of the statistical Group 2 Loans in limited circumstances provide for payment by the borrower of a prepayment charge on certain prepayments. The holders of the Class 1-P Certificates will be entitled to all prepayment charges received on the Group 1 Loans, and these amounts will not be available for distribution on the other classes of certificates. The holders of the Class 2-P Certificates will be entitled to all prepayment charges received on the Group 2 Loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Master Servicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Master Servicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Master Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

Yield Sensitivity of the Offered Certificates

If the overcollateralization with respect to the Group 1 Loans has been reduced to zero and the certificate principal balances of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-A1-A, Class 1-A1-B, Class 1-A1-C and Class 1-AM Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-A1-A, Class 1-A1-B, Class 1-A1-C and Class 1-AM Certificates on a pro rata basis; provided, however, that any losses otherwise allocable to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates will first be allocated to the Class 1-AM Certificates until the certificate principal balance thereof is reduced to zero. If the overcollateralization with respect to the Group 1 Loans has been reduced to zero and the certificate principal balances of the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-1 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-M-1 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-2 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-M-2 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-3 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-M-3 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-4 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-M-4 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-5 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-M-5 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-7, Class 1-M-8 and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-6 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-M-6 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-M-8 Certificates and Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-7 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-M-7 Certificates. If the overcollateralization with respect to the Group 1 Loans and the certificate principal balance of the Class 1-B Certificates have been reduced to zero, the yield to maturity on the Class 1-M-8 Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-M-8 Certificates. If the overcollateralization with respect to the Group 1 Loans has been reduced to zero, the yield to maturity on the Class 1-B Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 1-B Certificates. The initial undivided interests in the trust evidenced by the Class 1-A, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates are approximately 93.50%, 1.30%, 1.20%, 0.65%, 0.55%, 0.50%, 0.35%, 0.35%, 0.35% and 0.45%, respectively, of the related Cut-off Date Balance.

If the overcollateralization with respect to the Group 2 Loans has been reduced to zero, the yield to maturity on the Class 2-A Certificates will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) because the entire amount of any related Realized Losses (to the extent not covered by related Net Monthly Excess Cashflow) will be allocated to the Class 2-A Certificates until the certificate principal balance thereof is reduced to zero; provided, however, that any Realized Loss applied to the Class 2-A Certificates will be covered by the Certificate Guaranty Insurance Policy. The initial undivided interest in the Trust evidenced by the Class 2-A Certificates is approximately 96.70% of the related Cut-off Date Balance.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Master Servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the Certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Trustee, then any related expenses shall be reimbursable by the Issuing Entity to the Master Servicer, which will reduce the amount available to pay principal of and interest on the Offered Certificates. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—Statistical Mortgage Loan Characteristics” in this prospectus supplement.

Investors in the Offered Certificates should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. Once Realized Losses have been allocated to the Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Offered Certificates (other than a Realized Loss allocated to the Class 2-A Certificates that is covered by the Certificate Insurance Policy) from related and non-related Net Monthly Excess Cashflow and from payments received under the Interest Rate Swap Agreements and Cap Contracts, according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Payments Under the Interest Rate Swap Agreements and Cap Contracts” below. In addition, the Certificate Principal Balances of the Offered Certificates may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such certificates.

Unless the Certificate Principal Balances of the Class 1-A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to any principal distributions until the related Stepdown Date or during any period in which a related Trigger Event is in effect. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class 1-A Certificates and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a related Trigger Event could result from either delinquencies or losses, it is possible for the Subordinate Certificates to receive no principal distributions (unless the Certificate Principal Balances of the Class 1-A Certificates have been reduced to zero) on and after the Group 1 Stepdown Date even if no losses have occurred on the mortgage loans.

Yield Sensitivity of the Offered Certificates to One-Month LIBOR

The yield to investors on the Offered Certificates will be sensitive to fluctuations in the level of One-Month LIBOR. The Pass-Through Rate on the Offered Certificates will vary with One-Month LIBOR. Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR. Investors in the Offered Certificates should also fully consider the effect on the yields on those certificates of changes in the level of One-Month LIBOR.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared using the assumptions in the following paragraph and the table set forth below (the “Structuring Assumptions”). There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates and the Subordinate Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Class A Certificates and the Subordinate Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that: (i) the mortgage pool consists of 218 hypothetical mortgage loans having the following characteristics:

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)
1	1	FRM-1st Liens	298,900.00	7.220	7.500	4	116	356	356
2	1	FRM-1st Liens	20,912,785.58	7.020	7.300	2	118	358	358
3	1	FRM-1st Liens	4,102,251.50	6.234	6.514	1	119	359	359
4	1	FRM-1st Liens	1,863,583.97	6.876	7.156	2	118	358	358
5	1	FRM-1st Liens	2,170,465.00	7.214	7.650	2	118	358	358
6	1	FRM-1st Liens	1,028,000.00	5.936	6.216	1	119	359	359
7	1	FRM-1st Liens	325,200.00	7.765	8.045	3	117	357	357
8	1	FRM-1st Liens	33,703,368.09	6.877	7.163	2	118	358	358
9	1	FRM-1st Liens	8,032,350.00	6.368	6.648	1	119	359	359
10	1	FRM-1st Liens	428,000.00	7.095	7.375	1	119	359	359
11	1	FRM-1st Liens	10,995,804.08	6.484	6.794	2	118	358	358
12	1	FRM-1st Liens	1,149,400.00	6.584	6.864	2	118	358	358
13	1	FRM-1st Liens	250,396,238.16	7.044	7.338	2	118	358	358
14	1	FRM-1st Liens	2,790,250.00	7.365	7.645	2	58	226	226
15	1	FRM-1st Liens	1,519,900.00	7.400	7.680	1	59	359	359
16	1	FRM-1st Liens	12,476,085.33	6.901	7.181	2	58	235	235
17	1	FRM-1st Liens	413,600.00	7.958	8.238	2	58	265	265
18	1	FRM-1st Liens	3,363,500.00	8.116	8.396	2	58	200	200
19	1	FRM-1st Liens	452,051.52	8.004	8.284	3	N/A	357	357
20	1	FRM-1st Liens	22,044,053.38	6.922	7.235	1	N/A	354	354
21	1	FRM-1st Liens	1,414,914.98	6.273	6.553	2	N/A	358	358
22	1	FRM-1st Liens	6,230,085.54	6.945	7.225	3	N/A	357	357
23	1	FRM-1st Liens	4,147,870.29	6.671	6.951	1	N/A	354	354
24	1	FRM-1st Liens	172,427.80	6.720	7.000	4	N/A	356	356
25	1	FRM-1st Liens	625,556.30	6.568	6.848	2	N/A	358	358
26	1	FRM-1st Liens	1,049,628.54	7.405	7.685	4	N/A	348	348
27	1	FRM-1st Liens	35,776,312.89	6.747	7.053	2	N/A	351	351
28	1	FRM-1st Liens	5,204,843.53	6.732	7.012	1	N/A	356	356
29	1	FRM-1st Liens	3,123,767.16	6.961	7.241	1	N/A	335	335
30	1	FRM-1st Liens	336,159.96	7.237	7.517	19	N/A	341	341
31	1	FRM-1st Liens	556,801.37	7.064	7.344	2	N/A	358	358
32	1	FRM-1st Liens	187,214,054.81	6.856	7.150	2	N/A	354	354
33	1	FRM-1st Liens	388,313.68	6.345	6.625	3	N/A	477	357
34	1	FRM-1st Liens	611,366.96	7.095	7.375	3	N/A	477	357
35	1	FRM-1st Liens	184,729.40	6.710	6.990	1	N/A	479	359
36	1	FRM-1st Liens	306,218.11	6.220	6.500	2	N/A	478	358
37	1	FRM-1st Liens	321,084.31	6.342	6.622	1	N/A	479	359
38	1	FRM-1st Liens	175,928.09	6.470	6.750	1	N/A	479	359

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)
39	1	FRM-1st Liens	172,614.84	6.970	7.250	2	N/A	478	358
40	1	FRM-1st Liens	1,455,794.35	6.493	6.837	1	N/A	479	359
41	1	2/28 ARM	279,000.00	5.995	7.650	2	118	358	358
42	1	2/28 ARM	226,550.00	7.930	9.225	1	119	359	359
43	1	2/28 ARM	539,400.00	6.292	8.359	3	117	357	357
44	1	2/28 ARM	975,000.00	7.720	8.125	2	118	358	358
45	1	2/28 ARM	907,270.00	7.439	7.844	2	118	358	358
46	1	2/28 ARM	280,000.00	6.345	6.750	1	59	359	359
47	1	2/28 ARM	932,700.00	7.428	7.833	1	59	359	359
48	1	2/28 ARM	3,244,100.00	6.834	7.239	1	59	359	359
49	1	2/28 ARM	717,579.09	10.255	10.660	1	N/A	359	359
50	1	2/28 ARM	248,466.40	7.525	8.740	3	N/A	357	357
51	1	2/28 ARM	650,700.00	9.670	10.075	0	N/A	360	360
52	1	2/28 ARM	1,476,321.83	7.647	8.052	2	N/A	358	358
53	1	2/28 ARM	1,489,505.00	5.635	7.670	3	N/A	357	357
54	1	2/28 ARM	216,000.00	7.570	7.975	0	N/A	360	360
55	1	2/28 ARM	112,874.48	5.375	7.290	2	N/A	358	358
56	1	2/28 ARM	1,429,079.24	6.360	8.571	3	N/A	357	357
57	1	2/28 ARM	1,190,345.12	7.819	8.283	2	N/A	358	358
58	1	2/28 ARM	191,941.73	7.395	7.800	1	N/A	479	359
59	1	3/27 ARM	350,636.63	6.720	7.125	2	N/A	358	358
60	1	3/27 ARM	392,000.00	5.470	5.875	1	119	359	359
61	1	3/27 ARM	1,441,370.00	6.294	6.699	2	118	358	358
62	1	3/27 ARM	412,462.00	6.095	6.500	1	119	359	359
63	1	3/27 ARM	519,335.00	7.354	8.225	1	119	359	359
64	1	3/27 ARM	1,104,800.00	5.881	6.286	1	119	359	359
65	1	3/27 ARM	924,692.00	6.452	7.034	1	119	359	359
66	1	3/27 ARM	7,093,644.00	6.940	7.345	2	118	358	358
67	1	3/27 ARM	836,000.00	5.713	6.118	1	35	359	359
68	1	3/27 ARM	752,350.00	5.868	6.273	1	59	359	359
69	1	3/27 ARM	448,550.00	5.926	6.331	1	59	359	359
70	1	3/27 ARM	504,000.00	5.095	5.500	1	59	359	359
71	1	3/27 ARM	1,474,000.00	5.702	6.107	1	59	359	359
72	1	3/27 ARM	750,600.00	5.673	6.078	0	60	360	360
73	1	3/27 ARM	959,000.00	5.890	6.295	1	59	359	359
74	1	3/27 ARM	77,940.64	6.970	7.375	1	N/A	359	359
75	1	3/27 ARM	849,756.26	7.171	7.576	2	N/A	358	358
76	1	3/27 ARM	1,205,539.71	6.665	7.070	2	N/A	358	358
77	1	3/27 ARM	667,697.23	5.970	6.375	1	N/A	479	359
78	1	3/27 ARM	719,189.58	6.195	6.600	1	N/A	479	359
79	1	5/25 ARM	273,226.17	5.970	6.375	5	N/A	355	355

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)
80	1	5/25 ARM	579,500.00	6.037	6.442	1	119	359	359
81	1	5/25 ARM	2,560,288.98	6.249	6.654	3	117	357	357
82	1	5/25 ARM	1,512,600.00	6.349	6.754	1	119	359	359
83	1	5/25 ARM	19,519,731.01	6.350	6.755	2	118	358	358
84	1	5/25 ARM	1,180,000.00	6.095	6.500	4	116	356	356
85	1	5/25 ARM	539,910.00	6.470	6.875	4	116	356	356
86	1	5/25 ARM	86,645,214.93	6.406	6.811	3	117	357	357
87	1	5/25 ARM	618,350.00	7.392	7.797	2	58	358	358
88	1	5/25 ARM	356,200.00	6.872	7.277	2	58	358	358
89	1	5/25 ARM	4,751,550.00	6.678	7.083	2	58	358	358
90	1	5/25 ARM	787,740.31	6.205	6.610	2	58	358	358
91	1	5/25 ARM	175,900.00	6.345	6.750	3	57	357	357
92	1	5/25 ARM	20,529,977.89	6.669	7.074	3	57	357	357
93	1	5/25 ARM	347,353.65	5.970	6.375	1	N/A	359	359
94	1	5/25 ARM	600,586.26	6.470	6.875	1	N/A	359	359
95	1	5/25 ARM	2,584,872.91	6.261	6.666	2	N/A	358	358
96	1	5/25 ARM	7,153,962.35	6.414	6.819	4	N/A	356	356
97	1	5/25 ARM	24,151,700.00	6.568	6.973	1	119	359	359
98	1	5/25 ARM	1,906,100.00	6.288	6.805	1	119	359	359
99	1	5/25 ARM	3,335,795.00	6.304	6.805	1	119	359	359
100	1	5/25 ARM	766,099.99	5.788	6.542	4	116	356	356
101	1	5/25 ARM	2,898,774.00	7.280	7.810	1	119	359	359
102	1	5/25 ARM	36,352,018.00	6.440	6.850	1	119	359	359
103	1	5/25 ARM	36,755,093.07	6.456	6.882	2	118	358	358
104	1	5/25 ARM	700,000.00	7.063	7.468	1	119	359	359
105	1	5/25 ARM	1,548,500.00	6.273	6.678	0	120	360	360
106	1	5/25 ARM	99,973,517.49	6.557	6.962	2	118	358	358
107	1	5/25 ARM	31,567,235.00	6.506	6.911	1	59	359	359
108	1	5/25 ARM	458,000.00	5.745	6.150	0	60	360	360
109	1	5/25 ARM	16,852,520.00	6.400	6.805	0	60	360	360
110	1	5/25 ARM	2,098,550.00	6.702	7.107	0	60	360	360
111	1	5/25 ARM	1,365,000.00	6.708	7.113	1	59	359	359
112	1	5/25 ARM	178,766.00	6.345	6.750	2	58	358	358
113	1	5/25 ARM	45,270,345.00	6.378	6.827	1	59	359	359
114	1	5/25 ARM	16,655,941.00	6.475	6.901	1	59	359	359
115	1	5/25 ARM	447,200.00	6.470	6.875	1	59	359	359
116	1	5/25 ARM	1,493,600.00	6.971	7.376	0	60	360	360
117	1	5/25 ARM	1,200,200.00	6.622	7.027	0	60	360	360
118	1	5/25 ARM	380,500.00	7.435	7.840	3	57	357	357
119	1	5/25 ARM	43,948,888.84	6.653	7.072	1	59	359	359
120	1	5/25 ARM	3,220,758.25	6.925	7.446	1	N/A	359	359

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)
121	1	5/25 ARM	79,760.26	7.095	7.500	4	N/A	356	356
122	1	5/25 ARM	1,671,876.68	6.484	6.889	1	N/A	359	359
123	1	5/25 ARM	1,269,705.72	6.559	8.222	2	N/A	358	358
124	1	5/25 ARM	1,498,314.33	7.218	7.738	2	N/A	358	358
125	1	5/25 ARM	4,300,127.37	6.485	6.890	1	N/A	359	359
126	1	5/25 ARM	5,040,318.90	6.777	7.278	1	N/A	359	359
127	1	5/25 ARM	173,445.95	6.220	6.625	1	N/A	359	359
128	1	5/25 ARM	112,234.39	7.055	8.680	4	N/A	356	356
129	1	5/25 ARM	15,276,455.07	7.169	7.574	1	N/A	359	359
130	1	5/25 ARM	1,651,610.84	6.643	7.048	1	N/A	479	359
131	1	5/25 ARM	409,894.70	6.560	8.375	1	N/A	479	359
132	1	5/25 ARM	793,138.86	6.802	7.207	1	N/A	479	359
133	1	5/25 ARM	1,108,260.17	6.792	7.396	1	N/A	479	359
134	1	5/25 ARM	4,046,783.78	6.552	6.957	1	N/A	479	359
135	1	5/25 ARM	2,434,869.59	6.531	7.114	1	N/A	479	359
136	1	5/25 ARM	1,892,758.63	6.820	7.294	1	N/A	479	359
137	1	7/23 & 10/20 ARM	332,000.00	5.595	6.000	1	119	359	359
138	1	7/23 & 10/20 ARM	121,000.00	5.845	6.250	2	82	358	358
139	1	7/23 & 10/20 ARM	382,000.00	6.547	6.952	1	83	359	359
140	1	7/23 & 10/20 ARM	213,000.00	5.970	6.375	1	83	359	359
141	1	7/23 & 10/20 ARM	1,782,500.00	6.053	6.458	1	119	359	359
142	1	7/23 & 10/20 ARM	460,000.00	5.720	6.125	1	119	359	359
143	1	7/23 & 10/20 ARM	1,080,000.00	7.341	7.746	1	119	359	359
144	1	7/23 & 10/20 ARM	1,788,500.00	5.840	6.245	1	119	359	359
145	1	7/23 & 10/20 ARM	11,083,700.00	6.140	6.545	1	119	359	359
146	1	7/23 & 10/20 ARM	628,800.00	6.220	6.625	1	59	359	359
147	1	7/23 & 10/20 ARM	896,450.00	6.230	6.635	1	59	359	359
148	1	7/23 & 10/20 ARM	789,400.00	6.077	6.482	1	59	359	359
149	1	7/23 & 10/20 ARM	713,400.00	6.063	6.468	1	59	359	359
150	1	7/23 & 10/20 ARM	336,000.00	6.970	7.375	1	83	359	359
151	1	7/23 & 10/20 ARM	419,611.00	5.970	6.375	1	N/A	359	359
152	1	7/23 & 10/20 ARM	1,071,957.05	6.584	6.989	1	N/A	359	359
153	1	7/23 & 10/20 ARM	126,879.50	5.845	6.250	1	N/A	359	359
154	1	7/23 & 10/20 ARM	681,580.00	6.026	6.431	1	N/A	359	359
155	1	Short reset ARM	840,000.00	7.095	7.500	5	115	355	355
156	1	Short reset ARM	9,027,701.40	6.150	6.555	2	118	358	358
157	1	Short reset ARM	2,474,498.88	5.312	5.717	2	N/A	358	358
158	1	Short reset ARM	360,000.00	5.220	5.625	1	119	359	359
159	1	Short reset ARM	954,000.00	5.335	5.740	1	119	359	359
160	1	Short reset ARM	2,545,000.00	5.559	5.964	1	119	359	359
161	1	Short reset ARM	109,910.28	8.985	10.400	1	N/A	359	359

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)
162	1	Short reset ARM	1,042,055.22	5.569	5.974	1	N/A	359	359
163	1	FRM-2nd Liens	465,298.00	11.951	12.481	2	58	188	188
164	1	FRM-2nd Liens	138,400.00	14.239	14.769	2	58	358	358
165	1	FRM-2nd Liens	216,882.92	11.768	12.298	2	N/A	358	358
166	1	FRM-2nd Liens	35,693.02	13.160	13.690	1	N/A	359	359
167	1	FRM-2nd Liens	388,779.62	10.471	11.001	3	N/A	276	276
168	1	FRM-2nd Liens	1,000,047.30	11.802	12.332	2	N/A	316	316
169	1	FRM-2nd Liens	62,500.00	10.845	11.375	3	57	357	177
170	1	FRM-2nd Liens	170,350.00	11.862	12.392	2	58	358	178
171	1	FRM-2nd Liens	407,500.00	10.455	10.985	2	58	358	178
172	1	FRM-2nd Liens	693,200.00	12.294	12.824	2	58	358	178
173	1	FRM-2nd Liens	6,114,053.37	11.947	12.477	2	N/A	358	178
174	1	FRM-2nd Liens	4,962,734.16	11.818	12.348	2	N/A	358	178
175	1	FRM-2nd Liens	10,311,366.21	11.131	11.661	2	N/A	358	178
176	1	FRM-2nd Liens	154,962.41	12.210	12.740	1	N/A	359	179
177	1	FRM-2nd Liens	14,092,340.77	11.897	12.427	2	N/A	358	178
178	2	3/27 ARM	10,206,500.00	6.747	7.027	2	34	358	358
179	2	3/27 ARM	15,902,484.35	6.687	6.967	4	N/A	356	356
180	2	3/27 ARM	19,616,766.57	7.774	8.054	4	N/A	356	356
181	2	3/27 ARM	538,440.32	8.345	8.625	4	N/A	356	356
182	2	3/27 ARM	2,419,000.00	6.399	6.679	3	33	357	357
183	2	3/27 ARM	8,781,479.30	6.240	6.520	3	N/A	357	357
184	2	3/27 ARM	759,675.27	6.565	6.845	3	N/A	425	279
185	2	3/27 ARM	2,321,688.85	6.248	6.528	2	N/A	478	358
186	2	5/25 ARM	4,700,000.00	6.495	6.775	4	56	356	356
187	2	5/25 ARM	50,747,941.73	6.565	6.845	3	57	357	357
188	2	5/25 ARM	62,699,299.23	6.820	7.100	3	N/A	357	357
189	2	5/25 ARM	10,962,036.16	7.417	7.697	3	N/A	357	357
190	2	5/25 ARM	9,559,000.00	6.294	6.574	3	57	357	357
191	2	5/25 ARM	14,121,594.01	6.371	6.651	2	N/A	358	358
192	2	5/25 ARM	899,666.63	6.820	7.100	1	N/A	479	359
193	2	5/25 ARM	15,011,201.26	6.761	7.041	4	N/A	476	356
194	2	5/25 ARM	10,986,542.34	7.068	7.348	3	N/A	357	173
195	2	5/25 ARM	11,085,232.84	6.285	6.565	2	N/A	478	358
196	2	7/23 ARM	5,520,196.31	6.420	6.700	1	N/A	359	359
197	2	7/23 ARM	11,353,717.75	6.784	7.064	4	N/A	356	356
198	2	7/23 ARM	646,784.57	7.757	8.037	2	N/A	358	358
199	2	7/23 ARM	5,682,021.20	6.306	6.586	3	N/A	357	357
200	2	7/23 ARM	2,748,804.07	6.245	6.525	1	N/A	479	359
201	2	10/20 ARM	24,181,018.94	6.585	6.865	3	N/A	357	357
202	2	10/20 ARM	2,562,444.89	8.286	8.566	3	N/A	357	357

Loan Number	Loan Group	Prepay Group	Principal Balance ($)	Net Mortgage Rate (%)	Mortgage Rate (%)	Age (in months)	Remaining Interest Only Period (in months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)
203	2	10/20 ARM	2,620,470.16	6.566	6.846	3	N/A	357	357
204	2	10/20 ARM	918,148.83	6.095	6.375	1	N/A	359	359
205	2	10/20 ARM	1,414,820.29	6.470	6.750	2	N/A	358	358
206	2	10/20 ARM	16,807,083.77	6.310	6.590	2	N/A	358	358
207	2	10/20 ARM	2,980,638.48	7.145	7.425	5	N/A	355	175
208	2	10/20 ARM	4,767,764.87	7.181	7.461	4	N/A	341	177
209	2	10/20 ARM	2,492,714.00	6.720	7.000	4	N/A	356	176
210	2	10/20 ARM	10,206,695.75	6.720	7.000	3	N/A	357	177
211	2	10/20 ARM	1,709,070.57	6.264	6.544	1	N/A	479	359
212	2	10/20 ARM	2,198,995.98	6.070	6.350	1	N/A	479	359
213	2	Conduit Buster	4,555,000.00	6.336	6.616	2	34	358	358
214	2	Conduit Buster	31,171,710.40	6.374	6.654	4	N/A	356	356
215	2	Conduit Buster	450,880.57	6.345	6.625	3	N/A	357	357
216	2	Conduit Buster	19,627,899.11	6.617	6.897	3	N/A	374	203
217	2	Conduit Buster	2,831,486.93	6.382	6.662	1	N/A	308	119
218	2	Short reset ARM	3,129,473.23	5.970	6.250	6	N/A	354	354

Loan Number	Loan Group	Prepay Group	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index
1	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Loan Number	Loan Group	Prepay Group	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index
19	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
21	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
27	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	1	FRM-1st Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	1	2/28 ARM	5.275	22	3.000	6	1.000	13.650	5.275	6-Month LIBOR
42	1	2/28 ARM	4.850	23	6.000	6	2.000	15.225	4.850	6-Month LIBOR
43	1	2/28 ARM	5.596	21	3.000	6	1.000	14.359	5.596	6-Month LIBOR
44	1	2/28 ARM	2.250	22	3.000	6	1.000	13.125	2.250	6-Month LIBOR
45	1	2/28 ARM	2.957	22	3.000	6	1.000	12.844	2.957	6-Month LIBOR
46	1	2/28 ARM	3.000	23	3.000	6	1.000	12.750	3.000	6-Month LIBOR
47	1	2/28 ARM	3.599	23	3.000	6	1.000	13.833	3.599	6-Month LIBOR
48	1	2/28 ARM	2.463	23	4.035	6	1.805	13.239	3.263	6-Month LIBOR
49	1	2/28 ARM	3.000	23	3.000	6	1.000	16.660	9.823	6-Month LIBOR
50	1	2/28 ARM	2.875	21	3.000	6	1.000	14.740	2.875	6-Month LIBOR
51	1	2/28 ARM	6.325	24	3.000	6	1.000	16.075	6.325	6-Month LIBOR
52	1	2/28 ARM	2.358	22	3.000	6	1.000	13.196	2.358	6-Month LIBOR
53	1	2/28 ARM	3.774	21	3.000	6	1.000	13.670	3.774	6-Month LIBOR
54	1	2/28 ARM	3.365	24	3.000	6	1.000	13.975	3.365	6-Month LIBOR
55	1	2/28 ARM	5.425	22	3.000	6	1.000	13.290	5.425	6-Month LIBOR
56	1	2/28 ARM	4.502	21	3.000	6	1.000	14.571	4.502	6-Month LIBOR
57	1	2/28 ARM	3.288	22	3.000	6	1.000	13.909	3.775	6-Month LIBOR
58	1	2/28 ARM	3.000	23	3.000	6	1.000	13.800	3.000	6-Month LIBOR

Loan Number	Loan Group	Prepay Group	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index
59	1	3/27 ARM	2.250	34	2.000	12	2.000	13.125	2.250	1-Year LIBOR
60	1	3/27 ARM	2.750	35	3.000	6	1.000	11.875	2.750	6-Month LIBOR
61	1	3/27 ARM	3.960	34	3.000	6	1.000	12.219	3.960	6-Month LIBOR
62	1	3/27 ARM	2.750	35	3.000	6	1.000	12.500	2.750	6-Month LIBOR
63	1	3/27 ARM	2.875	35	6.000	6	2.000	14.225	2.875	6-Month LIBOR
64	1	3/27 ARM	2.937	35	3.000	6	1.000	12.286	2.937	6-Month LIBOR
65	1	3/27 ARM	3.496	35	5.073	6	2.000	13.034	4.191	6-Month LIBOR
66	1	3/27 ARM	3.967	34	2.804	6	1.142	12.891	4.313	6-Month LIBOR
67	1	3/27 ARM	2.461	35	2.842	6	1.000	11.276	2.461	6-Month LIBOR
68	1	3/27 ARM	3.000	35	3.000	6	1.000	12.273	3.000	6-Month LIBOR
69	1	3/27 ARM	3.000	35	3.000	6	1.000	12.331	3.000	6-Month LIBOR
70	1	3/27 ARM	3.000	35	3.000	6	1.000	11.500	3.000	6-Month LIBOR
71	1	3/27 ARM	3.000	35	3.000	6	1.000	12.107	3.000	6-Month LIBOR
72	1	3/27 ARM	3.000	36	3.000	6	1.000	12.078	3.000	6-Month LIBOR
73	1	3/27 ARM	3.400	35	2.800	6	1.200	12.295	3.726	6-Month LIBOR
74	1	3/27 ARM	2.875	35	6.000	6	2.000	13.375	2.875	6-Month LIBOR
75	1	3/27 ARM	3.940	34	3.996	6	2.000	13.576	5.819	6-Month LIBOR
76	1	3/27 ARM	4.636	34	2.132	6	1.868	12.937	4.636	6-Month LIBOR
77	1	3/27 ARM	2.875	35	6.000	6	2.000	12.375	2.875	6-Month LIBOR
78	1	3/27 ARM	3.027	35	6.000	6	1.594	12.600	3.027	6-Month LIBOR
79	1	5/25 ARM	2.750	55	5.000	12	2.000	11.375	2.750	1-Year Treasury
80	1	5/25 ARM	3.250	59	5.000	12	2.000	11.442	3.250	1-Year LIBOR
81	1	5/25 ARM	2.403	57	5.000	12	2.000	11.654	2.403	1-Year LIBOR
82	1	5/25 ARM	3.250	59	5.000	12	2.000	11.754	3.250	1-Year LIBOR
83	1	5/25 ARM	2.685	58	3.777	12	2.000	11.821	2.705	1-Year LIBOR
84	1	5/25 ARM	2.250	56	5.000	12	2.000	11.500	2.250	1-Year LIBOR
85	1	5/25 ARM	2.250	56	2.000	12	2.000	11.875	2.250	1-Year LIBOR
86	1	5/25 ARM	2.492	57	3.989	12	2.000	11.842	2.531	1-Year LIBOR
87	1	5/25 ARM	3.500	58	5.000	12	2.000	13.309	7.797	1-Year LIBOR
88	1	5/25 ARM	3.500	58	5.000	12	2.000	12.277	7.277	1-Year LIBOR
89	1	5/25 ARM	3.500	58	5.000	12	2.000	12.202	7.083	1-Year LIBOR
90	1	5/25 ARM	2.779	58	5.000	12	2.000	11.610	2.779	1-Year LIBOR
91	1	5/25 ARM	2.250	57	5.000	12	2.000	11.750	2.250	1-Year LIBOR
92	1	5/25 ARM	2.516	57	2.819	12	1.319	12.074	2.870	1-Year LIBOR
93	1	5/25 ARM	3.250	59	5.000	12	2.000	11.375	3.250	1-Year LIBOR
94	1	5/25 ARM	3.500	59	5.000	12	2.000	12.210	6.875	1-Year LIBOR
95	1	5/25 ARM	2.824	58	4.678	12	2.000	11.666	2.824	1-Year LIBOR
96	1	5/25 ARM	2.348	56	4.082	12	1.921	11.819	2.351	1-Year LIBOR
97	1	5/25 ARM	2.976	59	3.180	6	1.023	12.901	3.864	6-Month LIBOR
98	1	5/25 ARM	2.798	59	4.257	6	1.419	12.805	2.798	6-Month LIBOR

Loan Number	Loan Group	Prepay Group	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index
99	1	5/25 ARM	3.075	59	3.000	6	1.000	12.805	3.075	6-Month LIBOR
100	1	5/25 ARM	2.836	56	5.456	6	1.456	11.998	2.836	6-Month LIBOR
101	1	5/25 ARM	2.937	59	6.000	6	2.000	13.810	2.937	6-Month LIBOR
102	1	5/25 ARM	2.855	59	3.037	6	1.005	12.840	5.232	6-Month LIBOR
103	1	5/25 ARM	2.596	58	4.024	6	1.599	12.728	2.776	6-Month LIBOR
104	1	5/25 ARM	3.000	59	3.000	6	1.000	13.468	3.000	6-Month LIBOR
105	1	5/25 ARM	3.000	60	3.000	6	1.000	12.678	3.000	6-Month LIBOR
106	1	5/25 ARM	2.477	58	4.292	6	1.559	12.762	3.031	6-Month LIBOR
107	1	5/25 ARM	2.985	59	3.010	6	1.000	12.907	3.260	6-Month LIBOR
108	1	5/25 ARM	3.000	60	3.000	6	1.000	12.150	3.000	6-Month LIBOR
109	1	5/25 ARM	3.006	60	3.000	6	1.000	12.805	3.045	6-Month LIBOR
110	1	5/25 ARM	3.000	60	3.000	6	1.000	13.107	3.000	6-Month LIBOR
111	1	5/25 ARM	3.000	59	3.000	6	1.000	13.113	3.000	6-Month LIBOR
112	1	5/25 ARM	3.000	58	3.000	6	1.000	12.750	3.000	6-Month LIBOR
113	1	5/25 ARM	3.092	59	3.000	6	1.000	12.813	3.236	6-Month LIBOR
114	1	5/25 ARM	2.746	59	3.876	6	1.000	12.463	2.746	6-Month LIBOR
115	1	5/25 ARM	3.000	59	3.000	6	1.000	12.875	3.000	6-Month LIBOR
116	1	5/25 ARM	3.814	60	3.000	6	1.000	13.376	3.814	6-Month LIBOR
117	1	5/25 ARM	3.000	60	3.000	6	1.000	13.027	3.000	6-Month LIBOR
118	1	5/25 ARM	2.660	57	3.907	6	1.000	13.387	2.660	6-Month LIBOR
119	1	5/25 ARM	3.012	59	3.083	6	1.000	13.018	3.121	6-Month LIBOR
120	1	5/25 ARM	3.102	59	3.144	6	1.021	13.405	3.530	6-Month LIBOR
121	1	5/25 ARM	2.250	56	5.000	6	1.000	12.500	2.500	6-Month LIBOR
122	1	5/25 ARM	2.940	59	3.239	6	1.000	12.769	2.940	6-Month LIBOR
123	1	5/25 ARM	5.398	58	5.758	6	1.919	14.222	5.398	6-Month LIBOR
124	1	5/25 ARM	2.944	58	6.000	6	2.000	13.738	2.944	6-Month LIBOR
125	1	5/25 ARM	3.264	59	3.000	6	1.000	12.890	4.161	6-Month LIBOR
126	1	5/25 ARM	2.880	59	4.622	6	1.361	12.781	3.384	6-Month LIBOR
127	1	5/25 ARM	2.250	59	5.000	6	1.000	11.625	2.250	6-Month LIBOR
128	1	5/25 ARM	4.650	56	6.000	6	2.000	14.680	4.650	6-Month LIBOR
129	1	5/25 ARM	3.085	59	3.559	6	1.191	13.372	3.434	6-Month LIBOR
130	1	5/25 ARM	3.000	59	3.000	6	1.000	13.048	3.000	6-Month LIBOR
131	1	5/25 ARM	2.875	59	6.000	6	2.000	14.375	2.875	6-Month LIBOR
132	1	5/25 ARM	3.000	59	3.000	6	1.000	13.207	3.000	6-Month LIBOR
133	1	5/25 ARM	2.875	59	6.000	6	2.000	13.396	2.875	6-Month LIBOR
134	1	5/25 ARM	3.102	59	3.248	6	1.083	12.957	3.102	6-Month LIBOR
135	1	5/25 ARM	2.968	59	5.883	6	1.883	12.997	2.968	6-Month LIBOR
136	1	5/25 ARM	3.120	59	3.230	6	1.077	13.294	3.120	6-Month LIBOR
137	1	7/23 & 10/20 ARM	2.750	119	5.000	12	2.000	11.000	2.750	1-Year LIBOR
138	1	7/23 & 10/20 ARM	3.500	82	5.000	12	2.000	11.250	6.250	1-Year LIBOR

Loan Number	Loan Group	Prepay Group	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index
139	1	7/23 & 10/20 ARM	3.500	83	5.000	12	2.000	11.952	6.952	1-Year LIBOR
140	1	7/23 & 10/20 ARM	2.750	83	5.000	12	2.000	11.375	2.750	1-Year LIBOR
141	1	7/23 & 10/20 ARM	2.750	83	3.000	6	1.000	12.458	2.750	6-Month LIBOR
142	1	7/23 & 10/20 ARM	2.750	83	3.000	6	1.000	12.125	2.750	6-Month LIBOR
143	1	7/23 & 10/20 ARM	3.000	83	3.000	6	1.000	13.746	3.000	6-Month LIBOR
144	1	7/23 & 10/20 ARM	2.822	83	3.498	6	1.084	12.122	2.822	6-Month LIBOR
145	1	7/23 & 10/20 ARM	2.436	100	5.052	6	1.684	12.545	2.436	6-Month LIBOR
146	1	7/23 & 10/20 ARM	3.000	83	3.000	6	1.000	12.625	3.000	6-Month LIBOR
147	1	7/23 & 10/20 ARM	3.000	83	3.000	6	1.000	12.635	3.000	6-Month LIBOR
148	1	7/23 & 10/20 ARM	3.000	83	3.000	6	1.000	12.482	3.000	6-Month LIBOR
149	1	7/23 & 10/20 ARM	3.000	83	3.000	6	1.000	12.468	3.000	6-Month LIBOR
150	1	7/23 & 10/20 ARM	2.500	83	5.000	6	1.000	12.375	2.500	6-Month LIBOR
151	1	7/23 & 10/20 ARM	3.000	83	3.000	6	1.000	12.375	3.000	6-Month LIBOR
152	1	7/23 & 10/20 ARM	2.941	83	4.275	6	1.000	12.698	5.020	6-Month LIBOR
153	1	7/23 & 10/20 ARM	3.000	83	3.000	6	1.000	12.250	3.000	6-Month LIBOR
154	1	7/23 & 10/20 ARM	2.941	83	3.766	6	1.000	12.048	2.941	6-Month LIBOR
155	1	Short reset ARM	4.250	1	1.000	1	1.000	12.000	4.250	1-Month LIBOR
156	1	Short reset ARM	2.250	10	2.000	12	2.000	12.129	2.250	1-Year LIBOR
157	1	Short reset ARM	2.500	10	2.000	12	2.000	11.717	2.500	1-Year LIBOR
158	1	Short reset ARM	2.750	5	3.000	6	1.000	11.625	2.750	6-Month LIBOR
159	1	Short reset ARM	2.750	5	3.000	6	1.000	11.740	2.750	6-Month LIBOR
160	1	Short reset ARM	2.750	5	3.000	6	1.000	11.964	2.750	6-Month LIBOR
161	1	Short reset ARM	3.750	5	1.000	6	1.000	16.400	4.400	6-Month LIBOR
162	1	Short reset ARM	2.750	5	3.000	6	1.000	11.974	2.750	6-Month LIBOR
163	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
164	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
165	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
166	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
167	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
168	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
169	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
170	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
171	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
172	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
173	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
174	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
175	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
176	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
177	1	FRM-2nd Liens	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
178	2	3/27 ARM	2.511	34	3.000	6	1.000	13.027	7.027	6-Month LIBOR

Loan Number	Loan Group	Prepay Group	Gross Margin (%)	Months to Next Rate Adjustment Date	Initial Rate Cap (%)	Months Between Rate Adjustment Dates	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Index
179	2	3/27 ARM	2.635	32	3.000	6	1.000	12.967	6.967	6-Month LIBOR
180	2	3/27 ARM	3.075	32	3.000	6	1.000	14.054	8.054	6-Month LIBOR
181	2	3/27 ARM	3.250	32	3.000	6	1.000	14.625	8.625	6-Month LIBOR
182	2	3/27 ARM	2.476	33	3.000	6	1.000	12.679	6.679	MTA
183	2	3/27 ARM	2.595	33	2.206	6	1.000	12.499	6.499	MTA
184	2	3/27 ARM	2.594	33	3.000	6	1.000	12.845	6.845	6-Month LIBOR
185	2	3/27 ARM	2.591	34	3.000	6	1.000	12.528	6.528	MTA
186	2	5/25 ARM	2.500	56	3.000	6	1.000	12.775	6.775	6-Month LIBOR
187	2	5/25 ARM	2.510	57	3.000	6	1.000	12.845	6.845	6-Month LIBOR
188	2	5/25 ARM	2.599	57	3.000	6	1.000	13.100	7.100	6-Month LIBOR
189	2	5/25 ARM	2.937	57	3.000	6	1.000	13.697	7.697	6-Month LIBOR
190	2	5/25 ARM	2.515	57	3.000	6	1.000	12.574	6.574	MTA
191	2	5/25 ARM	2.482	58	3.000	6	1.000	12.651	6.651	MTA
192	2	5/25 ARM	2.500	59	3.000	6	1.000	13.100	7.100	6-Month LIBOR
193	2	5/25 ARM	2.530	56	3.000	6	1.000	13.041	7.041	6-Month LIBOR
194	2	5/25 ARM	2.854	57	3.000	6	1.000	13.348	7.348	6-Month LIBOR
195	2	5/25 ARM	2.570	58	3.000	6	1.000	12.565	6.565	MTA
196	2	7/23 ARM	2.500	83	3.000	6	1.000	12.700	6.700	6-Month LIBOR
197	2	7/23 ARM	2.587	80	3.000	6	1.000	13.064	7.064	6-Month LIBOR
198	2	7/23 ARM	3.134	82	3.000	6	1.000	14.037	8.037	6-Month LIBOR
199	2	7/23 ARM	2.472	81	3.000	6	1.000	12.586	6.586	MTA
200	2	7/23 ARM	2.575	83	3.000	6	1.000	12.525	6.525	MTA
201	2	10/20 ARM	2.474	117	3.000	6	1.000	12.865	6.865	6-Month LIBOR
202	2	10/20 ARM	3.072	117	3.000	6	1.000	14.566	8.566	6-Month LIBOR
203	2	10/20 ARM	2.477	117	3.000	6	1.000	12.846	6.846	6-Month LIBOR
204	2	10/20 ARM	2.750	119	3.000	6	1.000	12.375	6.375	6-Month LIBOR
205	2	10/20 ARM	2.450	118	3.000	6	1.000	12.750	6.750	6-Month LIBOR
206	2	10/20 ARM	2.463	118	3.000	6	1.000	12.590	6.590	MTA
207	2	10/20 ARM	2.750	115	3.000	6	1.000	13.425	7.425	6-Month LIBOR
208	2	10/20 ARM	2.850	117	3.000	6	1.000	13.461	7.461	6-Month LIBOR
209	2	10/20 ARM	3.000	116	3.000	6	1.000	13.000	7.000	6-Month LIBOR
210	2	10/20 ARM	3.000	117	3.000	6	1.000	13.000	7.000	6-Month LIBOR
211	2	10/20 ARM	2.587	119	3.000	6	1.000	12.544	6.544	MTA
212	2	10/20 ARM	2.575	119	3.000	6	1.000	12.350	6.350	MTA
213	2	Conduit Buster	2.750	118	3.000	6	1.000	12.616	6.616	6-Month LIBOR
214	2	Conduit Buster	2.731	116	3.000	6	1.000	12.654	6.654	6-Month LIBOR
215	2	Conduit Buster	2.750	117	3.000	6	1.000	12.625	6.625	MTA
216	2	Conduit Buster	2.972	117	3.000	6	1.000	12.897	6.897	6-Month LIBOR
217	2	Conduit Buster	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
218	2	Short reset ARM	2.450	6	1.000	6	1.000	11.250	5.250	MTA

(ii) with respect to the Offered Certificates, the level of One-Month LIBOR remains constant at 5.35%; (iii) the hypothetical mortgage loans with an Index indicated as “1-Month LIBOR”, “6-Month LIBOR”, “1-Year Treasury”, “1-Year LIBOR”, and “MTA” have an Index of One-Month LIBOR, Six-Month LIBOR, One-Year Treasury, One-Year LIBOR or Six-Month MTA, respectively, which remain constant at 5.35000%, 5.29313%, 4.87000%, 5.11688% or 4.88300% per annum, respectively; (iv) payments on the certificates are received, in cash, on the 25th day of each month, commencing in January 2007; (v) there are no delinquencies or losses on the hypothetical mortgage loans and principal payments on the hypothetical mortgage loans are timely received together with prepayments, if any, at the respective percentages of the Prepayment Assumption set forth in the following tables; (vi) there are no repurchases of the hypothetical mortgage loans; (vii) the scheduled monthly payment for the hypothetical mortgage loan is calculated based on its principal balance, mortgage rate and remaining amortization term such that such hypothetical mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such hypothetical mortgage loan by its remaining amortization term, in some cases following an initial interest only period; (viii) with respect to each hypothetical mortgage loan, the Index remains constant at the rate set forth above and the mortgage rate on each hypothetical mortgage loan is adjusted on the next rate adjustment date (and subsequent rate adjustment dates, as necessary) to equal the Index plus the applicable gross margin, subject to the maximum mortgage rates, minimum mortgage rates and periodic rate caps listed above; (ix) none of the hypothetical mortgage loans provide for negative amortization; (x) the monthly payment on each hypothetical mortgage loan is adjusted on the due date immediately following the related rate adjustment date (and on subsequent rate adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (vii) above, in some cases, after an initial interest only period; (xi) payments on the hypothetical mortgage loans earn no reinvestment return; (xii) there are no additional ongoing expenses payable out of the trust, other than the Policy Premium Rate payable to the Certificate Insurer; (xiii) except as indicated with respect to the weighted average lives, the Master Servicer does not exercise its optional call as described in “Pooling and Servicing Agreement—Termination” in this prospectus supplement; (xiv) the certificates will be purchased on December 21, 2006; and (xv) the Class 1-P Certificates and Class 2-P Certificates each have an initial Certificate Principal Balance of $0.00; (xvi) the Net WAC Shortfall Reserve Fund has an initial balance of $0.00 and (xvii) scheduled payments on the hypothetical mortgage loans are received on the first day of each month commencing in the calendar month following the Closing Date prior to giving effect to prepayments received on the last day of the prior month. Nothing contained in the foregoing assumptions should be construed as a representation that the hypothetical mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions.

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-A1-A Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	99	57	46	19	2
December 25, 2008	98	6	0	0	0
December 25, 2009	98	0	0	0	0
December 25, 2010	97	0	0	0	0
December 25, 2011	95	0	0	0	0
December 25, 2012	94	0	0	0	0
December 25, 2013	92	0	0	0	0
December 25, 2014	90	0	0	0	0
December 25, 2015	87	0	0	0	0
December 25, 2016	84	0	0	0	0
December 25, 2017	78	0	0	0	0
December 25, 2018	72	0	0	0	0
December 25, 2019	65	0	0	0	0
December 25, 2020	57	0	0	0	0
December 25, 2021	42	0	0	0	0
December 25, 2022	33	0	0	0	0
December 25, 2023	24	0	0	0	0
December 25, 2024	14	0	0	0	0
December 25, 2025	3	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	13.79	1.19	1.00	0.74	0.65
Avg Life to related optional termination**	13.79	1.19	1.00	0.74	0.65

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-A1-B Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	86	40	16
December 25, 2009	100	66	41	0	0
December 25, 2010	100	38	16	0	0
December 25, 2011	100	15	0	0	0
December 25, 2012	100	0	0	0	0
December 25, 2013	100	0	0	0	0
December 25, 2014	100	0	0	0	0
December 25, 2015	100	0	0	0	0
December 25, 2016	100	0	0	0	0
December 25, 2017	100	0	0	0	0
December 25, 2018	100	0	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	92	0	0	0	0
December 25, 2027	80	0	0	0	0
December 25, 2028	67	0	0	0	0
December 25, 2029	54	0	0	0	0
December 25, 2030	40	0	0	0	0
December 25, 2031	26	0	0	0	0
December 25, 2032	11	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	23.24	3.72	3.00	1.94	1.62
Avg Life to related optional termination**	23.24	3.72	3.00	1.94	1.62

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-A1-C Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	87	52
December 25, 2010	100	100	100	62	38
December 25, 2011	100	100	90	35	20
December 25, 2012	100	90	59	19	9
December 25, 2013	100	70	43	11	4
December 25, 2014	100	55	32	6	1
December 25, 2015	100	43	23	3	0
December 25, 2016	100	33	17	1	0
December 25, 2017	100	26	12	0	0
December 25, 2018	100	20	8	0	0
December 25, 2019	100	16	6	0	0
December 25, 2020	100	12	3	0	0
December 25, 2021	100	8	2	0	0
December 25, 2022	100	6	1	0	0
December 25, 2023	100	4	0	0	0
December 25, 2024	100	2	0	0	0
December 25, 2025	100	1	0	0	0
December 25, 2026	100	*	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	100	0	0	0	0
December 25, 2030	100	0	0	0	0
December 25, 2031	100	0	0	0	0
December 25, 2032	100	0	0	0	0
December 25, 2033	91	0	0	0	0
December 25, 2034	61	0	0	0	0
December 25, 2035	29	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	28.38	9.40	7.52	4.86	3.85
Avg Life to related optional termination**	28.15	8.05	6.38	4.26	3.33

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-AM Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	84	80	69	63
December 25, 2008	99	64	56	39	29
December 25, 2009	99	49	39	20	12
December 25, 2010	99	38	29	14	9
December 25, 2011	98	29	21	8	5
December 25, 2012	98	21	14	4	2
December 25, 2013	97	16	10	3	1
December 25, 2014	96	13	7	1	*
December 25, 2015	95	10	5	1	0
December 25, 2016	94	8	4	*	0
December 25, 2017	92	6	3	0	0
December 25, 2018	89	5	2	0	0
December 25, 2019	87	4	1	0	0
December 25, 2020	84	3	1	0	0
December 25, 2021	78	2	*	0	0
December 25, 2022	75	1	*	0	0
December 25, 2023	71	1	0	0	0
December 25, 2024	67	1	0	0	0
December 25, 2025	63	*	0	0	0
December 25, 2026	59	*	0	0	0
December 25, 2027	54	0	0	0	0
December 25, 2028	49	0	0	0	0
December 25, 2029	44	0	0	0	0
December 25, 2030	39	0	0	0	0
December 25, 2031	33	0	0	0	0
December 25, 2032	28	0	0	0	0
December 25, 2033	21	0	0	0	0
December 25, 2034	14	0	0	0	0
December 25, 2035	7	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	20.84	4.08	3.29	2.17	1.77
Avg Life to related optional termination**	20.79	3.77	3.03	2.03	1.65

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 2-A Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	98	96	96	95	94
December 25, 2008	96	87	84	79	75
December 25, 2009	95	75	70	59	53
December 25, 2010	94	60	53	39	31
December 25, 2011	93	46	38	22	16
December 25, 2012	91	33	24	9	4
December 25, 2013	90	23	15	2	0
December 25, 2014	88	19	13	2	0
December 25, 2015	87	14	9	2	0
December 25, 2016	84	11	6	1	0
December 25, 2017	82	8	4	*	0
December 25, 2018	80	6	3	0	0
December 25, 2019	78	4	2	0	0
December 25, 2020	76	3	1	0	0
December 25, 2021	67	2	*	0	0
December 25, 2022	65	1	*	0	0
December 25, 2023	59	1	0	0	0
December 25, 2024	56	*	0	0	0
December 25, 2025	53	*	0	0	0
December 25, 2026	49	0	0	0	0
December 25, 2027	46	0	0	0	0
December 25, 2028	42	0	0	0	0
December 25, 2029	39	0	0	0	0
December 25, 2030	35	0	0	0	0
December 25, 2031	30	0	0	0	0
December 25, 2032	26	0	0	0	0
December 25, 2033	21	0	0	0	0
December 25, 2034	15	0	0	0	0
December 25, 2035	9	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	19.02	5.46	4.74	3.67	3.29
Avg Life to related optional termination**	18.97	5.20	4.53	3.59	3.28

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-1 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	31	19
December 25, 2011	100	63	45	18	10
December 25, 2012	100	45	30	8	0
December 25, 2013	100	35	22	0	0
December 25, 2014	100	27	16	0	0
December 25, 2015	100	21	12	0	0
December 25, 2016	100	17	5	0	0
December 25, 2017	100	13	0	0	0
December 25, 2018	100	10	0	0	0
December 25, 2019	100	1	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	59	0	0	0	0
December 25, 2033	46	0	0	0	0
December 25, 2034	31	0	0	0	0
December 25, 2035	15	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.55	6.69	5.39	3.98	3.77
Avg Life to related optional termination**	26.45	6.24	5.02	3.82	3.60

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-2 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	31	19
December 25, 2011	100	63	45	18	1
December 25, 2012	100	45	30	0	0
December 25, 2013	100	35	22	0	0
December 25, 2014	100	27	16	0	0
December 25, 2015	100	21	9	0	0
December 25, 2016	100	17	0	0	0
December 25, 2017	100	13	0	0	0
December 25, 2018	100	2	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	59	0	0	0	0
December 25, 2033	46	0	0	0	0
December 25, 2034	31	0	0	0	0
December 25, 2035	15	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.53	6.60	5.31	3.90	3.67
Avg Life to related optional termination**	26.45	6.24	5.02	3.78	3.53

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-3 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	31	19
December 25, 2011	100	63	45	18	0
December 25, 2012	100	45	30	0	0
December 25, 2013	100	35	22	0	0
December 25, 2014	100	27	16	0	0
December 25, 2015	100	21	0	0	0
December 25, 2016	100	17	0	0	0
December 25, 2017	100	3	0	0	0
December 25, 2018	100	0	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	59	0	0	0	0
December 25, 2033	46	0	0	0	0
December 25, 2034	31	0	0	0	0
December 25, 2035	14	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.51	6.49	5.22	3.81	3.57
Avg Life to related optional termination**	26.45	6.24	5.02	3.74	3.47

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-4 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	31	19
December 25, 2011	100	63	45	16	0
December 25, 2012	100	45	30	0	0
December 25, 2013	100	35	22	0	0
December 25, 2014	100	27	6	0	0
December 25, 2015	100	21	0	0	0
December 25, 2016	100	11	0	0	0
December 25, 2017	100	0	0	0	0
December 25, 2018	100	0	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	59	0	0	0	0
December 25, 2033	46	0	0	0	0
December 25, 2034	31	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.49	6.39	5.13	3.77	3.50
Avg Life to related optional termination**	26.45	6.24	5.02	3.74	3.45

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-5 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	31	7
December 25, 2011	100	63	45	0	0
December 25, 2012	100	45	30	0	0
December 25, 2013	100	35	22	0	0
December 25, 2014	100	27	0	0	0
December 25, 2015	100	20	0	0	0
December 25, 2016	100	0	0	0	0
December 25, 2017	100	0	0	0	0
December 25, 2018	100	0	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	59	0	0	0	0
December 25, 2033	46	0	0	0	0
December 25, 2034	31	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.45	6.25	5.02	3.74	3.41
Avg Life to related optional termination**	26.45	6.22	5.01	3.73	3.40
(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-6 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	31	0
December 25, 2011	100	63	45	0	0
December 25, 2012	100	45	30	0	0
December 25, 2013	100	35	0	0	0
December 25, 2014	100	27	0	0	0
December 25, 2015	100	0	0	0	0
December 25, 2016	100	0	0	0	0
December 25, 2017	100	0	0	0	0
December 25, 2018	100	0	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	59	0	0	0	0
December 25, 2033	46	0	0	0	0
December 25, 2034	31	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.40	6.09	4.90	3.65	3.33
Avg Life to related optional termination**	26.40	6.09	4.90	3.65	3.33

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-7 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	30	0
December 25, 2011	100	63	45	0	0
December 25, 2012	100	45	22	0	0
December 25, 2013	100	35	0	0	0
December 25, 2014	100	10	0	0	0
December 25, 2015	100	0	0	0	0
December 25, 2016	100	0	0	0	0
December 25, 2017	100	0	0	0	0
December 25, 2018	100	0	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	59	0	0	0	0
December 25, 2033	46	0	0	0	0
December 25, 2034	28	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.32	5.90	4.75	3.53	3.25
Avg Life to related optional termination**	26.32	5.90	4.75	3.53	3.25

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-M-8 Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	0	0
December 25, 2011	100	63	45	0	0
December 25, 2012	100	45	0	0	0
December 25, 2013	100	18	0	0	0
December 25, 2014	100	0	0	0	0
December 25, 2015	100	0	0	0	0
December 25, 2016	100	0	0	0	0
December 25, 2017	100	0	0	0	0
December 25, 2018	100	0	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	59	0	0	0	0
December 25, 2033	46	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	26.17	5.62	4.54	3.39	3.14
Avg Life to related optional termination**	26.17	5.62	4.54	3.39	3.14

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class 1-B Certificates
Prepayment Assumption	0%	80%	100%	150%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	100	100	100	100	100
December 25, 2010	100	82	63	0	0
December 25, 2011	100	63	14	0	0
December 25, 2012	100	14	0	0	0
December 25, 2013	100	0	0	0	0
December 25, 2014	100	0	0	0	0
December 25, 2015	100	0	0	0	0
December 25, 2016	100	0	0	0	0
December 25, 2017	100	0	0	0	0
December 25, 2018	100	0	0	0	0
December 25, 2019	100	0	0	0	0
December 25, 2020	100	0	0	0	0
December 25, 2021	100	0	0	0	0
December 25, 2022	100	0	0	0	0
December 25, 2023	100	0	0	0	0
December 25, 2024	100	0	0	0	0
December 25, 2025	100	0	0	0	0
December 25, 2026	100	0	0	0	0
December 25, 2027	100	0	0	0	0
December 25, 2028	100	0	0	0	0
December 25, 2029	95	0	0	0	0
December 25, 2030	84	0	0	0	0
December 25, 2031	72	0	0	0	0
December 25, 2032	53	0	0	0	0
December 25, 2033	15	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
December 25, 2036	0	0	0	0	0
Avg Life to Maturity**	25.73	5.08	4.22	3.15	3.09
Avg Life to related optional termination**	25.73	5.08	4.22	3.15	3.09

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Final Scheduled Distribution Dates

The final scheduled distribution date with respect to the Group 1 Certificates and Group 2 Certificates will be the distribution date in February 2037 and December 2036, respectively, each of which is the distribution date in the month following the month of the last possible scheduled monthly payment of a mortgage loan in the related Loan Group. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date.
THE CERTIFICATE INSURER

The following information has been supplied by Ambac Assurance Corporation, the Certificate Insurer, for inclusion in this prospectus supplement. No representation is made by the Depositor, the Master Servicer, the Trustee, the Underwriters or any of their affiliates as to the accuracy and completeness of this information.

General

Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, and Fitch, Inc.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2004, December 31, 2005 and September 30, 2006 in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE
(Dollars in Millions)

	December 31, 2004	December 31, 2005	September 30, 2006
			(unaudited)

Unearned premiums	$2,783	$2,966	$3,040
Long -term debtLong-term debt	1,074	1,042	1,022
Other liabilities	2,199	2,068	2,076
Total liabilities	6,056	6,076	6,138
Stockholder's equity
Common stock	82	82	82
Additional paid-in capital	1,233	1,453	1,476
Accumulated other comprehensive income	238	137	144
Retained earnings	4,094	4,499	5,064
Total stockholder's equity	5,647	6,171	6,766
Total liabilities and stockholder's equity	$11,703	$12,247	$12,904

There has been no material adverse change in the capitalization of Ambac and subsidiaries from September 30, 2006 to the date of this Prospectus Supplement.

For additional financial information concerning Ambac, see the audited consolidated financial statements of Ambac incorporated by reference herein.

Incorporation of Certain Documents by Reference

The portions of the following documents relating to Ambac, which have been filed with the SEC by Ambac Financial Group, Inc. (Exchange Act registration file number 1-10777), are incorporated by reference into this Prospectus Supplement. Any information referenced in this way is considered part of this Prospectus Supplement.

•	Ambac Financial Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and filed on March 13, 2006;

•	Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 26, 2006;

•	Ambac Financial Group’s Quarterly Report on Form 10-Q for the three - month period ended March 31, 2006 and filed on May 10, 2006;

•	Ambac Financial Group’s Current Report on Form 8-K dated and filed on July 26, 2006;

•	Ambac Financial Group’s Current Report on Form 8-K dated July 25, 2006 and filed on July 26, 2006;

•	Ambac Financial Group’s Quarterly Report on Form 10-Q for the three - and six - month periods ended June 30, 2006 and filed on August 9, 2006;

•	Ambac Financial Group’s Current Report on Form 8-K dated and filed on October 25, 2006; and

•	Ambac Financial Group’s Quarterly Report on Form 10-Q for the three - and nine - month periods ended September 30, 2006 and filed on November 8, 2006.

Ambac’s consolidated financial statements and all other information relating to Ambac and subsidiaries included in Ambac Financial Group’s periodic reports filed with the SEC subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class 2-A Certificates shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such reports.

Any statement contained in a document incorporated in the Prospectus Supplement by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

Copies of all information regarding Ambac that is incorporated by reference in this Prospectus Supplement can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of Ambac’s annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

Ambac makes no representation regarding the Class 2-A Certificates or the advisability of investing in the Class 2-A Certificates. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this Prospectus Supplement, other than the information supplied by Ambac and presented, included or incorporated by reference in this Prospectus Supplement under the headings “The Certificate Insurer” and “Description of the Certificates—The Certificate Guaranty Insurance Policy.”

DESCRIPTION OF THE CERTIFICATES

General

The Series 2006-5 Certificates will consist of nineteen classes of certificates, fourteen of which are offered hereby. Only the Offered Certificates are offered by this prospectus supplement.

The Class 1-C, Class 1-P, Class 2-C, Class 2-P and Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Offered Certificates. The Certificate Principal Balance of the Class 1-C Certificates as of any date of determination will be equal to aggregate stated principal balance of the Group 1 Loans minus the aggregate Certificate Principal Balances of all other classes of related certificates and will be entitled to distributions of interest as provided in the Agreement. The Certificate Principal Balance of the Class 2-C Certificates as of any date of determination will be equal to aggregate stated principal balance of the Group 2 Loans minus the aggregate Certificate Principal Balances of all other classes of related certificates and will be entitled to distributions of interest as provided in the Agreement. The Class R Certificates will not have a principal balance and will not be entitled to distributions of interest.

The Class 1-P Certificates and Class 2-P Certificates, which are not offered hereby, will each have an initial Certificate Principal Balance of $100 and will not be entitled to distributions in respect of interest. The Class 1-P Certificates will be entitled to all prepayment charges received in respect of the Group 1 Loans and the Class 2-P Certificates will be entitled to all prepayment charges received in respect of the Group 2 Loans.

The Group 1 Certificates represent interests primarily in the Group 1 Loans and the Group 2 Certificates represent interests primarily in the Group 2 Loans. Payments of principal and interest on the Group 1 Certificates will be made from payments received on the Group 1 Loans and payments of principal and interest on the Group 2 Certificates will be made from payments received on the Group 2 Loans, in each case, as described in this prospectus supplement. See “—Allocation of Available Funds—Interest Distributions on the Offered Certificates”, “—Allocation of Available Funds—Principal Distributions on the Offered Certificates” and “—Overcollateralization Provisions” in this prospectus supplement.

Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-4 hereof and will have the Pass-Through Rate as defined under “Glossary” in this prospectus supplement. The Pass-Through Rate on each class of Offered Certificates will be limited to the related Net WAC Rate. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the Pass-Through Rate thereof on any future distribution date from excess cashflow or from any other source except to the extent of certain payments from the related Interest Rate Swap Agreement, the related Cap Contracts and available related Net Monthly Excess Cashflow deposited in the Net WAC Shortfall Reserve Fund as provided in “—Overcollateralization Provisions” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificateholders in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Trustee designated by the Trustee from time to time for these purposes. The Trustee has initially designated its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Impac Secured Assets Corp., Series 2006-5, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the Certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Trustee in the notice to Certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificateholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. Accordingly, Certificateholders may experience delays in their receipt of payments. Unless and until definitive certificates are issued, it is anticipated that the only Certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess definitive certificates, the Rules provide a mechanism by which Certificateholders, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificateholders may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a Certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an Event of Default, Certificateholders representing in the aggregate not less than 51% of the voting rights of the Book-Entry Certificates advise the Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificateholders through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificateholders, and thereafter the Trustee will recognize the holders of definitive certificates as Certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Calculation of One-Month LIBOR for the Offered Certificates

On each LIBOR Determination Date, the Trustee will determine One-Month LIBOR for the next Accrual Period for the Offered Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Trustee as follows:

(a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Available Funds

Distributions to holders of each class of Offered Certificates will be made on each distribution date from the Available Distribution Amount.

Prior to making distributions to the Certificateholders, the Trustee shall pay the Master Servicing Fee, the subservicing fee and the Policy Premium from collections allocable to interest on the mortgage loans.

Interest Distributions on the Offered Certificates

Interest Distributions on the Group 1 Certificates

On each distribution date the Trustee shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount in respect of the Group 1 Loans for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the related Interest Remittance Amount for such distribution date:

(i) from the Interest Remittance Amount in respect of the Group 1, concurrently to the holders of the Class 1-A1-A, Class 1-A1-B, Class 1-A1-C and Class 1-AM Certificates, pro rata, based on entitlement, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such class for such distribution date;

(ii) from the remaining Interest Remittance Amount in respect of the Group 1 Loans, sequentially to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, the related Monthly Interest Distributable Amount for each such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 1 Loans to the extent not covered by related Compensating Interest paid by the related Subservicer or the Master Servicer will be allocated, first, in reduction of amounts otherwise distributable to the related Class 1-C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class 1-A, Class 1-M and Class 1-B Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class 1-A, Class 1-M and Class 1-B Certificates will not be entitled to reimbursement for any such interest shortfalls. Unpaid Interest Shortfall Amounts previously allocated to the Class 1-M Certificates and Class 1-B Certificates shall only be reimbursed as described in “—Overcollateralization Provisions—Loan Group 1” below and from the related Interest Rate Swap Agreement and Cap Contracts as described in “—Payments Under the Interest Rate Swap Agreements and Cap Contracts” below.

Interest Distributions on the Class 2-A Certificates

On each distribution date the Trustee shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount in respect of the Group 2 Loans for such distribution date, and make the following disbursements and transfers in the order of priority described below, to the extent of the related Interest Remittance Amount for such distribution date:

(i) from the Interest Remittance Amount in respect of the Group 2 Loans, to the holders of the Class 2-A Certificates, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls on the Group 2 Loans to the extent not covered by related Compensating Interest paid by the related Subservicer or the Master Servicer will be allocated, first, in reduction of amounts otherwise distributable to the related Class 2-C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class 2-A Certificates. The holders of the Class 2-A Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions on the Offered Certificates

Principal Distributions on the Group 1 Certificates

Except as provided below, on each distribution date (a) prior to the Group 1 Stepdown Date or (b) on or after the Group 1 Stepdown Date if a Group 1 Trigger Event is in effect, the holders of each class of Group 1 Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i) first, to the Class 1-A Certificates (allocated as described below), the related Principal Distribution Amount, in each case until the Certificate Principal Balances thereof are reduced to zero; and

(ii) second, from the remaining related Principal Distribution Amount, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero.

Except as provided below, on each distribution date (a) on or after the Group 1 Stepdown Date and (b) on which a Group 1 Trigger Event is not in effect, the holders of each class of Group 1 Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i) first, to the Class 1-A Certificates (allocated as described below), the Class 1-A Principal Distribution Amount, in each case until the Certificate Principal Balances thereof are reduced to zero; and

(ii) second, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, the Group 1 Subordinate Class Principal Distribution Amount, in each case until the Certificate Principal Balances thereof have been reduced to zero.

Principal distributions to the Class 1-A Certificates will be allocated concurrently, on a pro rata basis, based on the aggregate Certificate Principal Balances thereof (x) sequentially, to the Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates, in that order, and (y) to the Class 1-AM Certificates, in each case until the Certificate Principal Balances thereof are reduced to zero; provided, however that on any distribution date on which the aggregate Certificate Principal Balance of the Class 1-M Certificates and Class 1-B Certificates and the related Overcollateralized Amount have been reduced to zero, principal distributions to the Class 1-A Certificates will be allocated concurrently, on a pro rata basis, based on the aggregate Certificate Principal Balances thereof, in each case until the Certificate Principal Balances thereof are reduced to zero.

The allocation of distributions in respect of principal to the Class 1-A Certificates on each distribution date (a) prior to the Group 1 Stepdown Date or (b) on or after the Group 1 Stepdown Date on which a Group 1 Trigger Event has occurred, will have the effect of accelerating the amortization of the Class 1-A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the related mortgage loans evidenced by the Class 1-M and Class 1-B Certificates. Increasing the respective percentage interest in the trust of the Class 1-M and Class 1-B Certificates relative to that of the Class 1-A Certificates is intended to preserve the availability of the subordination provided by the Class 1-M Certificates and Class 1-B Certificates.

Notwithstanding the foregoing, to the extent any Net Swap Payment or Swap Termination Payment with respect to the Group 1 Interest Rate Swap Agreement is payable from principal collections from Loan Group 1, Principal Distribution Amounts with respect to Loan Group 1 will be deemed paid to the most subordinate class of related certificates (other than the Class R Certificates and Class 1-P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Principal Distributions on the Class 2-A Certificates

Except as provided below, on each distribution date (a) prior to the Group 2 Stepdown Date or (b) on or after the Group 2 Stepdown Date if a Group 2 Trigger Event is in effect, the holders of the Class 2-A Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i) to the holders of the Class 2-A Certificates, the related Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) to the Certificate Insurer, any amounts owed to the Certificate Insurer under the Insurance Agreement, the Certificate Guaranty Insurance Policy or the Agreement.

Except as provided below, on each distribution date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, the holders of each class of Class 2-A Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(i) to the holders of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) to the Certificate Insurer, any amounts owed to the Certificate Insurer under the Insurance Agreement, the Certificate Guaranty Insurance Policy or the Agreement.

Notwithstanding the foregoing, to the extent any Net Swap Payment or Swap Termination Payment with respect to the Group 2 Interest Rate Swap Agreement is payable from principal collections from Loan Group 2, Principal Distribution Amounts with respect to Loan Group 2 will be deemed paid to the most subordinate class of certificates (other than the Class R Certificates and Class 2-P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Overcollateralization Provisions

Interest collections on the mortgage loans in each Loan Group are expected to be generated in excess of the fees and expenses payable by the Issuing Entity, any related Net Swap Payments and related Swap Termination Payments other than related Swap Termination Payments arising due to a related Swap Provider Trigger Event and the amount of interest payable to the holders of the related Offered Certificates. In addition, on or after the related Stepdown Date, so long as no related Trigger Event is in effect, the related Overcollateralized Amount may be reduced by the application of the related Overcollateralization Release Amount.

Loan Group 1

The Agreement requires that, on each distribution date, the related Net Monthly Excess Cashflow in respect of the Loan Group 1, if any, be applied on such distribution date as follows:

(i) to the holders of the Class 1-A, Class 1-M and Class 1-B Certificates then entitled to receive distributions in respect of principal, in an amount equal to any related Extra Principal Distribution Amount, payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Group 1 Certificates” above;

(ii) to the holders of the Class 1-A Certificates, pro rata, based on entitlement, in an amount equal to any Allocated Realized Loss Amount for each such class;

(iii) sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case in an amount equal to the sum of the Unpaid Interest Shortfall Amount and the Allocated Realized Loss Amount (such amount to be applied first to cover the Unpaid Interest Shortfall Amount for such class and second to cover the Allocated Realized Loss Amount for such class) for each such class;

(iv) to the Certificate Insurer, in an amount equal to (i) any amounts reimbursable to the Certificate Insurer for Insured Payments made pursuant to the Insurance agreement and (ii) any unpaid Policy Premium, in each case, to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 2 on that distribution date;

(v) to the holders of the Class 2-A Certificates, any Cross-Collateralized Loss Payments as provided in “—Cross-Collateralization” below;

(vi) to the Group 1 Net WAC Shortfall Reserve Fund to pay the Class 1-A, Class 1-M and Class 1-B Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining related Net WAC Shortfall Amount for each such class; provided that any related Net Monthly Excess Cashflow remaining after such allocation to pay any such Net WAC Shortfall Amount based on the Certificate Principal Balances of the Class 1-A, Class 1-M and Class 1-B Certificates will be distributed to each such class of certificates with respect to which there remains any unpaid Net WAC Shortfall Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Shortfall Amount;

(vii) to the holders of the Class 2-A Certificates, in respect of the Allocated Realized Loss Amounts for such class;

(viii) to the Group 1 Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments with respect to the Group 1 Interest Rate Swap Agreement owed to the Swap Provider due to a related Swap Provider Trigger Event not previously paid;

(ix) to the Certificate Insurer, in an amount equal to any amounts owing the Certificate Insurer under the Insurance Agreement to the extent not covered by the Net Monthly Excess Cashflow relating to Loan Group 2 on that distribution date;

(x) to the holders of the Class 1-C Certificates and Class R Certificates as provided in the Agreement.

Loan Group 2

The Agreement requires that, on each distribution date, the related Net Monthly Excess Cashflow in respect of the Loan Group 2, if any, be applied on such distribution date as follows:

(i)  to the Certificate Insurer, any amounts owing to the Certificate Insurer under the insurance agreement, the Certificate Guaranty Insurance Policy or the Agreement;

(ii) to the holders of the Class 2-A Certificates then entitled to receive distributions in respect of principal, in an amount equal to any related Extra Principal Distribution Amount, payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Class 2-A Certificates” above;

(iii) to the holders of the Class 2-A Certificates, an amount equal to any Allocated Realized Loss Amount;

(iv) first, to the holders of the Class 1-A Certificates, on a pro rata basis, and second, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, any Cross-Collateralized Loss Payments as provided in “—Cross-Collateralization” below.

(v) to the Group 2 Net WAC Shortfall Reserve Fund to pay the Class 2-A Certificates to the extent needed to pay any remaining related Net WAC Shortfall Amount;

(vi) first, to the holders of the Class 1-A Certificates, on a pro rata basis, based on entitlement, and second, sequentially, to the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in each case, in respect of the Allocated Realized Loss Amounts for each such class;

(vii) to the Group 2 Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments with respect to the Group 2 Interest Rate Swap Agreement owed to the Swap Provider due to a related Swap Provider Trigger Event not previously paid; and

(viii) to the holders of the Class 2-C Certificates and Class R Certificates as provided in the Agreement.

Cross Collateralization

On each payment date, Crossable Excess from each Loan Group may be available to cover Crossable Losses on mortgage loans in the non-related Loan Group if on such payment date one Loan Group has Crossable Excess and one Loan Group has Crossable Losses. In such instance, payments shall be made from the Loan Group with Crossable Excess to the Loan Group with Crossable Losses, up to the amount of such Crossable Losses.

The Certificate Guaranty Insurance Policy

The following information has been supplied by the Certificate Insurer for inclusion in this prospectus supplement. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth under the headings “The Certificate Insurer” and “Description of the Certificates—The Certificate Guaranty Insurance Policy” in this prospectus supplement. Additionally, the Certificate Insurer makes no representation regarding the Class 2-A Certificates or the advisability of investing in the Class 2-A Certificates.

The Class 2-A Certificates will have the benefit of an irrevocable certificate guaranty insurance policy (the “Policy”) issued by Ambac Assurance Corporation (the “Certificate Insurer”) for the benefit of the Holders (as defined below), pursuant to which the Certificate Insurer will guarantee certain distributions to such Holders as described in this prospectus supplement and subject to the terms of the Policy.

The Policy will be issued by the Certificate Insurer on the closing date pursuant to an Insurance and Indemnity Agreement, to be dated as of December 21, 2006 (the “Insurance Agreement”), among the Certificate Insurer, the Master Servicer, the Sponsor, the Depositor, Impac Mortgage Holdings, Inc. and the Trustee.

The Certificate Insurer, in consideration of the payment of a premium (the “Premium”) and subject to the terms and conditions of the Policy, will unconditionally and irrevocably agree to pay Insured Amounts which are Due for Payment to the Trustee for the benefit of the Holders.

For the purposes of the Policy, the following terms have the following meanings:

“Agreement” means the pooling and servicing agreement.

“Deficiency Amount” shall, as applied to the Class 2-A Certificates, mean (A) with respect to each distribution date prior to the Final Scheduled Distribution Date, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of the Monthly Interest Distributable Amount on the Class 2-A Certificates for that distribution date over (b) the funds available to make payment thereof as provided herein in “Description of Certificates--Allocation of Available Funds” for that distribution date and (ii) the amount of any Realized Losses allocated to the Class 2-A Certificates for such distribution date; and (B) with respect to the Final Scheduled Distribution Date and the Class 2-A Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the amount of the Monthly Interest Distributable Amount on the Class 2-A Certificates for the Final Scheduled Distribution Date over (b) the funds available to make payment thereof as provided herein in “Description of Certificates—Allocation of Available Funds” for the Final Scheduled Distribution Date and (ii) the outstanding Certificate Principal Balance of the Class 2-A Certificates due on the Final Scheduled Distribution Date to the extent not paid from the related Available Distribution Amount on the Final Scheduled Distribution Date. Any Deficiency Amount shall not include any Prepayment Interest Shortfalls, any Relief Act Shortfalls or any Net WAC Shortfall Amounts.

Notwithstanding anything to the contrary contained herein, the aggregate Deficiency Amount described above which may be paid under the Policy shall not exceed the Maximum Insured Amount.

“Due for Payment” means, with respect to any Insured Amounts, such amount that is due and payable under the Agreement on the related distribution date.

“Final Scheduled Distribution Date” means, with respect to the Class 2-A Certificates, the distribution date in December 2036.

“Holder” shall mean any person, other than the Master Servicer, the Subservicer of the Group 2 Loans, the Sponsor, the Depositor, the Trustee or any of their affiliates, who is the registered owner or beneficial owner of any of the Class 2-A Certificates.

“Insured Amounts” (1) shall mean, with respect to any distribution date, any Deficiency Amount plus any Preference Amount and (2) shall mean, with respect to the Final Scheduled Distribution Date, the Deficiency Amount for the Final Scheduled Distribution Date.

“Insured Payments” shall mean, with respect to any distribution date, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of Insured Amounts for such distribution date.

“Late Payment Rate” shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate plus one percent per annum (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the then applicable rate of interest on the Class 2-A Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any distribution date.

“Maximum Insured Amount” shall mean $398,304,000 in respect of principal, plus interest thereon calculated at the applicable Pass-Through Rate for the Class 2-A Certificates.

“Nonpayment” means, with respect to any distribution date, an Insured Amount which is Due for Payment but has not and will not be paid in respect of such distribution date pursuant to the Agreement.

“Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable distribution date.

“Preference Amount” means any amount previously distributed to a Holder by or on behalf of the trust estate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

The Certificate Insurer will pay an Insured Amount (other than a Preference Amount) with respect to the Class A Certificates by 12:00 noon, New York City time, in immediately available funds to the Trustee on the later of (i) the distribution date on which the related Deficiency Amount is due and (ii) the business day following actual receipt in New York, New York on a business day by the Certificate Insurer of a Notice. Any Notice received by the Certificate Insurer after 12:00 noon (New York City time) on a given business day shall be deemed to have been received by the Certificate Insurer on the following business day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected Notice.

If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Policy, it will be deemed to have been timely received on the business day of such resubmission, provided, that if such Notice is received after 12:00 noon (New York City time) on such business day, it will be deemed to be received before 12:00 noon on the following business day.

The Certificate Insurer’s obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not the funds are properly applied by the Trustee.

Upon such payment, the Certificate Insurer will be fully subrogated to the rights of the Holders to receive the amount so paid. The Certificate Insurer’s obligations with respect to the Class 2-A Certificates under the Policy with respect to each distribution date will be discharged to the extent funds consisting of the related Deficiency Amount are received by the Trustee on behalf of the Holders for distribution to such Holders, as provided in the Agreement and in the Policy, whether or not such funds are properly applied by the Trustee.

The Certificate Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event no earlier than the third business day following actual receipt by the Certificate Insurer of (i) a certified copy of a final, nonappealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or the Holder, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer, or otherwise rescinded or required to be restored by the Trustee or such Holder, as applicable (the “Order”), (ii) an opinion of counsel satisfactory to the Certificate Insurer, stating that such Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the Trustee or the Holder, as applicable, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee or the Holder, as applicable relating to or arising under the Agreement or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Certificate Insurer to effect the appointment of the Certificate Insurer as agent for the Trustee or the Holder, as applicable, in any legal proceeding relating to such Preference Amount and (v) a Notice of Nonpayment appropriately completed and executed by the Trustee; provided that if such documents are received by the Certificate Insurer after 12:00 noon (New York City time) on such business day, they will be deemed to be received on the following business day. Notwithstanding the foregoing, the Certificate Insurer shall not be obligated to pay any Preference Amount in respect of principal (other than principal paid in connection with Realized Losses) except on the Final Scheduled Distribution Date or earlier termination of the trust estate pursuant to the terms of the Agreement. Any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Class 2-A Certificates (calculated at the related Pass-Through Rate) accrued as of the last day of the applicable interest accrual period and will not, in any event, include any interest on the Class 2-A Certificates accrued after such date or any interest on such interest amount.

Payment of any Preference Amounts will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or the Holder, as applicable, directly unless the Trustee or the Holder, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay the Trustee on behalf of the Holder, to the extent of the payment of the Preference Amounts, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) of the preceding paragraph to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

There will be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Certificate Insurer. The Policy does not cover:

•  Net WAC Shortfall Amounts, Prepayment Interest Shortfalls, Relief Act Shortfalls or default interest, nor does the Policy guarantee to the Holders any particular rate of principal payment;

•  premiums, if any, payable in respect of the Class 2-A Certificates;

•  shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the Trustee for withholding taxes, if any (including penalties and interest in respect of any such liability); or

•  any risk other than Nonpayment, including the failure of the Trustee to apply, disburse, transfer or direct policy payments or available funds or other amounts in accordance with the Agreement to Holders or to any other party.

Upon any payment under the Policy, in furtherance and not in limitation of the Certificate Insurer’s equitable right of subrogation and the Certificate Insurer’s rights under the Insurance Agreement, the Certificate Insurer will, to the extent of such payment by the Certificate Insurer under the Policy, be subrogated to the rights of any Holder, to receive any and all amounts due in respect of such Class 2-A Certificates as to which such payment under the Policy was made, to the extent of any payment by the Certificate Insurer under the Policy.

The Policy will be non-cancelable for any reason, including any failure to pay the Premium. The Policy is issued pursuant to, and will be construed under, the laws of the State of New York. The premium on the Policy is not refundable for any reason, including the lack of any payment under the Policy or any other circumstances relating to the Class 2-A Certificates, or provision for the Class 2-A Certificates being paid prior to maturity.

The Certificate Insurer is entitled to receive Reimbursement Amounts under the Agreement and the Insurance Agreement. A “Reimbursement Amount” means, as of any distribution date, the sum of (x) (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such distribution date pursuant to the Agreement, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments to the date of reimbursement, and (y) (i) any other amounts then due and owing to the Certificate Insurer under the Policy, the Agreement, and the Insurance and Indemnity Agreement but for which the Certificate Insurer has not been reimbursed prior to such distribution date pursuant to the Agreement plus (ii) interest on such amounts at the Late Payment Rate from the date such amounts are due, to the date of reimbursement.

IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

The Interest Rate Swap Agreements and Cap Contracts

The Interest Rate Swap Agreements

The description contained in this prospectus supplement with respect to the Interest Rate Swap Agreements is preliminary and subject to the negotiation of a final agreement with the related counterparty, in particular to meet the requirements of the Rating Agencies.

Group 1 Swap Agreement

Deutsche Bank National Trust Company as the group 1 supplemental interest trust trustee (the “Group 1 Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group 1 Interest Rate Swap Agreement”) with Wachovia Bank, N.A. (in such capacity, the “Group 1 Swap Provider”) for the benefit of the holders of the Class 1-A, Class 1-M and Class 1-B Certificates. The Group 1 Interest Rate Swap Agreement will be held in the group 1 supplemental interest trust (the “Group 1 Supplemental Interest Trust”). The Group 1 Supplemental Interest Trust Trustee will receive and distribute funds with regards to the Group 1 Interest Rate Swap Agreement on behalf of the Group 1 Supplemental Interest Trust. On or before distribution date, the Group 1 Supplemental Interest Trust Trustee will deposit into the Group 1 Supplemental Interest Trust certain amounts, if any, received from the Group 1 Swap Provider, from which distributions to the holders of the Class 1-A, Class 1-M and Class 1-B Certificates in respect of certain related Unpaid Interest Shortfalls, related Allocated Realized Loss Amounts and any related Net WAC Shortfall Amounts and to maintain or restore related overcollateralization will be made as described under “—Payments under the Interest Rate Swap Agreement and Cap Contracts”. For the avoidance of doubt, the Group 1 Supplemental Interest Trust and the Group 1 Interest Rate Swap Agreement will not be assets of any REMIC.

Under the Group 1 Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in January 2007 and ending with the Distribution Date in December 2013, the Group 1 Supplemental Interest Trust will be obligated to pay to the Group 1 Swap Provider a fixed amount for that Distribution Date, or the “Group 1 Fixed Swap Payment,” equal to the product of (x) a fixed rate equal to a rate per annum set forth in the table below, (y) the Group 1 Swap Agreement Notional Amount for such Distribution Date as set forth below and (z) a fraction, the numerator of which is the number of days in the calculation period, determined on a 30/360 basis and the denominator of which is 360, and the Group 1 Swap Provider will be obligated to pay to the Group 1 Supplemental Interest Trust a floating amount for that Distribution Date, or the “Group 1 Floating Swap Payment,” equal to the product of (x) One-Month LIBOR as determined pursuant to the Group 1 Interest Rate Swap Agreement, for the related calculation period (as defined in the Group 1 Interest Rate Swap Agreement), (y) the Group 1 Swap Agreement Notional Amount for such Distribution Date as set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a “Group 1 Net Swap Payment,” will be required to be made on or before each applicable Distribution Date (a) by the Group 1 Supplemental Interest Trust to the Group 1 Swap Provider, to the extent that the Group 1 Fixed Swap Payment for such Distribution Date exceeds the Group 1 Floating Swap Payment for such Distribution Date, or (b) by the Group 1 Swap Provider to the Group 1 Supplemental Interest Trust, to the extent that the Group 1 Floating Swap Payment exceeds the Group 1 Fixed Swap Payment for such Distribution Date. For each Distribution Date in respect of which the Group 1 Supplemental Interest Trust is required to make a Group 1 Net Swap Payment to the Group 1 Swap Provider, the Issuing Entity will be required to make a payment to the Group 1 Supplemental Interest Trust in the same amount prior to distributions to Certificateholders.

The notional amount with respect to the Group 1 Interest Rate Swap Agreement will be the related Group 1 Swap Agreement Notional Amount for each Distribution Date as set forth below.

Distribution Date	Group 1 Swap Agreement Notional Amount ($)	Fixed Rate (%)
January 2007	988,512,005.57	5.02220
February 2007	984,347,046.68	5.02217
March 2007	978,048,820.38	5.02214
April 2007	969,601,091.93	5.02211
May 2007	959,000,514.55	5.02208
June 2007	946,257,035.84	5.02204
July 2007	931,394,067.01	5.02201
August 2007	914,449,684.84	5.02198
September 2007	895,476,459.13	5.02194
October 2007	874,540,310.26	5.02191
November 2007	851,722,452.01	5.02187
December 2007	827,118,016.04	5.02183
January 2008	801,957,078.92	5.02183
February 2008	777,556,629.12	5.02183
March 2008	753,893,450.65	5.02183
April 2008	730,945,215.31	5.02183
May 2008	708,690,636.28	5.02183
June 2008	687,108,868.72	5.02183
July 2008	666,180,080.38	5.02183
August 2008	645,884,042.24	5.02183
September 2008	626,201,407.13	5.02183
October 2008	607,114,733.36	5.02183
November 2008	588,605,794.42	5.02183
December 2008	559,317,471.62	5.01697
January 2009	519,578,870.77	5.01596
February 2009	503,727,217.87	5.01596
March 2009	488,355,800.79	5.01596
April 2009	473,449,669.01	5.01596
May 2009	458,753,481.01	5.01597
June 2009	439,158,510.63	5.01625
July 2009	420,591,626.21	5.01653

Distribution Date	Group 1 Swap Agreement Notional Amount ($)	Fixed Rate (%)
August 2009	402,963,344.49	5.01679
September 2009	386,153,352.33	5.01706
October 2009	370,086,242.83	5.01732
November 2009	354,701,755.16	5.01759
December 2009	339,530,446.43	5.01607
January 2010	164,890,151.89	5.03806
February 2010	159,844,429.62	5.03806
March 2010	154,951,518.67	5.03806
April 2010	150,207,468.52	5.03806
May 2010	145,607,090.12	5.03806
June 2010	141,146,860.71	5.03806
July 2010	136,822,018.59	5.03806
August 2010	132,628,222.97	5.03806
September 2010	128,562,383.80	5.03806
October 2010	124,619,756.59	5.03806
November 2010	120,797,262.20	5.03806
December 2010	117,090,581.77	5.03806
January 2011	113,497,061.48	5.03806
February 2011	110,012,807.44	5.03806
March 2011	106,634,345.53	5.03806
April 2011	103,359,036.27	5.03806
May 2011	100,183,414.67	5.03806
June 2011	97,104,435.08	5.03806
July 2011	94,119,056.10	5.03806
August 2011	91,224,655.42	5.03806
September 2011	88,418,614.72	5.03806
October 2011	85,697,904.51	5.03806
November 2011	83,060,329.08	5.03806
December 2011	3,757,331.32	5.10760
January 2012	3,641,632.68	5.10760
February 2012	3,529,462.98	5.10759
March 2012	3,420,715.39	5.10759
April 2012	3,315,286.28	5.10759
May 2012	3,213,075.16	5.10759
June 2012	3,113,984.53	5.10759
July 2012	3,017,919.86	5.10759
August 2012	2,924,789.45	5.10759
September 2012	2,834,504.36	5.10759
October 2012	2,746,978.34	5.10759
November 2012	2,662,127.72	5.10759
December 2012	2,579,871.38	5.10759
January 2013	2,500,130.62	5.10759
February 2013	2,422,829.12	5.10759
March 2013	2,347,892.86	5.10759
April 2013	2,275,250.06	5.10759
May 2013	2,204,831.10	5.10758
June 2013	2,136,568.45	5.10758
July 2013	2,070,396.63	5.10758
August 2013	2,006,252.13	5.10758
September 2013	1,944,073.35	5.10758
October 2013	1,883,800.57	5.10758
November 2013	1,825,375.85	5.10758
December 2013	898,309.19	4.97200

The Group 1 Interest Rate Swap Agreement will terminate following the last Distribution Date specified above, unless the Group 1 Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group 1 Swap Event of Default, a Group 1 Swap Termination Event or a Group 1 Swap Additional Termination Event, such as described below.

The respective obligations of the Group 1 Swap Provider and the Group 1 Supplemental Interest Trust to pay specified amounts due under the Group 1 Interest Rate Swap Agreement (other than any Group 1 Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group 1 Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group 1 Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group 1 Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Group 1 Interest Rate Swap Agreement.

Events of default under the Group 1 Interest Rate Swap Agreement (each a “Group 1 Swap Event of Default”) include the following:

•	failure to make a payment due under the Group 1 Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Group 1 Swap Provider to comply with or perform certain agreements or obligations required under the Group 1 Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Group 1 Swap Provider to comply with or perform the second rating trigger collateral posting requirements of the Group 1 Interest Rate Swap Agreement if a second rating trigger downgrade has occurred and has been continuing for a specified period and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Group 1 Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group 1 Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Group 1 Supplemental Interest Trust Trustee and the Group 1 Swap Provider and specified for this purpose in the Group 1 Interest Rate Swap Agreement

•
cross-default by the Group 1 Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group 1 Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group 1 Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group 1 Interest Rate Swap Agreement,

each as further described in the Group 1 Interest Rate Swap Agreement.

Termination events under the Group 1 Interest Rate Swap Agreement (each a “Group 1 Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group 1 Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group 1 Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the Group 1 Supplemental Interest Trust Trustee, certain similar events) and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group 1 Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group 1 Interest Rate Swap Agreement.

Additional termination events under the Group 1 Interest Rate Swap Agreement (each a “Group 1 Swap Additional Termination Event”) include the following:

•	failure of the Group 1 Swap Provider to comply with the first rating trigger collateral posting requirements of the Group 1 Interest Rate Swap Agreement,

•	if a second rating trigger downgrade has occurred and has been continuing for a specified period and a firm offer from a replacement swap provider remains capable of acceptance by the offeree,

•
failure of the Group 1 Swap Provider to comply with the Regulation AB provisions of the Group 1 Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group 1 Interest Rate Swap Agreement), and

•	amendment of the Agreement in a manner contrary to the requirements of the Group 1 Interest Rate Swap Agreement.

each as further described in the Group 1 Interest Rate Swap Agreement.

If the Group 1 Swap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Group 1 Interest Rate Swap Agreement, and within 30 days the Group 1 Swap Provider fails to transfer the Group 1 Interest Rate Swap Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the first ratings threshold or to obtain a guarantee from an entity that satisfies the first ratings threshold, the Group 1 Swap Provider will be required, at its own expense, to post collateral in accordance with the Group 1 Interest Rate Swap Agreement.

If the Group 1 Swap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Group 1 Interest Rate Swap Agreement, the Group 1 Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Group 1 Swap Provider under the Group 1 Interest Rate Swap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Group 1 Swap Provider under the Group 1 Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Group 1 Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (a “Group 1 Early Termination Date”). Upon the occurrence of a Group 1 Swap Termination Event or a Group 1 Swap Additional Termination Event, a Group 1 Early Termination Date may be designated by one of the parties as specified in the Group 1 Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group 1 Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group 1 Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group 1 Interest Rate Swap Agreement. The occurrence of a Group 1 Early Termination Date under the Group 1 Interest Rate Swap Agreement will constitute a “Group 1 Swap Early Termination.”

Upon a Group 1 Swap Early Termination, the Group 1 Supplemental Interest Trust or the Group 1 Swap Provider may be liable to make a swap termination payment (the “Group 1 Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group 1 Swap Termination Payment will be based on the value of the Group 1 Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Group 1 Interest Rate Swap Agreement. In the event that the Group 1 Supplemental Interest Trust is required to make a Group 1 Swap Termination Payment to the Group 1 Swap Provider, the Issuing Entity will be required to make a payment to the Group 1 Supplemental Interest Trust in the same amount (to the extent such Group 1 Swap Termination Payment has not been paid by the Group 1 Supplemental Interest Trust from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group 1 Supplemental Interest Trust Trustee). In the case of a Group 1 Swap Termination Payment not triggered by a Group 1 Swap Provider Trigger Event (as defined in this prospectus supplement), the Issuing Entity will be required to pay such amount on the related distribution date, and on any subsequent Distribution Date, until paid in full, prior to distributions to the related Certificateholders. In the case of a Group 1 Swap Termination Payment triggered by a Group 1 Swap Provider Trigger Event, the Issuing Entity’s obligation to make such payment generally will be subordinated to distributions to the holders of the Class 1-A, Class 1-M and Class 1-B Certificates to the extent described in the Agreement.

Upon a Group 1 Swap Early Termination other than in connection with the optional termination of the Issuing Entity relating to Loan Group 1, the Group 1 Supplemental Interest Trust Trustee, at the written direction of the Depositor or the Master Servicer, will use reasonable efforts to appoint a successor swap provider as so directed, to replace the Group 1 Swap Provider as a party under the Group 1 Interest Rate Swap Agreement, or, if such a replacement is unavailable, to enter a new interest rate swap agreement on substantially similar terms as the Group 1 Interest Rate Swap Agreement, in either case with a successor swap provider meeting all rating agency requirements and any third party consent requirements. If the Group 1 Supplemental Interest Trust Trustee receives a Group 1 Swap Termination Payment from the Group 1 Swap Provider in connection with such Group 1 Swap Early Termination, the Group 1 Supplemental Interest Trust Trustee will apply such Group 1 Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Group 1 Supplemental Interest Trust Trustee is required to pay a Group 1 Swap Termination Payment to the Group 1 Swap Provider in connection with such Group 1 Swap Early Termination, the Group 1 Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Group 1 Swap Termination Payment.

If a successor swap provider is not appointed within 30 days of the Group 1 Swap Early Termination, then the Group 1 Supplemental Interest Trust Trustee will deposit any Group 1 Swap Termination Payment received from the original Group 1 Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group 1 Net Swap Payment, if any, that would have been paid to the Group 1 Supplemental Interest Trust Trustee by the original Group 1 Swap Provider calculated in accordance with the terms of the original Group 1 Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Agreement.

A “Group 1 Swap Provider Trigger Event” shall mean: (i) a Group 1 Swap Event of Default under the Group 1 Interest Rate Swap Agreement with respect to which the Group 1 Swap Provider is a Defaulting Party (as defined in the Group 1 Interest Rate Swap Agreement), (ii) a Group 1 Swap Termination Event under the Group 1 Interest Rate Swap Agreement with respect to which the Group 1 Swap Provider is the sole Affected Party (as defined in the Group 1 Interest Rate Swap Agreement) or (iii) a Group 1 Additional Termination Event under the Group 1 Interest Rate Swap Agreement with respect to which the Group 1 Swap Provider is the sole Affected Party.

Group 2 Swap Agreement

Deutsche Bank National Trust Company as the group 2 supplemental interest trust trustee (the “Group 2 Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group 2 Interest Rate Swap Agreement” and, together with the Group 1 Interest Rate Swap Agreement, the “Interest Rate Swap Agreements”) with Wachovia Bank, N.A. (in such capacity, the “Group 2 Swap Provider”) for the benefit of the holders of the Class 2-A Certificates. The Group 2 Interest Rate Swap Agreement will be held in the group 2 supplemental interest trust (the “Group 2 Supplemental Interest Trust” and, together with the Group 1 Supplemental Interest Trust, the “Supplemental Interest Trusts”). The Group 2 Supplemental Interest Trust Trustee will receive and distribute funds with regards to the Group 2 Interest Rate Swap Agreement on behalf of the Group 2 Supplemental Interest Trust. On or before a distribution date, the Group 2 Supplemental Interest Trust Trustee will deposit into the Group 2 Supplemental Interest Trust certain amounts, if any, received from the Group 2 Swap Provider, from which distributions to the holders of the Class 2-A Certificates in respect of certain related Unpaid Interest Shortfalls, related Allocated Realized Loss Amounts and any related Net WAC Shortfall Amounts and to maintain or restore related overcollateralization will be made as described under “—Payments under the Interest Rate Swap Agreement and Cap Contracts”. For the avoidance of doubt, the Group 2 Supplemental Interest Trust and the Group 2 Interest Rate Swap Agreement will not be assets of any REMIC.

Under the Group 2 Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in January 2007 and ending with the Distribution Date in September 2016, the Group 2 Supplemental Interest Trust will be obligated to pay to the Group 2 Swap Provider a fixed amount for that Distribution Date, or the “Group 2 Fixed Swap Payment,” (and together with the “Group 1 Fixed Swap Payment”, the “Fixed Swap Payments”) equal to the product of (x) a fixed rate equal to a rate per annum set forth in the table below, (y) the Group 2 Swap Agreement Notional Amount for such Distribution Date as set forth below and (z) a fraction, the numerator of which is the number of days in the calculation period determined on a 30/360 basis and the denominator of which is 360, and the Group 2 Swap Provider will be obligated to pay to the Group 2 Supplemental Interest Trust a floating amount for that Distribution Date, or the “Group 2 Floating Swap Payment,” (and, together with the Group 1 Floating Swap Payment, the “Floating Swap Payments”) equal to the product of (x) One-Month LIBOR as determined pursuant to the Group 2 Interest Rate Swap Agreement, for the related calculation period (as defined in the Group 2 Interest Rate Swap Agreement), (y) the Group 2 Swap Agreement Notional Amount for such Distribution Date as set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a “Group 2 Net Swap Payment,” (and, together with the Group 1 Net Swap Payment, the “Net Swap Payments”) will be required to be made on or before each applicable Distribution Date (a) by the Group 2 Supplemental Interest Trust to the Group 2 Swap Provider, to the extent that the Group 2 Fixed Swap Payment for such Distribution Date exceeds the Group 2 Floating Swap Payment for such Distribution Date, or (b) by the Group 2 Swap Provider to the Group 2 Supplemental Interest Trust, to the extent that the Group 2 Floating Swap Payment exceeds the Group 2 Fixed Swap Payment for such Distribution Date. For each Distribution Date in respect of which the Group 2 Supplemental Interest Trust is required to make a Group 2 Net Swap Payment to the Group 2 Swap Provider, the Issuing Entity will be required to make a payment, to the Group 2 Supplemental Interest Trust in the same amount prior to distributions to Certificateholders.

The notional amount with respect to the Group 2 Interest Rate Swap Agreement and each Distribution Date set forth below will be the related Group 2 Notional Amount set forth below.

Distribution Date	Group 2 Swap Agreement Notional Amount ($)	Fixed Rate (%)
January 2007	307,283,928.00	5.39578
February 2007	306,701,798.40	5.39581
March 2007	306,081,830.40	5.39586
April 2007	305,424,433.60	5.39591
May 2007	304,729,521.60	5.39597
June 2007	303,997,924.80	5.39604
July 2007	303,229,961.60	5.39612
August 2007	302,425,244.80	5.39621
September 2007	301,584,164.80	5.39631
October 2007	300,707,044.80	5.39642

Distribution Date	Group 2 Swap Agreement Notional Amount ($)	Fixed Rate (%)
November 2007	299,794,572.80	5.39654
December 2007	298,847,305.60	5.39667
January 2008	297,864,854.40	5.39680
February 2008	296,847,467.20	5.39695
March 2008	295,796,212.80	5.39711
April 2008	294,711,502.40	5.39727
May 2008	293,593,235.20	5.39745
June 2008	292,443,020.80	5.39763
July 2008	291,270,470.40	5.39782
August 2008	290,083,057.60	5.39802
September 2008	288,886,345.60	5.39823
October 2008	287,680,196.80	5.39845
November 2008	286,469,808.00	5.39868
December 2008	285,262,408.00	5.39891
January 2009	284,060,820.80	5.39915
February 2009	282,864,836.80	5.39938
March 2009	281,674,086.40	5.39961
April 2009	280,488,844.80	5.39984
May 2009	279,308,480.00	5.40007
June 2009	268,448,998.40	5.40710
July 2009	260,413,662.40	5.40777
August 2009	255,879,406.40	5.40655
September 2009	254,827,048.00	5.40679
October 2009	236,485,092.80	5.41312
November 2009	228,616,928.00	5.42055
December 2009	227,707,377.60	5.42080
January 2010	226,801,676.80	5.42105
February 2010	225,899,564.80	5.42130
March 2010	225,001,654.40	5.42155
April 2010	224,107,136.00	5.42179
May 2010	223,216,097.60	5.42204
June 2010	222,328,905.60	5.42229
July 2010	221,445,260.80	5.42254
August 2010	220,565,814.40	5.42278
September 2010	219,689,788.80	5.42303
October 2010	218,817,155.20	5.42328
November 2010	217,947,934.40	5.42352
December 2010	217,082,382.40	5.42377
January 2011	216,220,512.00	5.42401
February 2011	215,362,038.40	5.42426
March 2011	214,506,596.80	5.42450
April 2011	213,654,665.60	5.42475
May 2011	208,550,419.20	5.42962
June 2011	171,248,446.40	5.44237
July 2011	148,129,145.60	5.44592
August 2011	122,962,513.60	5.43257
September 2011	120,961,667.20	5.43035
October 2011	112,501,881.60	5.43128
November 2011	79,647,635.20	5.52871
December 2011	77,426,022.40	5.52709
January 2012	75,270,992.00	5.52543
February 2012	73,180,603.20	5.52374
March 2012	71,152,838.40	5.52201
April 2012	69,185,739.20	5.52025
May 2012	67,277,529.60	5.51846
June 2012	65,426,417.60	5.51663
July 2012	63,630,694.40	5.51476
August 2012	61,888,648.00	5.51286
September 2012	60,198,792.00	5.51092
October 2012	58,559,448.00	5.50894
November 2012	56,969,054.40	5.50693
December 2012	55,426,212.80	5.50488
January 2013	53,929,425.60	5.50279
February 2013	52,477,284.80	5.50066

Distribution Date	Group 2 Swap Agreement Notional Amount ($)	Fixed Rate (%)
March 2013	51,068,472.00	5.49850
April 2013	49,701,678.40	5.49629
May 2013	48,375,640.00	5.49405
June 2013	47,089,115.20	5.49176
July 2013	45,840,916.80	5.48944
August 2013	44,629,873.60	5.48707
September 2013	43,454,859.20	5.48466
October 2013	42,314,840.00	5.48222
November 2013	41,208,689.60	5.47973
December 2013	32,119,536.00	5.59879
January 2014	31,121,097.60	5.59879
February 2014	30,153,315.20	5.59879
March 2014	29,215,264.00	5.59879
April 2014	28,306,070.40	5.59879
May 2014	27,424,848.00	5.59879
June 2014	26,570,736.00	5.59879
July 2014	25,742,873.60	5.59879
August 2014	24,940,508.80	5.59879
September 2014	24,162,848.00	5.59879
October 2014	23,409,132.80	5.59879
November 2014	22,678,620.80	5.59879
December 2014	21,970,624.00	5.59879
January 2015	21,284,470.40	5.59879
February 2015	20,619,481.60	5.59879
March 2015	19,974,969.60	5.59879
April 2015	19,350,348.80	5.59879
May 2015	18,745,004.80	5.59878
June 2015	18,158,368.00	5.59878
July 2015	17,589,808.00	5.59878
August 2015	17,038,848.00	5.59878
September 2015	16,504,905.60	5.59878
October 2015	15,987,462.40	5.59878
November 2015	15,486,019.20	5.59878
December 2015	15,000,112.00	5.59878
January 2016	14,529,222.40	5.59878
February 2016	14,072,902.40	5.59878
March 2016	13,630,710.40	5.59878
April 2016	13,202,195.20	5.59878
May 2016	12,786,972.80	5.59878
June 2016	12,384,636.80	5.59878
July 2016	10,219,072.00	5.61264
August 2016	3,238,352.00	5.52462
September 2016	916,729.60	5.42200

The Group 2 Interest Rate Swap Agreement will terminate following the last Distribution Date specified above, unless the Group 2 Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group 2 Swap Event of Default, a Group 2 Swap Termination Event or a Group 2 Swap Additional Termination Event, such as described below.

The respective obligations of the Group 2 Swap Provider and the Group 2 Supplemental Interest Trust to pay specified amounts due under the Group 2 Interest Rate Swap Agreement (other than any Group 2 Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group 2 Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group 2 Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group 2 Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Group 2 Interest Rate Swap Agreement.

Events of default under the Group 2 Interest Rate Swap Agreement (each a “Group 2 Swap Event of Default”) include the following:

•	failure to make a payment due under the Group 2 Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Group 2 Swap Provider to comply with or perform certain agreements or obligations required under the Group 2 Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Group 2 Swap Provider to comply with or perform the second rating trigger collateral posting requirements of the Group 2 Interest Rate Swap Agreement if a second rating trigger downgrade has occurred and has been continuing for a specified period and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Group 2 Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group 2 Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Group 2 Supplemental Interest Trust Trustee and the Group 2 Swap Provider and specified for this purpose in the Group 2 Interest Rate Swap Agreement

•
cross-default by the Group 2 Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group 2 Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group 2 Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group 2 Interest Rate Swap Agreement,

each as further described in the Group 2 Interest Rate Swap Agreement.

Termination events under the Group 2 Interest Rate Swap Agreement (each a “Group 2 Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group 2 Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group 2 Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the Group 2 Supplemental Interest Trust Trustee, certain similar events) and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group 2 Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group 2 Interest Rate Swap Agreement.

Additional termination events under the Group 2 Interest Rate Swap Agreement (each a “Group 2 Swap Additional Termination Event”) include the following:

•	failure of the Group 2 Swap Provider to comply with the first rating trigger collateral posting requirements of the Group 2 Interest Rate Swap Agreement,

•	if a second rating trigger downgrade has occurred and has been continuing for a specified period and a firm offer from a replacement swap provider remains capable of acceptance by the offeree,

•
failure of the Group 2 Swap Provider to comply with the Regulation AB provisions of the Group 2 Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group 2 Interest Rate Swap Agreement), and

•	amendment of the Agreement in a manner contrary to the requirements of the Group 2 Interest Rate Swap Agreement.

each as further described in the Group 2 Interest Rate Swap Agreement.

If the Group 2 Swap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Group 2 Interest Rate Swap Agreement and within 30 days the Group 2 Swap Provider fails either to transfer the Group 2 Interest Rate Swap Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the first ratings threshold or to obtain a guarantee from an entity that satisfies the first ratings threshold, the Group 2 Swap Provider will be required, at its own expense, to post collateral in accordance with the Group 2 Interest Rate Swap Agreement.

If the Group 2 Swap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Group 2 Interest Rate Swap Agreement, the Group 2 Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Group 2 Swap Provider under the Group 2 Interest Rate Swap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Group 2 Swap Provider under the Group 2 Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Group 2 Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (a “Group 2 Early Termination Date”). Upon the occurrence of a Group 2 Swap Termination Event or a Group 2 Swap Additional Termination Event, a Group 2 Early Termination Date may be designated by one of the parties as specified in the Group 2 Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group 2 Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group 2 Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group 2 Interest Rate Swap Agreement. The occurrence of a Group 2 Early Termination Date under the Group 2 Interest Rate Swap Agreement will constitute a “Group 2 Swap Early Termination.”

Upon a Group 2 Swap Early Termination, the Group 2 Supplemental Interest Trust or the Group 2 Swap Provider may be liable to make a swap termination payment (the “Group 2 Swap Termination Payment” and, together with the Group 1 Swap Termination Payment, the “Swap Termination Payments”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group 2 Swap Termination Payment will be based on the value of the Group 2 Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Group 2 Interest Rate Swap Agreement. In the event that the Group 2 Supplemental Interest Trust is required to make a Group 2 Swap Termination Payment to the Group 2 Swap Provider, the Issuing Entity will be required to make a payment to the Group 2 Supplemental Interest Trust in the same amount (to the extent such Group 2 Swap Termination Payment has not been paid by the Group 2 Supplemental Interest Trust from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group 2 Supplemental Interest Trust Trustee). In the case of a Group 2 Swap Termination Payment not triggered by a Group 2 Swap Provider Trigger Event (as defined in this prospectus supplement), the Issuing Entity will be required to pay such amount on the related distribution date, and on any subsequent Distribution Date, until paid in full, prior to distributions to the related Certificateholders. In the case of a Group 2 Swap Termination Payment triggered by a Group 2 Swap Provider Trigger Event, the Issuing Entity’s obligation to make such payment generally will be subordinated to distributions to the holders of the Class 2-A Certificates to the extent described in the Agreement.

Upon a Group 2 Swap Early Termination other than in connection with the optional termination of the Issuing Entity relating to Loan Group 2, the Group 2 Supplemental Interest Trust Trustee, at the written direction of the Depositor or the Master Servicer, will use reasonable efforts to appoint a successor swap provider as so directed, to replace the Group 2 Swap Provider as a party under the Group 2 Interest Rate Swap Agreement, or, if such a replacement is unavailable, to enter a new interest rate swap agreement on substantially similar terms as the Group 2 Interest Rate Swap Agreement, in either case with a successor swap provider meeting all rating agency requirements and any third party consent requirements. If the Group 2 Supplemental Interest Trust Trustee receives a Group 2 Swap Termination Payment from the Group 2 Swap Provider in connection with such Group 2 Swap Early Termination, the Group 2 Supplemental Interest Trust Trustee will apply such Group 2 Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Group 2 Supplemental Interest Trust Trustee is required to pay a Group 2 Swap Termination Payment to the Group 2 Swap Provider in connection with such Group 2 Swap Early Termination, the Group 2 Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Group 2 Swap Termination Payment.

If a successor swap provider is not appointed within 30 days of the Group 2 Swap Early Termination, then the Group 2 Supplemental Interest Trust Trustee will deposit any Group 2 Swap Termination Payment received from the original Group 2 Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group 2 Net Swap Payment, if any, that would have been paid to the Group 2 Supplemental Interest Trust Trustee by the original Group 2 Swap Provider calculated in accordance with the terms of the original Group 2 Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Agreement.

A “Group 2 Swap Provider Trigger Event” shall mean: (i) a Group 2 Swap Event of Default under the Group 2 Interest Rate Swap Agreement with respect to which the Group 2 Swap Provider is a Defaulting Party (as defined in the Group 2 Interest Rate Swap Agreement), (ii) a Group 2 Swap Termination Event under the Group 2 Interest Rate Swap Agreement with respect to which the Group 2 Swap Provider is the sole Affected Party (as defined in the Group 2 Interest Rate Swap Agreement) or (iii) a Group 2 Additional Termination Event under the Group 2 Interest Rate Swap Agreement with respect to which the Group 2 Swap Provider is the sole Affected Party.

The Swap Provider

The Swap Provider is a national banking association that has, as of the date of this prospectus supplement, long-term debt ratings from S&P, Fitch Ratings and Moody’s of “AA-”, “AA-” and “Aa2”, respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of “A-1+”, “F1+” and “P-1”, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the Swap Provider and may be subject to revision or withdrawal at any time by the rating agencies. The Swap Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of the Wachovia Corporation, the parent company of the Swap Provider. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

The Swap Provider has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding paragraph.

The aggregate “significance percentage” of the Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

Cap Contracts

The description contained in this prospectus supplement with respect to the Cap Contracts is preliminary and subject to the negotiation of a final agreement with the related counterparties, in particular to meet the requirements of the Rating Agencies.

Group 1 Cap Contracts

The Group 1 Supplemental Interest Trust Trustee, on behalf of the Group 1 Supplemental Interest Trust, will enter into two interest rate cap contracts (“Group 1 Cap Contract I” and “Group 1 Cap Contract II”; together, the “Group 1 Cap Contracts”) with Wachovia Bank, N.A. and Bank of America, N.A. (each, a “Cap Counterparty”) for the benefit of the holders of the Class 1-A, Class 1-M and Class 1-B Certificates. The Group 1 Cap Contracts will be held in the Group 1 Supplemental Interest Trust. The Group 1 Supplemental Interest Trust Trustee will receive and distribute funds with regards to the Group 1 Cap Contracts on behalf of the Group 1 Supplemental Interest Trust. On each distribution date, the Group 1 Supplemental Interest Trust Trustee will deposit into the Group 1 Supplemental Interest Trust certain amounts, if any, received from the related Cap Counterparty, from which distributions to the holders of the Class 1-A, Class 1-M and Class 1-B Certificates in respect of certain related Unpaid Interest Shortfalls, related Allocated Realized Loss Amounts and any related Net WAC Shortfall Amounts, and to maintain or restore related overcollateralization will be made as described under “—Payments under the Interest Rate Swap Agreements and Cap Contracts”. For the avoidance of doubt, the Group 1 Supplemental Interest Trust and the Group 1 Cap Contracts will not be assets of any REMIC.

Under the Group 1 Cap Contracts, on or before each Distribution Date, payments will be made by each Cap Counterparty for the benefit of the holders of the Class 1-A, Class 1-M and Class 1-B Certificates as described under “Payments under the Interest Rate Swap Agreements and Cap Contracts” in this prospectus supplement. The payment to be made by each related Cap Counterparty with respect to each Group 1 Cap Contract will be as set forth below:

Group 1 Cap Contract I

Beginning with the Distribution Date in January 2007 up to and including the distribution date in November 2011 (the “Cap Contract I Termination Date”), the Group 1 Certificates will have the benefit of Group 1 Cap Contract I.

On or prior to the Group 1 Cap Contract I Termination Date, the amount payable by the related Cap Counterparty under Group 1 Cap Contract I in respect of each Distribution Date will equal the product of:

(i) the excess, if any, of (x) One-Month LIBOR (as determined under Group 1 Cap Contract I) over (y) the related Group 1 Cap I Rate for such Distribution Date set forth in the table below;

(ii) the Group 1 Cap Contract I Notional Balance for such Distribution Date set forth in the table below, and

(iii) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

The “Group 1 Cap Contract I Notional Balance” and the “Group 1 Cap I Rate” are as described in the following table:
Distribution Date	Group 1 Cap Contract I Notional Balance ($)	Group 1 Cap I Rate (%)	Distribution Date	Group 1 Cap Contract I Notional Balance ($)	Group 1 Cap I Rate (%)
January 2007	303,569,760.00	5.10810	July 2009	138,003,865.00	5.10782
February 2007	301,755,645.00	5.10808	August 2009	133,786,595.00	5.10782
March 2007	299,279,830.00	5.10805	September 2009	129,697,320.00	5.10782
April 2007	296,140,590.00	5.10803	October 2009	125,732,210.00	5.10782
May 2007	292,340,115.00	5.10800	November 2009	121,887,165.00	5.10782
June 2007	287,884,915.00	5.10797	December 2009	57,594,460.00	5.15451
July 2007	282,785,670.00	5.10795	January 2010	55,832,215.00	5.15451
August 2007	277,057,955.00	5.10792	February 2010	54,123,400.00	5.15451
September 2007	270,721,125.00	5.10789	March 2010	52,466,470.00	5.15451
October 2007	263,799,330.00	5.10786	April 2010	50,859,820.00	5.15451
November 2007	256,321,125.00	5.10782	May 2010	49,301,990.00	5.15451
December 2007	248,524,135.00	5.10782	June 2010	47,791,525.00	5.15451
January 2008	240,962,785.00	5.10782	July 2010	46,326,860.00	5.15451
February 2008	233,629,975.00	5.10782	August 2010	44,906,750.00	5.15451
March 2008	226,518,640.00	5.10782	September 2010	43,529,805.00	5.15451
April 2008	219,622,290.00	5.10782	October 2010	42,194,715.00	5.15451
May 2008	212,934,385.00	5.10782	November 2010	40,900,175.00	5.15451
June 2008	206,448,825.00	5.10782	December 2010	39,645,025.00	5.15451
July 2008	200,159,425.00	5.10782	January 2011	38,428,110.00	5.15451
August 2008	194,060,035.00	5.10782	February 2011	37,248,165.00	5.15451
September 2008	188,145,250.00	5.10782	March 2011	36,104,160.00	5.15451
October 2008	182,409,630.00	5.10782	April 2011	34,995,025.00	5.15451
November 2008	176,847,415.00	5.10782	May 2011	33,919,645.00	5.15451
December 2008	171,453,555.00	5.10782	June 2011	32,876,970.00	5.15451
January 2009	166,222,900.00	5.10782	July 2011	31,866,035.00	5.15451
February 2009	161,150,840.00	5.10782	August 2011	30,885,940.00	5.15451
March 2009	156,232,225.00	5.10782	September 2011	29,935,700.00	5.15451
April 2009	151,462,700.00	5.10782	October 2011	29,014,435.00	5.15451
May 2009	146,837,690.00	5.10782	November 2011	12,402,260.00	5.16269
June 2009	142,352,790.00	5.10782

Group 1 Cap Contract II

Beginning with the Distribution Date in December 2011 up to and including the distribution date in December 2013 (the “Group 1 Cap Contract II Termination Date”), the Group 1 Certificates will have the benefit of Group 1 Cap Contract II.

On or prior to the Group 1 Cap Contract II Termination Date, the amount payable by the related Cap Counterparty under Group 1 Cap Contract II in respect of each distribution date will equal the product of:

(i) the excess, if any, of (x) the lesser of (a) One-Month LIBOR (as determined under Group 1 Cap Contract II) and (b) 11.500% over (y) a cap rate of 7.250%,

(ii) the Group 1 Cap Contract II Notional Balance for such Distribution Date set forth in the table below, and

(iii) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

The “Group 1 Cap Contract II Notional Balance” is as described in the following table:

Distribution Date	Group 1 Cap Contract II Notional Balance ($)
December 2011	291,533,747.30
January 2012	278,221,442.04
February 2012	265,499,983.21
March 2012	253,595,767.45
April 2012	242,446,185.57
May 2012	232,008,716.60
June 2012	222,405,495.88
July 2012	213,793,228.20
August 2012	206,429,178.77
September 2012	200,053,778.35
October 2012	194,375,499.22
November 2012	189,138,220.52
December 2012	184,065,766.84
January 2013	179,131,280.49
February 2013	174,330,801.47
March 2013	169,660,489.57
April 2013	165,116,620.63
May 2013	160,695,582.86
June 2013	156,393,873.28
July 2013	152,208,094.28
August 2013	148,134,950.32
September 2013	144,171,244.69
October 2013	140,313,876.43
November 2013	136,559,837.31
December 2013	132,906,201.39

Group 2 Cap Contracts

The Group 2 Supplemental Interest Trust Trustee, on behalf of the Group 2 Supplemental Interest Trust, will enter into two interest rate cap contracts (“Group 2 Cap Contract I” and “Group 2 Cap Contract II” together with the Group 1 Cap Contracts, the “Cap Contracts”) with Wachovia Bank, N.A. and Bear Stearns Financial Products Inc. (each, a “Cap Counterparty”) for the benefit of the holders of the Class 2-A Certificates. The Group 2 Cap Contracts will be held in the Group 2 Supplemental Interest Trust. The Group 2 Supplemental Interest Trust Trustee will receive and distribute funds with regards to the Group 2 Cap Contracts on behalf of the Group 2 Supplemental Interest Trust. On each distribution date, the Group 2 Supplemental Interest Trust Trustee will deposit into the Group 2 Supplemental Interest Trust certain amounts, if any, received from the related Cap Counterparty, from which distributions to the holders of the Class 2-A Certificates in respect of certain related Unpaid Interest Shortfalls, related Allocated Realized Loss Amounts and any related Net WAC Shortfall Amounts, and to maintain or restore related overcollateralization will be made as described under “—Payments under the Interest Rate Swap Agreements and Cap Contracts”. For the avoidance of doubt, the Group 2 Supplemental Interest Trust and the Group 2 Cap Contracts will not be assets of any REMIC.

Under the Group 2 Cap Contracts, on or before each Distribution Date, payments will be made by the related Cap Counterparty for the benefit of the holders of the Class 2-A Certificates as described under “Payments under the Interest Rate Swap Agreement and Cap Contracts” in this prospectus supplement. The payment to be made by each related Cap Counterparty with respect to each Group 2 Cap Contract will be as set forth below:

Group 2 Cap Contract I

Beginning with the Distribution Date in January 2007 up to and including the distribution date in November 2011 (the “Group 2 Cap Contract I Termination Date”), the Class 2-A Certificates will have the benefit of Group 2 Cap Contract I.

On or prior to the Group 2 Cap Contract I Termination Date, the amount payable by the related Cap Counterparty under Group 2 Cap Contract I in respect of each Distribution Date will equal the product of:

(i) the excess, if any, of (x) One-Month LIBOR for such Distribution Date (as determined under Group 2 Cap Contract I) over (y) the related Group 2 Cap I Rate for such Distribution Date set forth in the table below;

(ii) the Group 2 Cap Contract I Notional Balance for such Distribution Date set forth in the table below, and

(iii) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

The “Group 2 Cap Contract I Notional Balance” is as described in the following table:
Distribution Date	Group 2 Cap Contract I Notional Balance ($)	Group 2 Cap I Rate (%)	Distribution Date	Group 2 Cap Contract I Notional Balance ($)	Group 2 Cap I Rate (%)
January 2007	49,868,500.00	5.18027	July 2009	44,223,600.00	5.18019
February 2007	49,784,200.00	5.18027	August 2009	43,986,400.00	5.18019
March 2007	49,691,400.00	5.18026	September 2009	43,750,600.00	5.18019
April 2007	49,590,500.00	5.18026	October 2009	43,515,900.00	5.18019
May 2007	49,481,200.00	5.18026	November 2009	43,282,600.00	5.18019
June 2007	49,363,800.00	5.18025	December 2009	43,050,400.00	5.18019
July 2007	49,238,400.00	5.18025	January 2010	42,819,600.00	5.18019
August 2007	49,104,600.00	5.18025	February 2010	42,589,900.00	5.18019
September 2007	48,962,700.00	5.18024	March 2010	42,361,600.00	5.18019
October 2007	48,812,800.00	5.18024	April 2010	42,134,400.00	5.18019
November 2007	48,654,900.00	5.18024	May 2010	41,908,200.00	5.18019
December 2007	48,489,400.00	5.18023	June 2010	41,683,400.00	5.18019
January 2008	48,316,000.00	5.18023	July 2010	41,459,700.00	5.18019
February 2008	48,134,600.00	5.18023	August 2010	41,237,400.00	5.18019
March 2008	47,945,600.00	5.18022	September 2010	41,016,200.00	5.18019
April 2008	47,749,100.00	5.18022	October 2010	40,796,000.00	5.18019
May 2008	47,545,100.00	5.18022	November 2010	40,577,200.00	5.18019
June 2008	47,333,600.00	5.18021	December 2010	40,359,500.00	5.18019
July 2008	47,114,600.00	5.18021	January 2011	40,143,200.00	5.18019
August 2008	46,888,500.00	5.18021	February 2011	39,928,000.00	5.18019
September 2008	46,655,400.00	5.18020	March 2011	39,713,800.00	5.18019
October 2008	46,414,900.00	5.18020	April 2011	39,500,600.00	5.18019
November 2008	46,167,700.00	5.18019	May 2011	39,288,800.00	5.18019
December 2008	45,920,000.00	5.18019	June 2011	39,078,100.00	5.18019
January 2009	45,673,700.00	5.18019	July 2011	38,868,400.00	5.18019
February 2009	45,428,900.00	5.18019	August 2011	38,659,700.00	5.18019
March 2009	45,185,200.00	5.18019	September 2011	38,452,400.00	5.18019
April 2009	44,942,900.00	5.18019	October 2011	38,246,200.00	5.18019
May 2009	44,701,700.00	5.18019	November 2011	7,641,000.00	5.08250
June 2009	44,461,900.00	5.18019
Group 2 Cap Contract II

Beginning with the Distribution Date in January 2007 up to and including the distribution date in September 2016 (the “Group 2 Cap Contract II Termination Date”), the Class 2-A Certificates will have the benefit of Group 2 Cap Contract II.

On or prior to the Group 2 Cap Contract II Termination Date, the amount payable by the related Cap Counterparty under Group 2 Cap Contract II in respect of each distribution date will equal the product of:

(i) the excess, if any, of (x) One-Month LIBOR (as determined under Group 2 Cap Contract II) over (y) a cap rate of 5.400%,

(ii) the Group 2 Cap Contract II Notional Balance for such Distribution Date set forth in the table below, and

(iii) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

The “Group 2 Cap Contract II Notional Balance” is as described in the following table:

Distribution Date	Group 2 Cap Contract II Notional Balance ($)	Distribution Date	Group 2 Cap Contract II Notional Balance ($)
January 2007	26,952,482.00	December 2011	19,356,505.60
February 2007	26,891,249.60	January 2012	18,817,748.00
March 2007	26,829,057.60	February 2012	18,295,150.80
April 2007	26,765,608.40	March 2012	17,788,209.60
May 2007	26,701,180.40	April 2012	17,296,434.80
June 2007	26,635,681.20	May 2012	16,819,382.40
July 2007	26,569,090.40	June 2012	16,356,604.40
August 2007	26,501,711.20	July 2012	15,907,673.60
September 2007	26,433,341.20	August 2012	15,472,162.00
October 2007	26,363,961.20	September 2012	15,049,698.00
November 2007	26,293,743.20	October 2012	14,639,862.00
December 2007	26,222,426.40	November 2012	14,242,263.60
January 2008	26,150,213.60	December 2012	13,856,553.20
February 2008	26,077,266.80	January 2013	13,482,356.40
March 2008	26,003,453.20	February 2013	13,119,321.20
April 2008	25,928,775.60	March 2013	12,767,118.00
May 2008	25,853,208.80	April 2013	12,425,419.60
June 2008	25,777,155.20	May 2013	12,093,910.00
July 2008	25,703,017.60	June 2013	11,772,278.80
August 2008	25,632,264.40	July 2013	11,460,229.20
September 2008	25,566,186.40	August 2013	11,157,468.40
October 2008	25,505,149.20	September 2013	10,863,714.80
November 2008	25,449,752.00	October 2013	10,578,710.00
December 2008	25,395,602.00	November 2013	10,302,172.40
January 2009	25,341,505.20	December 2013	8,029,884.00
February 2009	25,287,309.20	January 2014	7,780,274.40
March 2009	25,233,321.60	February 2014	7,538,328.80
April 2009	25,179,311.20	March 2014	7,303,816.00
May 2009	25,125,420.00	April 2014	7,076,517.60
June 2009	22,650,349.60	May 2014	6,856,212.00
July 2009	20,879,815.60	June 2014	6,642,684.00
August 2009	19,983,451.60	July 2014	6,435,718.40
September 2009	19,956,162.00	August 2014	6,235,127.20
October 2009	15,605,373.20	September 2014	6,040,712.00
November 2009	13,871,632.00	October 2014	5,852,283.20
December 2009	13,876,444.40	November 2014	5,669,655.20
January 2010	13,880,819.20	December 2014	5,492,656.00
February 2010	13,884,991.20	January 2015	5,321,117.60
March 2010	13,888,813.60	February 2015	5,154,870.40
April 2010	13,892,384.00	March 2015	4,993,742.40
May 2010	13,895,824.40	April 2015	4,837,587.20
June 2010	13,898,826.40	May 2015	4,686,251.20
July 2010	13,901,615.20	June 2015	4,539,592.00
August 2010	13,904,053.60	July 2015	4,397,452.00
September 2010	13,906,247.20	August 2015	4,259,712.00
October 2010	13,908,288.80	September 2015	4,126,226.40
November 2010	13,909,783.60	October 2015	3,996,865.60
December 2010	13,911,095.60	November 2015	3,871,504.80
January 2011	13,911,928.00	December 2015	3,750,028.00
February 2011	13,912,509.60	January 2016	3,632,305.60
March 2011	13,912,849.20	February 2016	3,518,225.60
April 2011	13,913,066.40	March 2016	3,407,677.60
May 2011	12,848,804.80	April 2016	3,300,548.80
June 2011	3,734,011.60	May 2016	3,196,743.20
July 2011	0.00	June 2016	3,096,159.20
August 2011	0.00	July 2016	2,554,768.00
September 2011	0.00	August 2016	809,588.00
October 2011	0.00	September 2016	229,182.40
November 2011	12,270,908.80

Cap Contract Termination

The Cap Contracts will terminate following the last Distribution Dates specified above, unless the Cap Contracts are terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The obligation of the related Cap Counterparty to pay specified amounts due under the Cap Contracts (other than Cap Contract Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Cap Contract Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Contract Event of Default will have occurred and be continuing with respect to the Cap Contract and (2) no “early termination date” (as defined in each Cap Contract) has occurred or been effectively designated with respect to the Cap Contracts.

Events of default under the Cap Contracts (each a “Cap Contract Event of Default”) include the following:

•	failure to make a payment due under the Cap Contracts after notice of such failure is received and expiration of a specified grace period,

•
failure by the Cap Counterparty to comply with or perform certain agreements or obligations required under the Cap Contract after notice of such failure is received and expiration of a specified grace period,

•
failure by the Cap Counterparty to comply with or perform the second rating trigger collateral posting requirements of the Cap Contract if a second rating trigger downgrade has occurred and has been continuing for a specified period and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Cap Counterparty or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Cap Counterparty or its credit support provider in respect of any derivative or similar transactions entered into between the related Supplemental Interest Trust Trustee and the Cap Counterparty and specified for this purpose in the Cap Contract,

•	cross-default by the Cap Counterparty or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Cap Contract,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Cap Contract without an assumption of such party’s obligations under the Cap Contract,

each as further described in the Cap Contracts.

Termination events under the Cap Contracts (each a “Cap Contract Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Contract),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Cap Contract, as a result of a change in tax law or, in certain circumstances solely with respect to the Supplemental Interest Trust Trustee, certain similar events) and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Cap Contract as a result of a merger or similar transaction)

each as further described in the Cap Contracts.

Additional termination events under the Cap Contracts (each a “Cap Contract Additional Termination Event”) include the following:

•	failure of the Cap Counterparty to comply with the first rating trigger collateral posting requirements of the Cap Contract,

•	if a second rating trigger downgrade has occurred and has been continuing for a specified period and a firm offer from a replacement cap counterparty remains capable of acceptance by the offeree, and

•
failure of the Cap Counterparty to comply with the Regulation AB provisions of the Cap Contract (including, if applicable, the provisions of any additional agreement incorporated by reference into the Cap Contracts), each as further described in the Cap Contracts.

If a Cap Counterparty’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the related Cap Contract, the Cap Counterparty will be required, at its own expense, to post collateral in accordance with the related Cap Contract.

If a Cap Counterparty’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the related Cap Contract, and within 30 days the Cap Counterparty fails either to transfer the Cap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the first ratings threshold or to obtain a guaranty from an entity that satisfies the first ratings threshold, the Cap Counterparty will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Cap Counterparty under the Cap Contract and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Cap Counterparty under the Cap Contract that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Cap Contract Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Contract Termination Event or a Cap Contract Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Cap Contract, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Cap Contract to a related entity within a specified period after notice has been given of the Cap Contract Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer remains capable of acceptance by the offeree, all as set forth in the Cap Contract. The occurrence of an Early Termination Date under the Cap Contract will constitute a “Cap Contract Early Termination.”

Upon a Cap Contract Early Termination, the Cap Counterparty may be liable to make a termination payment (the “Cap Contract Termination Payment”) to the Supplemental Interest Trust Trustee (regardless, if applicable, of which of the parties has caused the termination). The Cap Contract Termination Payment will be based on the value of the related Cap Contract computed in accordance with the procedures set forth in the Cap Contracts.

Upon a Cap Contract Early Termination other than in connection with the optional termination of the Issuing Entity, the Supplemental Interest Trust Trustee at the written direction of the Depositor will use reasonable efforts to appoint a successor cap counterparty to enter into a new cap contract on terms substantially similar to the Cap Contract with a cap counterparty meeting all applicable eligibility requirements. The Supplemental Interest Trust Trustee will apply any Cap Contract Termination Payment received from the original Cap Counterparty in connection with such Cap Contract Early Termination to the upfront payment required to appoint the successor cap counterparty.

If a successor cap counterparty is not appointed within 30 days of the Cap Contract Early Termination, then the Supplemental Interest Trust Trustee will deposit any Cap Contract Termination Payment received from the original Cap Counterparty into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original Cap Counterparty calculated in accordance with the terms of the original Cap Contract, and distribute such amount in accordance with the terms of the Agreement.

The aggregate significance percentage for the Cap Contracts is less than 10%. The “significance percentage” is the percentage that the significance estimate of the Cap Contracts represents of the aggregate Certificate Principal Balance of the related Offered Certificates. The “significance estimate” of the Cap Contracts is based on a reasonable good-faith estimate of the maximum probable exposure of the two Cap Contracts, made in substantially the same manner as that used in the Underwriter’s internal risk management process in respect of similar instruments. The Cap Contracts provide that each may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

Cap Counterparties

Wachovia Bank, N.A.

For disclosure regarding Wachovia Bank, N.A. as a Cap Counterparty, see “—The Swap Provider” above.

Bank of America, N.A.

Bank of America, N.A. (the “Bank”) is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Bank is a wholly-owned indirect subsidiary of Bank of America Corporation (the “Corporation”) and is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of September 30, 2006, the Bank had consolidated assets of $1,186 billion, consolidated deposits of $721 billion and stockholder’s equity of $110 billion based on regulatory accounting principles.

The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, together with any subsequent documents it filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Recent Developments: On January 1, 2006, the Corporation completed its merger with MBNA Corporation.

Additional information regarding the foregoing is available from the filings made by the Corporation with the Securities and Exchange Commission, which filings can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, United States, at prescribed rates. In addition, the Securities and Exchange Commission maintains a website at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file such information electronically with the Securities and Exchange Commission.

The information concerning the Corporation, the Bank and the foregoing mergers contained herein is furnished solely to provide limited introductory information and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced herein.

Moody’s Investors Service, Inc. (“Moody’s”) currently rates the Bank’s long-term debt as “Aa1” and short-term debt as “P-1.” Standard & Poor’s rates the Bank’s long-term debt as “AA” and its short-term debt as “A-1+.” Fitch Ratings, Inc. (“Fitch”) rates long-term debt of the Bank as “AA-” and short-term debt as “F1+.” Further information with respect to such ratings may be obtained from Moody’s, Standard & Poor’s and Fitch, respectively. No assurances can be given that the current ratings of the Bank’s instruments will be maintained.

The Bank will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the Securities and Exchange Commission pursuant to the Exchange Act), and the publicly available portions of the most recent quarterly Call Report of the Bank delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to: Bank of America Corporate Communications, 100 North Tryon Street, 18th Floor, Charlotte, North Carolina 28255, Attention: Corporate Communications.

The Bank has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding seven paragraphs.

Bear Stearns Financial Products Inc.

Bear Stearns Financial Products Inc. (“BSFP”), a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement, BSFP maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of the Bear, Stearns & Co. Inc.

BSFP not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding paragraph.

Payments under the Interest Rate Swap Agreements and Cap Contracts

Amounts payable by the Issuing Entity to the related Supplemental Interest Trust in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event with regard to each Interest Rate Swap Agreement will be deducted from the related available funds before distributions to the holders of the related Offered Certificates as described in the definition of related Available Distribution Amount. On or before each distribution date, such amounts will be distributed by the Issuing Entity to the related Supplemental Interest Trust, and paid by the related Supplemental Interest Trust Trustee to the related Swap Provider pursuant to the related Interest Rate Swap Agreement, first to make any related Net Swap Payment owed to the related Swap Provider pursuant to the related Interest Rate Swap Agreement for such distribution date, and second to make any related Swap Termination Payment not due to a related Swap Provider Trigger Event owed to the Swap Provider pursuant to each Interest Rate Swap Agreement. Payments by the Issuing Entity to the related Supplemental Interest Trust in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the related Swap Provider pursuant to the related Interest Rate Swap Agreement will be subordinated to distributions to the holders of the related Offered Certificates and will be paid by the Issuing Entity to the related Supplemental Interest Trust as set forth in the Agreement.

Net Swap Payments payable in respect of the Group 1 Interest Rate Swap Agreement and the Group 1 Cap Contracts by the Group 1 Swap Provider and the related Cap Counterparties to the Group 1 Supplemental Interest Trust will be deposited by the Group 1 Supplemental Interest Trust Trustee in the Group 1 Supplemental Interest Trust. On each distribution date, to the extent required, the Group 1 Supplemental Interest Trust Trustee will withdraw the following amounts from the Group 1 Supplemental Interest Trust for distribution to the Class 1-A, Class 1-M and Class 1-B Certificates (after distribution of related and unrelated Net Monthly Excess Cashflow as set forth above) in the following order of priority:

(1) first, concurrently, to the Class 1-A Certificates, pro rata, based on entitlement, in an amount equal to any Unpaid Interest Shortfall Amount for such class or classes, in each case, to the extent not covered by the related Interest Remittance Amount and related Net Monthly Excess Cashflow on that distribution date and solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(2) second, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in an amount equal to any Unpaid Interest Shortfall Amount for such class or classes, in each case, to the extent not covered by the related Interest Remittance Amount and related Net Monthly Excess Cashflow on that distribution date and solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(3) third, to the Class 1-A, Class 1-M and Class 1-B Certificates, in an amount equal to any related Extra Principal Distribution Amount, in each case, to the extent not covered by any related or unrelated Net Monthly Excess Cashflow on that distribution date and solely to the extent the payment of the related Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the related Principal Distribution Amount for that distribution date and payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Group 1 Certificates” above;

(4) fourth, to the Net WAC Reserve Fund, to pay related Net WAC Shortfall Amounts on the Class 1-A, Class 1-M and Class 1-B Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such classes of Class 1-A, Class 1-M and Class 1-B Certificates remaining unpaid, in each case, to the extent not covered by the related Net Monthly Excess Cashflow on that distribution date;

(5) fifth, to the Class 1-A Certificates, pro rata, in an amount equal to any Allocated Realized Loss Amount for such class or classes, in each case, to the extent not covered by any related or unrelated Net Monthly Excess Cashflow on that distribution date;

(6) sixth, sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes, in each case, to the extent not covered by any related or unrelated Net Monthly Excess Cashflow on that distribution date; and

(7) seventh, to pay any remaining amounts to the parties named in the Agreement.

Net Swap Payments payable in respect of the Group 2 Interest Rate Swap Agreement and the Group 2 Cap Contracts by the Group 2 Swap Provider and the related Cap Counterparties to the Group 2 Supplemental Interest Trust will be deposited in an account held by the Group 2 Supplemental Interest Trust. On each distribution date, to the extent required, the Trustee will withdraw the following amounts from the Group 2 Supplemental Interest Trust for distribution to the Class 2-A Certificates (after distribution of related and unrelated Net Monthly Excess Cashflow as set forth above) in the following order of priority:

(1) first, to the Class 2-A Certificates, in an amount equal to any Unpaid Interest Shortfall Amount for such class, to the extent not covered by the related Interest Remittance Amount and related Net Monthly Excess Cashflow on that distribution date and solely to the extent the Unpaid Interest Shortfall Amount is as a result of the interest portion of Realized Losses;

(2) second, to the Class 2-A Certificates, an amount equal to any related Extra Principal Distribution Amount, to the extent not covered by any related and unrelated Net Monthly Excess Cashflow on that distribution date and solely to the extent the payment of the related Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the related Principal Distribution Amount for that distribution date and payable to such holders as part of the related Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates—Principal Distributions on the Class 2-A Certificates” above;

(3) third, to the Net WAC Reserve Fund, to pay related Net WAC Shortfall Amounts remaining unpaid on the Class 2-A Certificates to the extent not covered by the related Net Monthly Excess Cashflow on that distribution date;

(4) fourth, to the Class 2-A Certificates, in an amount equal to any Allocated Realized Loss Amount for such class, to the extent not covered by any related and unrelated Net Monthly Excess Cashflow on that distribution date; and

(5) fifth, to pay to the parties named in the Agreement any remaining amounts.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Issuing Entity, while the Certificates are outstanding.

All fees are expressed as a percentage, at an annualized rate, applied to the outstanding aggregate principal balance of the related mortgage loans.
Item	Fee	Paid From
Master Servicing Fee(1)(2)	0.030% per annum	Mortgage Loan Interest Collections
Subservicer Fee(2)	0.250% to 0.750% per annum	Mortgage Loan Interest Collections
LPMI Fee(3)	1.104% per annum	Mortgage Loan Interest Collections
Insurance Policy Premium	0.20% per annum	Mortgage Loan Interest Collections

(1)	The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
(2)
The master servicing fee (and subservicing fee and insurance policy premium) is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to Certificateholders.

(3)	The LPMI Fee expressed is the weighted average fee for those mortgage loans subject to an LPMI Policy.

In addition to the foregoing, the fee of the trustee will be covered by interest earned on investments in the distribution account.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates related to each Loan Group consists of subordination, the Certificate Guaranty Insurance Policy for the Class 2-A Certificates, as described above, excess interest, cross-collateralization and overcollateralization, as described under “—Overcollateralization Provisions” above and the related interest rate swap agreement and cap contracts as described under “—Interest Rate Swap Agreements and Cap Contracts” above.

The rights of the holders of the related Subordinate Certificates and the related Class C Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the related Class A Certificates.

The protection afforded to the holders of the related Class A Certificates by means of the subordination of the related Subordinate Certificates and the related Class C Certificates will be accomplished by (i) the preferential right of the holders of the related Class A Certificates to receive on any distribution date, prior to distributions on the related Subordinate Certificates and the related Class C Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the related Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the related Subordinate Certificates and the related Class C Certificates.

The rights of the holders of Subordinate Certificates with higher payment priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Subordinate Certificates with lower payment priorities and the rights of the holders of the Subordinate Certificates to receive distributions will be senior to the rights of the holders of the related Class C Certificates in respect of interest and principal, in each case to the extent described in this prospectus supplement.

The subordination feature is intended to enhance the likelihood of regular receipt of principal and interest by the holders of more senior certificates of distributions and to afford such holders protection against Realized Losses.

Allocation of Losses; Subordination

Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to the related Net Monthly Excess Cashflow, through a distribution of the related Extra Principal Distribution Amount for that distribution date, second, to the unrelated Net Monthly Excess Cashflow, third, in reduction of the related Overcollateralized Amount, which will also result in a reduction of the Certificate Principal Balances of the related Class C Certificates, fourth, if such Realized Loss is on a Group 1 Loan, first, to the Class 1-B, Class 1-M-8, Class 1-M-7, Class 1-M-6, Class 1-M-5, Class 1-M-4, Class 1-M-3, Class 1-M-2 and Class 1-M-1, in that order, and second, to the Class 1-A1-A, Class 1-A1-B, Class 1-A1-C and Class 1-AM Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case in reduction of the Certificate Principal Balances thereof, until reduced to zero, provided that any such Realized Loss otherwise allocable to the Class 1-A1 Certificates shall be first allocated to the Class 1-AM Certificates, until reduced to zero, and if such Realized Loss is on a Group 2 Loan, to the Class 2-A Certificates; provided, however, that any Realized Loss applied to the Class 2-A Certificates will be covered by the Certificate Guaranty Insurance Policy.

Once Realized Losses have been allocated to the Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Offered Certificates from related Net Monthly Excess Cashflow (except that any losses applied to the Class 2-A Certificates will be covered by the Certificate Guaranty Insurance Policy), according to the priorities set forth under “—Overcollateralization Provisions” above and from amounts received (if any) pursuant to the related Interest Rate Swap Agreement and Cap Contracts.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Offered Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Offered Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of certificates, and so on. Holders of such certificates will not be entitled to any payment in respect of any Monthly Interest Distributable Amount on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each certificate of such class in accordance with its respective percentage interest.

P&I Advances

Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each distribution date, its own funds, or in the case of the Group 1 Loans advances made by a Subservicer, or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advances for such distribution date.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Master Servicer, or in the case of the Group 1 Loans, the related Subservicer, as applicable, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Master Servicer, or in the case of the Group 1 Loans, to the related Subservicer, from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master Servicer or in the case of the case of the Group 1 Loans the related Subservicer, as applicable to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer, or in the case of the Group 1 Loans, to the related Subservicer, out of any funds in the Certificate Account prior to the distributions on the certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee, as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Agreement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Master Servicer or related Subservicer, as applicable, to be in the best interest of the Certificateholders and the Certificate Insurer, the Master Servicer or Subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the Master Servicer’s and the Subservicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the Sponsor’s standards and may be implemented only by servicers that have been approved by the Master Servicer for that purpose. The mortgage note related to a mortgage loan cannot be extended beyond the maturity thereof. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies and the Certificate Insurer.

Any P&I Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The Issuing Entity created under the Agreement will consist of the following: (1) the mortgage loans; (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date); (3) the amounts on deposit in any Certificate Account (as defined in the prospectus); (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the mortgage loans; (5) an assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement; (6) the Interest Rate Swap Agreements; (7) the Cap Contracts; (8) the Net WAC Shortfall Reserve Funds; and (9) proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the Issuing Entity, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the office designated by the Trustee for such purposes located in Santa Ana, California. The Depositor will provide to prospective or actual Certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Impac Secured Assets Corp., 19500 Jamboree Road, Irvine, California 92612 and its phone number is (949) 475-3600.

Assignment of the Mortgage Loans

The Depositor will deliver to the Trustee with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan.

In addition, the Sponsor made certain representations and warranties to the Depositor and the Certificate Insurer in the mortgage loan purchase agreement with respect to the mortgage loans. The Trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(a) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the Closing Date;

(b) Immediately prior to the sale of the mortgage loans pursuant to the mortgage loan purchase agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement;

(c) As of the Closing Date, the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the mortgagor from being deemed to be a co-insurer thereunder;

(d) To the Sponsor’s knowledge, except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(e) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(f) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(g) As of the Closing Date there is no material monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(h) Neither the Sponsor nor any prior holder of any mortgage has impaired, waived, altered or modified the mortgage or mortgage notes in any material respect (except that a mortgage loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such mortgage loan or the Certificates, and which has been delivered to the Trustee); and

(i) At the time of origination, if required, each mortgaged property was the subject of an appraisal which conforms to the underwriting requirements of the related originator; the mortgage file contains an appraisal of the applicable mortgaged property.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of the Certificateholders, the Certificate Insurer or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such mortgage loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan, in each case in the manner and subject to the conditions set forth in mortgage loan purchase agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity and the Certificateholders against the Sponsor.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As Trustee, DBNTC will be calculating certain items and reporting as set forth in the Agreement. DBNTC has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC also will act as a custodian of the mortgage files pursuant to the Agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the Securities and Exchange Commission pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to an amount agreed to in a separate agreement.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement as duties of the Trustee, including:

(a) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Agreement.

(b) Except for those actions that the Trustee is required to take under the Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Agreement. Such rights and powers may include:

(a) Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

(b) The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement.

(c) Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register to the Certificate Insurer and to the Rating Agencies.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the certificateholder entitled to at least 51% of the voting rights, with the consent of the Certificate Insurer so long as an Insurer Default has not occurred, or the Certificate Insurer so long as an Insurer Default has not occurred by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates or the Certificate Insurer), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the Issuing Entity, other than its rights as a certificateholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the Certificates (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the related subservicing agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Certificate Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth in this prospectus supplement shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Certificate Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. The Depositor, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders, the Certificate Insurer and to the Rating Agencies. Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Certificate Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Upon written request of the Certificate Insurer or of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under the Agreement, the Trustee will afford such Certificateholders or the Certificate Insurer access during business hours to the most recent list of Certificateholders held by the Trustee.

The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of the Master Servicer’s obligations and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Agreement. For further discussion of the duties of the Trustee, please see “The Agreements—Resignation and Removal of the Trustee” in the prospectus.

The Trustee will make no representation or warranty, express or implied, and will have no liability as to the validity, adequacy or accuracy of any of the information contained in this prospectus supplement.

The Supplemental Interest Trusts

Deutsche Bank National Trust Company will be the Trustee of the Group 1 Supplemental Interest Trust and Group 2 Supplemental Interest Trust. With respect to the Group 1 Supplemental Interest Trust, the Group 1 Supplemental Interest Trustee will only be obligated to make payments to the holders of the Group 1 Certificates to the extent that the Group 1 Supplemental Interest Trust receives the related funds from the Group 1 Swap Provider and the related Cap Counterparties, and will only be obligated to make payments to the Group 1 Swap Provider under the Group 1 Interest Rate Swap Agreement to the extent that the Group 1 Supplemental Interest Trust receives the related funds from the Issuing Entity. With respect to the Group 2 Supplemental Interest Trust, the Group 2 Supplemental Interest Trustee will only be obligated to make payments to the holders of the Group 2 Certificates to the extent that the Group 2 Supplemental Interest Trust receives the related funds from the Group 2 Swap Provider and the related Cap Counterparties, and will only be obligated to make payments to the Group 2 Swap Provider under the Group 2 Interest Rate Swap Agreement to the extent that the Group 2 Supplemental Interest Trust receives the related funds from the Issuing Entity. The Group 1 Supplemental Interest Trust Trustee and Group 2 Supplemental Interest Trust Trustee, respectively, will be entitled to reimbursement or indemnification by the Issuing Entity for any loss, liability or expense arising out of or in connection with the related Supplemental Interest Trust as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

Any resignation or removal of Deutsche Bank National Trust Company as Trustee will also result in the resignation or removal, as applicable, of Deutsche Bank National Trust Company as the Supplemental Interest Trust Trustee of the Supplemental Interest Trust.

Reports to Certificateholders

On each distribution date, the Trustee will make available to each certificateholder and the Certificate Insurer a statement generally setting forth, among other information:

•    the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•    the total cash flows received and the general sources thereof;

•     the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•     the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•    the amount, if any, of the distribution allocable to principal (by class);

•     the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•    the amount, if any, of the distribution allocable to prepayment premiums;

•    the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•     interest rates, as applicable, to the pool assets and securities;

•    the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•    the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•    the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•    number and amount of pool assets, together with updated pool composition information;

•    the proceeds, if any, from the Interest Rate Swap Agreements and the Cap Contracts;

•    the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•    information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•    the number and aggregate principal balance of any mortgage loans in the mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

•    the book value of any real estate acquired by the Issuing Entity through foreclosure or by a deed in lieu of foreclosure;

•    the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts, if applicable;

•    any other material information as required under the Agreement.

The Trustee will make the monthly statement available through its website at https://www.tss.db.com/invr. Assistance in using the website can currently be obtained by calling the Trustee’s investor relations desk at (800) 735-7777. Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee’s discretion. The Trustee shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to interested parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such monthly statements, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto). As a condition to access the Trustee’s website, the Trustee may require registration and the acceptance of a disclaimer. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of certificates contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Certificateholders.

The Master Servicer

Impac Funding Corporation will act as Master Servicer under the Agreement. Impac Funding Corporation is a California corporation. Impac Funding Corporation acts as a master servicer on all securitizations sponsored by itself and also all other securitizations sponsored by its affiliates, including securitizations sponsored by its parent, Impac Mortgage Holdings, Inc., through its affiliate IMH Assets Corp. Impac Funding Corporation also acts as a master servicer for a limited number of securitizations sponsored by non-affiliated entities. As master servicer, Impac Funding Corporation monitors the performance of various subservicers in the securitizations by reconciling and collecting remittances from them. Prior to payments to securityholders, Impac Funding Corporation remits collections to the related trustees. In the event of a default of a subservicer, Impac Funding Corporation may be required to find a successor subservicer. The subservicers may maintain banking and other commercial relationships with Impac Funding Corporation and its affiliates. Impac Funding Corporation’s principal corporate trust offices and its office for certificate transfer services are located at 19500 Jamboree Road, Irvine, California 92612.

The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the Trustee or the Certificate Insurer against such defaulting servicer. As of February 25, 2006, Impac Funding Corporation was acting as master servicer for approximately 57 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $24 billion.

The following table describes size, composition and growth of Impac Funding Corporation’s total residential mortgage loan master servicing portfolio as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans	65,207	$13,864,683	120,800	$28,310,487	114,764	$28,295,064
Multifamily Mortgage Loans	49	55,011	89	93,521	170	153,443
Total	65,256	$13,919,694	120,889	$28,404,008	114,934	$28,448,507

The Master Servicer shall not be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Issuing Entity, against any loss, liability or expense incurred in connection with the Agreement or the Certificates or the mortgage loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific mortgage loan or mortgage loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Agreement.

The Subservicers

Approximately 89.82% of the Group 1 Loans will be subserviced by Countrywide Home Loans Servicing LP. Approximately 9.78% of the Group 1 Loans will be subserviced by GMAC Mortgage Corporation. Approximately 0.40% of the Group 1 Loans will be subserviced by various third party subservicers. All of the Group 2 Loans will be subserviced by Midland Loan Services, Inc.

Countrywide

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Servicing is an affiliate of Countrywide Securities Corporation.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

GMAC Mortgage Corporation

GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation (“GMAC”). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

Servicing Activities

GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2004, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2 million of residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 loans having an aggregate unpaid principal balance of over $13.9 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $182.6 billion, $30.7 billion, $18.2 billion and $12.0 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC Mortgage Corporation Primary Servicing Portfolio
($ in Millions)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,380,985	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$182,644	$165,521	$153,601	$150,421
Percentage Change from Prior Year	10.34%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	66,266	53,119	34,041	36,225
Dollar Amount of Loans	$30,739	$23,604	$13,937	$12,543
Percentage Change from Prior Year	30.23%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	184,665	191,844	191,023	230,085
Dollar Amount of Loans	$18,241	$18,328	$17,594	$21,174
Percentage Change from Prior Year	(0.47)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	377,049	350,334	282,128	261,416
Dollar Amount of Loans	$12,044	$10,374	$7,023	$6,666
Percentage Change from Prior Year	16.10%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,008,965	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$243,668	$217,827	$192,155	$190,804
Percentage Change from Prior Year	11.86%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

Midland

Midland Loan Services, Inc. (“Midland”) will be the subservicer of the Group 2 Loans, which are fixed-rate and adjustable-rate mortgage loans secured by first liens on multifamily, commercial and mixed-use properties, and in this capacity will initially be responsible for the servicing and administration of the multifamily, commercial and mixed-use mortgage loans and related REO properties pursuant to a subservicing agreement with the Master Servicer.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (“PNC Bank”). Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as “Strong” and Fitch ranks Midland as “1” for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland’s conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the subservicing agreement.

As of September 30, 2006, Midland was servicing approximately 20,688 commercial and multifamily mortgage loans with a principal balance of approximately $180.1 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 14,188 of such loans, with a total principal balance of approximately $121.1 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in multifamily mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.
	Calendar Year End (Approximate amounts in billions)
Portfolio Growth—Master/Primary	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136
The information set forth in this prospectus supplement concerning Midland has been provided by Midland.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be equal to the Master Servicing Fee. The principal compensation to be paid to any subservicer of the mortgage loans will be equal to the Subservicing Fee. As additional servicing compensation, the Master Servicer or any subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. Neither the Master Servicer nor any subservicer is entitled to retain any prepayment charges or penalties. Prepayment charges with respect to the Group 1 Loans will be distributed to the holders of the Class 1-P Certificates and prepayment charges with respect to the Group 2 Loans will be distributed to the holders of the Class 2-P Certificates. The Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with related Compensating Interest to the extent of the sum of its aggregate related Master Servicing Fee and the related Subservicing Fee for such distribution date. As additional compensation, the Master Servicer will be entitled to receive any Prepayment Interest Excess with respect to the mortgage loans. The Master Servicer or the related subservicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or such subservicer in connection with its responsibilities under the Agreement or the related subservicing agreement. However, the Master Servicer or such subservicer is entitled to reimbursement therefor as provided in the Agreement or the related subservicing agreement.

Each subservicer for a Group 1 Loan will be required to represent that it will accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

Servicing of Multifamily, Commercial and Mixed-Use Loans

Each Group 2 Loan will be subject to special servicing provisions. Each Specially Serviced Group 2 Loan will be serviced in accordance with the special servicing provisions of the Agreement and the related subservicing agreement. These provisions include obtaining updated appraisals of the related property, modifying the terms of the loan and, if needed, selling the related mortgaged property. Midland will be entitled to a fee in connection with any workout of a Specially Serviced Group 2 Loan equal to 1.50% of each collection of payments received on such mortgage loan, so long as it is no longer a Specially Serviced Group 2 Loan, which fee shall be applied by the Subservicer against the principal balance of that mortgage loan. In addition, Midland will be entitled to a disposition fee of 1.50% of the net liquidation proceeds of any Specially Serviced Group 2 Loan which is sold.

If a material default occurs or a payment default is reasonably foreseeable with respect to a Group 2 Loan, the Master Servicer or the Subservicer will be permitted, subject to any specific limitations set forth in the related subservicing agreement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to such mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under the policy.

The Master Servicer may not acquire title to or permit any subservicer to acquire title to any multifamily property securing a multifamily loan or take any other action that would cause the Trustee or any other specified person to be considered to hold title to, to be a “mortgagee in possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, including CERCLA, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity), that:

(i) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

See “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus.

Optional Sale of Defaulted Mortgage Loans

In addition to the procedures set forth under the heading “Servicing of Mortgage Loans—Realization upon or Sale of Defaulted Mortgage Loans” in the prospectus, the Master Servicer, on behalf of the Issuing Entity, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the Master Servicer reasonably believes that such sale would maximize proceeds to the Certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Limited Mortgage Loan Purchase Right

The Agreement provides that the Master Servicer will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans (and in any case, at least 5 mortgage loans) from the Issuing Entity at a purchase price equal to the aggregate fair market value.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Subordinate Certificates and the Class 1-C Certificates and Class 2-C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class 1-P Certificates and Class 2-P Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class R Certificates. However, unless an Insurer Default exists and is continuing, on any date on which any Class 2-A Certificates are outstanding or any amounts are owed to the Certificate Insurer, the Certificate Insurer will have all rights, including all voting rights that the Class 2-A Certificates are entitled to under the Agreement and the other transaction documents. The voting rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in “The Agreements—Termination; Retirement of Securities” in the prospectus. The Master Servicer will have the option on any distribution date on which the aggregate Stated Principal Balance of the Group 1 Loans is less than or equal to 10% of the Cut-off Date Balance of the Group 1 Loans to purchase all remaining Group 1 Loans and other assets in the trust, thereby effecting early retirement of the Group 1 Certificates. The Master Servicer will have the option on any distribution date on which the aggregate Stated Principal Balance of the Group 2 Loans is less than or equal to 10% of the Cut-off Date Balance of the Group 2 Loans to purchase all remaining Group 2 Loans and other assets in the trust, thereby effecting early retirement of the Group 2 Certificates. However, this option may only be exercised if the termination price is sufficient to pay all amounts owed to the Certificate Insurer under the Certificate Guaranty Insurance Policy. If such termination will result in a draw on the Certificate Guaranty Insurance Policy or any amounts owed to the Certificate Insurer would remain unpaid, the consent of the Certificate Insurer will also be required prior to exercising such option.

Any such purchase of mortgage loans and other assets of the Issuing Entity shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

(i) 100% of the then outstanding Certificate Principal Balances of the Offered Certificates, plus

(ii) one month’s interest on the then outstanding Certificate Principal Balances of the Offered Certificates at the then applicable Pass-Through Rate for each class of Offered Certificates,

(iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, plus

(iv) any Swap Termination Payment payable to the Swap Provider which remains unpaid.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor, the Certificate Insurer and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Trustee and the Certificate Insurer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the respective servicing entity has fulfilled in all material respects its obligations under the Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under “—The Master Servicer”. These items will be filed with the Issuing Entity’s annual report on Form 10-K , to the extent required by Regulation AB.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the Issuing Entity, exclusive of the Net WAC Shortfall Reserve Funds and, for the avoidance of doubt, the Supplemental Interest Trusts, the Interest Rate Swap Agreements and the Cap Contracts, as two or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Issuing Entity will consist of two or more separate REMICs, and each REMIC elected by the Issuing Entity will qualify as a REMIC under Sections 860A through 860G of the Code. The Class R Certificates will consist of components, each of which will represent the sole class of “residual interests” in the related REMIC elected by the Issuing Entity.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the Trustee will treat the beneficial owner of each Offered Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to (A) in the case of the Class 1-A, Class 1-M and Class 1-B Certificates, the weighted average of the net mortgage rates of the Group 1 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group 1 Net Swap Payment, if any, which would be payable to the Group 1 Supplemental Interest Trust for payment to the Group 1 Swap Provider pursuant to the Group 1 Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount is not greater than the lesser of (1) the Stated Principal Balance of the then outstanding Group 1 Loans and (2) the notional amount set forth with respect to the Group 1 Interest Rate Swap Agreement and such distribution date in this prospectus supplement, and assuming for this purpose that the fixed rate used to calculate the Group 1 Fixed Swap Payment under the Group 1 Interest Rate Swap Agreement as described in this prospectus supplement does not exceed the weighted average of the net mortgage rates of the Group 1 Loans, multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the Group 1 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and (B) in the case of the Class 2-A Certificates, the weighted average of the net mortgage rates of the Group 2 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus (I) the Policy Premium Rate and (II) a per annum rate equal to (x) the Group 2 Net Swap Payment, if any, which would be payable to the Group 2 Supplemental Interest Trust for payment to the Group 2 Swap Provider pursuant to the Group 2 Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount is not greater than the lesser of (1) the Stated Principal Balance of the then outstanding Group 2 Loans and (2) the notional amount set forth with respect to the Group 2 Interest Rate Swap Agreement and such distribution date in this prospectus supplement, and assuming for this purpose that the fixed rate used to calculate the Group 2 Fixed Swap Payment under the Group 2 Interest Rate Swap Agreement as described in this prospectus supplement does not exceed the weighted average of the net mortgage rates of the Group 2 Loans, multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the Group 2 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and (ii) any Swap Termination Payment will be treated as being payable solely from the related Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to an Offered Certificate may differ from the actual amount of distributions on such Offered Certificate.

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that Offered Certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Owners of REMIC Regular Certificates” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion below relating to the notional principal contract components.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the corresponding Offered Certificates and the related Class C Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the related notional principal contract component. Holders of Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Offered Certificate.

A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the Trustee may assume the notional principal contract component of each Offered Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The Trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of an Offered Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability. Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Upon the sale, exchange or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that an Offered Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Original Issue Discount with respect to the Offered Certificates

For federal income tax purposes, the REMIC regular interest components of the Offered Certificates may be issued with original issue discount (“OID”). A beneficial owner of an Offered Certificate must include any OID with respect to such the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Federal Income Tax Considerations—Taxation of Owners of REMIC Regular Certificates” in the prospectus. In determining the accrual of OID, market discount or bond premium, if any, the Trustee will use a prepayment assumption that is equal to the 100% of the Prepayment Assumption as described in this prospectus supplement for the Offered Certificates and will assume that the Master Servicer exercises its optional calls with respect to each loan group as described in “Pooling and Servicing Agreement—Termination” in this prospectus supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The IRS has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID. Purchasers of the Offered Certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to an Offered Certificate, the IRS could assert that the REMIC regular interest component relating to such Offered Certificate should be treated as issued with OID or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of an Offered Certificate should consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing OID described in the prospectus results in a negative amount for any period with respect to the REMIC regular interest component relating to any Offered Certificate, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against the respective future income (if any) of the REMIC regular interest component relating to such Offered Certificate. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her remaining basis in such REMIC regular interest component exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of the REMIC regular interest component relating to an Offered Certificate that is issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the IRS. Prospective purchasers of the REMIC regular interest component issued with OID should consult their tax advisors concerning the tax treatment of such REMIC regular interest component in this regard.

Status of the Offered Certificates

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the Issuing Entity, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the notional principal contract component of each Offered Certificate will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, we refer you to “Federal Income Tax Consequences—REMICs” in the prospectus.

No Withholding on Net Swap Payments or Cap Payments Payable to Trust by Swap Provider or Cap Counterparties

The Pooling and Servicing Agreement will restrict any transfer of any Class C Certificate unless the proposed transferee of such Class C Certificate (1) provides to the Trustee the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the related Swap Provider, pursuant to the related Interest Rate Swap Agreement, and by the related Cap Counterparties, pursuant to the related Cap Contracts, to the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such forms (i) upon expiration of any such forms, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such forms have become obsolete or incorrect, each as a condition to such transfer. Under the Pooling and Servicing Agreement, upon receipt of any such tax certification forms from a proposed transferee of any Class C Certificate, the Trustee will forward such tax certification forms provided to it to the related Supplemental Interest Trust Trustee. The related Supplemental Interest Trust Trustee will then forward such tax certification forms provided to it to the related Swap Provider and related Cap Counterparties. Each holder of a Class C Certificate and each transferee thereof will be deemed to have consented to the related Supplemental Interest Trust Trustee forwarding to the related Swap Provider and related Cap Counterparties any such tax certification forms it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of Class C Certificates would cause the related Supplemental Interest Trust to be, or continue to be, beneficially owned by two or more persons for federal income tax purposes, the Pooling and Servicing Agreement will contain additional provisions to ensure that the related Swap Provider and related Cap Counterparties receive the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the related Swap Provider, pursuant to the related Interest Rate Swap Agreement, and by the related Cap Counterparties, pursuant to the related Cap Contracts, to the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and any updates thereto from the proposed multiple holders of the related class of Class C Certificates or the related Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class C Certificate to a transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Pooling and Servicing Agreement. So long as each holder of Class C Certificates complies with these restrictions and each Swap Provider and each Cap Counterparty receive the appropriate tax certification forms as described above, under current federal income tax law, there will be no withholding or deduction for taxes from any amounts payable by each Swap Provider, pursuant to the related Interest Rate Swap Agreement, and by each Cap Counterparty, pursuant to the related Cap Contract, to the related Supplemental Interest Trust.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement, dated December 19, 2006, (i) Bear, Stearns & Co. Inc. has agreed to purchase 50% of each class of Group 1 Certificates (other than the Class 1-B Certificates) and 55% of each class of Group 2 Certificates, (ii) Countrywide Securities Corporation has agreed to purchase 50% of each class of Group 1 Certificates (other than the Class 1-B Certificates) and 30% of each class of Group 2 Certificates and (iii) Merrill Lynch & Co. has agreed to purchase 15% of each class of Group 2 Certificates, and the Depositor has agreed to sell to the Underwriters the Underwritten Certificates. It is expected that delivery of the Underwritten Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about December 21, 2006, against payment therefor in immediately available funds.

The Underwritten Certificates will be purchased from the Depositor by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined for each investor at the time of sale. The proceeds to the Depositor from the sale of the Underwritten Certificates are expected to be approximately 99.74% of the aggregate initial Certificate Principal Balance of the Underwritten Certificates, less expenses expected to equal approximately $1,000,000. The Underwriters may effect such transactions by selling the Underwritten Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Certificates may be deemed to be underwriters and any profit on the resale of the Underwritten Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the Depositor, the Sponsor and Impac Mortgage Holdings, Inc. will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, the Sponsor and Impac Mortgage Holdings, Inc. against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

The Class 1-B Certificates may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Class 1-B Certificates. This prospectus supplement will be appropriately supplemented in connection with any future offering of the Class 1-B Certificates. Proceeds to the Depositor from any sale of the Class 1-B Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent. On the Closing Date, the Depositor intends to transfer the Class 1-B Certificates to an affiliate of the Sponsor as partial consideration for the mortgage loans. The Sponsor or its affiliates may enter into repurchase or secured financing transactions with respect to the Class 1-B Certificates so retained.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by Sidley Austin LLP, New York, New York. Sidley Austin LLP represents Impac Holdings on certain matters from time to time.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, any Subservicer, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Depositor, the Issuing Entity and the Master Servicer are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the Issuing Entity or the Master Servicer and any of the Trustee, the Certificate Insurer, the Swap Provider and any Subservicer. There are no affiliations among the Master Servicer, the Certificate Insurer, any Subservicer, the Trustee or the Swap Provider. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

With respect to the mortgage loans, Bear Stearns Mortgage Capital Corporation, an affiliate of Bear, Stearns & Co. Inc., has provided funding in the amount of approximately $1.12 billion pursuant to a master repurchase agreement with Impac Funding Corporation, Impac Mortgage Holdings, Inc., Impac Warehouse Lending Group, Impac Commercial Capital Corp. and Novelle Financial Services during the period between origination and this securitization. The terms of this financing arrangement provide for interest payments at a floating market rate, and a maximum term of not more than 364 days. This offering is being made pursuant to Rule 2710(h) of the Corporate Financing Rules of the National Association of Securities Dealers, Inc.

EXPERTS

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

RATINGS

It is a condition to the issuance of the certificates that the Class A Certificates be rated “AAA” by S&P and “Aaa” by Moody’s, that the Class 1-M-1 Certificates be rated at least “AA+” by S&P and “Aa1” by Moody’s, that the Class 1-M-2 Certificates be rated at least “AA+” by S&P and “Aa2” by Moody’s, that the Class 1-M-3 Certificates be rated at least “AA” by S&P and “Aa3” by Moody’s, that the Class 1-M-4 Certificates be rated at least “AA” by S&P and “A1” by Moody’s, that the Class 1-M-5 Certificates be rated at least “AA-” by S&P and “A2” by Moody’s, that the Class 1-M-6 Certificates be rated at least “A+” by S&P and “A3” by Moody’s, that the Class 1-M-7 Certificates be rated at least “A” by S&P and “Baa1” by Moody’s, that the Class 1-M-8 Certificates be rated at least “A-” by S&P and “Baa2” by Moody’s and that the Class 1-B Certificates be rated at least “BBB+” by S&P and “Baa3” by Moody’s.

The ratings of S&P and Moody’s assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which the Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events.

In addition, the ratings by S&P and Moody’s do not address the likelihood of the receipt of any amounts in respect of Net WAC Shortfall Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class 2-A Certificates will constitute “mortgage related securities” for purposes of SMMEA. The Class 1-A, Class 1-M and Class 1-B Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. As noted in the prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

ERISA Considerations While the Supplemental Interest Trusts are in Existence

For so long as the holder of an Offered Certificate also holds an interest in a Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from such Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in either Supplemental Interest Trust. In addition, while a Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of the related Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the related Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as a Supplemental Interest Trust is in existence, each beneficial owner of a related Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trusts

Subsequent to the termination of a Supplemental Interest Trust, which holds an Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the related Offered Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing such an Offered Certificate must make its own determination that the conditions described above will be satisfied for such certificate.

Each beneficial owner of a Subordinate Certificate or any interest therein that is acquired after the termination of the related Supplemental Interest Trust (which holds an Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Subordinate Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Subordinate Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Seller, the Master Servicer, any servicer, the Underwriters and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Master Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to Certificateholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement—Reports to Certificateholders” and “—Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to Certificateholders or information about the securities as shall have been filed with the Commission will be posted on the Sponsor’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: http://regabimpacisac.com.

REPORTS TO CERTIFICATEHOLDERS

The Master Servicer will be required to provide periodic unaudited reports concerning the Issuing Entity to all registered holders of Offered Certificates with respect to the Issuing Entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Sponsor’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the Certificates and the Certificate Insurer upon request free of charge. See “Pooling and Servicing Agreement—Evidence as to Compliance” and “—Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated in this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the Trust Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Impac Secured Assets Corp., 19500 Jamboree Road, Irvine, California 92612 and or by telephone at (949) 475-3600. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

GLOSSARY

Accrual Period— For any class of Offered Certificates, (i) with respect to the distribution date in January 2007, the period commencing on the Closing Date and ending on the day preceding the distribution date in January 2007, and (ii) with respect to any distribution date after the distribution date in January 2007, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

Agreement— The pooling and servicing agreement, dated as of December 1, 2006, among Impac Secured Assets Corp., as Depositor, Impac Funding Corporation, as Master Servicer, and Deutsche Bank National Trust Company, as Trustee.

Allocated Realized Loss Amount— With respect to any class of Offered Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date (other than, with respect to the Class 2-A Certificates, a Realized Loss which was covered by the Certificate Guaranty Insurance Policy) and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date, minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

Allowable Claim— For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

Appraised Value— The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Available Distribution Amount— For any distribution date and any Loan Group, an amount equal to the amount received by the Trustee and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the related mortgage loans received or advanced that were due during the related Due Period and (2) any unscheduled payments and receipts, including mortgagor prepayments on such mortgage loans, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Master Servicer and any Subservicer and reduced by the related Master Servicing Fees, the Policy Premium payable to the Certificate Insurer for Loan Group 2 only and related Subservicing Fees and any amounts in respect of the premiums payable under the PMI insurer policies and amounts payable by the Issuing Entity to the related Supplemental Interest Trust in respect of related Net Swap Payments and related Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event with regard to the related Swap Agreement.

Basic Principal Distribution Amount—With respect to any distribution date and any Loan Group, the excess of (i) the related Principal Remittance Amount for such distribution date over (ii) the related Overcollateralization Release Amount, if any, for such distribution date.

Book-Entry Certificates— Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

Certificate Guaranty Insurance Policy - The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the Class 2-A Certificateholders.

Certificate Insurer - Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto as provided in the Agreement.

Certificate Margin— The Certificate Margin for the Offered shall be:

Certificate Margin

Class	(1)	(2)
1-A1-A	0.110%	0.220%
1-A1-B	0.200%	0.400%
1-A1-C	0.270%	0.540%
1-AM	0.250%	0.500%
1-M-1	0.300%	0.450%
1-M-2	0.320%	0.480%
1-M-3	0.340%	0.510%
1-M-4	0.420%	0.630%
1-M-5	0.450%	0.675%
1-M-6	0.500%	0.750%
1-M-7	1.050%	1.575%
1-M-8	1.500%	2.250%
1-B	1.500%	2.250%
2-A	0.200%	0.400%
______
(1) Initially. (2) On and after the related step-up date as described in this prospectus supplement

Certificate Principal Balance— With respect to any Certificate as of any date of determination, the initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.

Class 1-A Certificates— The Class 1-A1-A, Class 1-A1-B, Class 1-A1-C and Class 1-AM Certificates.

Class 1-A Principal Distribution Amount— For any distribution date will equal the excess of (1) the aggregate Certificate Principal Balance of the Class 1-A Certificates immediately prior to such distribution date, over (2) the lesser of (x) approximately 87.00% of the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date after giving effect to distributions to be made on that distribution date minus the Group 1 Overcollateralization Floor.

Class 1-A1 Certificates— The Class 1-A1-A, Class 1-A1-B and Class 1-A1-C Certificates.

Class 1-M Certificates— The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 Certificates.

Class 2-A Principal Distribution Amount— For any distribution date will equal the excess of (1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to such distribution date, over (2) the lesser of (x) approximately 88.70% of the aggregate Stated Principal Balance of the Group 2 Loans for such distribution date after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group 2 Loans for such distribution date after giving effect to distributions to be made on that distribution date minus the Group 2 Overcollateralization Floor.

Class A Certificates— The Class 1-A Certificates and Class 2-A Certificates.

Class B Certificates— The Class 1-B Certificates.

Class C Certificates— The Class 1-C Certificates and Class 2-C Certificates.

Class M Certificates— The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 Certificates.

Class P Certificates— The Class 1-P Certificates and Class 2-P Certificates.

Code— The Internal Revenue Code of 1986.

Compensating Interest— With respect to any distribution date, any payments made by the Subservicer or the Master Servicer from its own funds to cover Prepayment Interest Shortfalls, which shall be equal to the lesser of the sum of the related Master Servicing and related Subservicing Fees for the related distribution date, and the related Prepayment Interest Shortfall for such distribution date.

CPR— A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage— For any distribution date and any Loan Group is the percentage equivalent of a fraction, the numerator of which is equal to (a) the excess of (i) the aggregate principal balance of the related mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (ii) (1) before the Certificate Principal Balances of the related Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the related Class A Certificates, (after taking into account distribution of the related principal distribution amount for such distribution date) or (2) after such time, the Certificate Principal Balance of the most senior class of related Subordinate Certificates outstanding (after taking into account distribution of the related principal distribution amount for such distribution date), and the denominator of which is equal to (b) the aggregate principal balance of the related mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Credit Score— A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Cross Collateralized Loss Payments— For any payment date and each Loan Group, the amount, if any, of Crossable Excess from such Loan Group available to cover Crossable Losses in the other Loan Group as provided in “Description of the Certificates—Cross Collateralization” in this prospectus supplement.

Crossable Excess— With respect to Loan Group 1 and Loan Group 2 and any payment date, an amount equal to the related Net Monthly Excess Cashflow remaining after clause (iv) of “—Overcollateralization Provisions—Loan Group 1,” and clause (iii) of “—Overcollateralization Provisions—Loan Group 2,” respectively, in this prospectus supplement.

Crossable Losses— With respect to either Loan Group and any payment date, an amount equal to any Realized Losses suffered by any mortgage loan in such Loan Group, to the extent that such Realized Losses have not been covered by related Net Monthly Excess Cashflow on such payment date, and any previously unreimbursed Realized Losses suffered by any mortgage loans in such Loan Group to the extent such Realized Losses have not been covered by related and non-related Net Monthly Excess Cashflow on prior payment dates.

Cut-off Date— December 1, 2006.

Cut-off Date Balance— The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Debt Service Coverage Ratio— With respect to any multifamily loan at any given time, the ratio of (i) the net cashflow of the related mortgaged property for a twelve month period to (ii) the annualized scheduled payments on the mortgage loan.

Determination Date— With respect to any distribution date, the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date— With respect to each mortgage loan, the first day of the month, or as otherwise described in the related mortgage note.

Due Period— With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount— With respect to any distribution date and Loan Group, is the lesser of (x) the related Overcollateralization Deficiency Amount for such distribution date and (y) the sum of (1) the related Net Monthly Excess Cashflow Amount for such distribution date and (2) amounts available from the related Interest Rate Swap Agreement and related Cap Contracts to pay principal as provided in “Description of the Certificates—The Interest Rate Swap Agreements and Cap Contracts”.

Exemption— Prohibited Transaction Exemption 90-30, as amended.

Final Disposition— With respect to a defaulted mortgage loan, when a determination is made by the Master Servicer or subservicer, as applicable, that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer or subservicer, as applicable, reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Group 1 Certificates - Class 1-A, Class 1-M and Class 1-B Certificates.

Group 1 Interest Rate Swap Agreement— An interest rate swap agreement, dated as of December 21, 2006, between Deutsche Bank National Trust Company, as Trustee on behalf of the Supplemental Interest Trust, and Wachovia Bank, N.A., as Swap Provider for the benefit of the Class 1-A, Class 1-M and Class 1-B Certificates.

Group 1 Net Mortgage Rate— The weighted average of the Net Mortgage Rates of the Group 1 Loans weighted on the basis of the aggregate Stated Principal Balances of the Group 1 Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date).

Group 1 Net WAC Rate— With respect to the Class 1-A, Class 1-M and Class 1-B Certificates and any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the Group 1 Net Mortgage Rate over (B) the sum of (1) a per annum rate equal to the Net Swap Payment with respect to the Group 1 Interest Rate Swap Agreement payable to the Group 1 Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 1 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (2) a per annum rate equal to any Swap Termination Payment with respect to the Group 1 Interest Rate Swap Agreement not due to a Swap Provider Trigger Event payable to the Group 1 Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 1 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12. The Group 1 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Group 1 Net WAC Shortfall Reserve Fund— A reserve fund established by the Trustee for the benefit of the holders of the Group 1 Certificates.

Group 1 Overcollateralization Deficiency Amount— With respect to any distribution date, the amount, if any, by which the Group 1 Overcollateralization Target Amount exceeds the Group 1 Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such distribution date).

Group 1 Overcollateralization Floor— With respect to any distribution date, 0.50% of the Cut-off Date Balance of the Group 1 Loans.

Group 1 Overcollateralization Release Amount— With respect to any distribution date, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Group 1 Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Group 1 Overcollateralization Target Amount for such distribution date.

Group 1 Overcollateralization Target Amount— With respect to any distribution date prior to the Group 1 Stepdown Date, 0.80% of the Cut-off Date Balance of the Group 1 Loans. With respect to any distribution date on or after the Group 1 Stepdown Date, the greater of (x) 1.60% of the aggregate Stated Principal Balance of the Group 1 Loans and (y) the Group 1 Overcollateralization Floor; provided, however, that if a Group 1 Trigger Event is in effect on any distribution date, the Group 1 Overcollateralization Target Amount will be equal to the Group 1 Overcollateralization Target Amount on the prior distribution date.

Group 1 Overcollateralized Amount— For any distribution date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Class 1-A, Class 1-M, Class 1-B and the Class 1-P Certificates as of such distribution date (after giving effect to distributions in respect of the related Principal Remittance Amount to be made on such distribution date).

Group 1 Stepdown Date— The earlier of (i) the first distribution date after the distribution date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates have been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in January 2010 and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates (calculated for this purpose only after taking into account the receipt of principal on the related mortgage loans, but prior to any distribution of principal to the holders of the related certificates) is less than or equal to approximately 87.00% of the aggregate principal balance of the Group 1 Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Group 1 Step-Up Date— The first distribution date following the first month in which the aggregate unpaid principal balance of the Group 1 Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the Cut-off Date Balance of the Group 1 Loans.

Group 1 Subordinate Class Principal Distribution Amount— For any class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates and any distribution date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class 1-A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount for such distribution date), (b) the aggregate Certificate Principal Balance of any class(es) of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7 and Class 1-M-8 that are senior to the subject class (in each case, after taking into account distribution of the Group 1 Subordinate Class Principal Distribution Amount(s) for such more senior class(es) of Certificates for such distribution date) and (c) the Certificate Principal Balance of the subject class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates immediately prior to such distribution date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date and (b) the aggregate Stated Principal Balance of the Group 1 Loans for such distribution date minus the Group 1 Overcollateralization Floor; provided, however, that if such class of Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 or Class 1-B Certificates is the only class of Group 1 Subordinate Certificates outstanding on such distribution date, that class will be entitled to receive the entire remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

Group 1 Trigger Event— A Group 1 Trigger Event is in effect with respect to any distribution date with respect to the Group 1 Loans if:

(1) the average three-month rolling percentage obtained by dividing (x) aggregate principal balance of Group 1 Loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure, mortgage loans with respect to which the related mortgaged property has been acquired by the trust, and mortgage loans discharged due to bankruptcy) by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds 43.00% multiplied by the related Credit Enhancement Percentage; or

(2) the cumulative amount of Realized Losses incurred on the Group 1 Loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date divided by the Cut-off Date Balance exceeds (i) 0.30% with respect to the distribution date occurring in January 2009, plus an additional 1/12th of 0.40% for each month thereafter up to and including the distribution date in December 2009, (ii) 0.70% with respect to the distribution date occurring in January 2010, plus an additional 1/12th of 0.50% for each month thereafter up to and including the distribution date in December 2010, (iii) 1.20% with respect to the distribution date occurring in January 2011, plus an additional 1/12th of 0.50% for each month thereafter up to and including the distribution date in December 2011, (iv) 1.70% with respect to any distribution date occurring in January 2012, plus an additional 1/12th of 0.35% for each month thereafter up to and including the distribution date in December 2012 and (v) 2.05% with respect to any distribution date occurring in January 2013 and thereafter.

For purposes of the foregoing calculation, a mortgage loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

Group 2 Certificates - Class 2-A Certificates.

Group 2 Interest Rate Swap Agreement— An interest rate swap agreement, dated as of December 21, 2006, between Deutsche Bank National Trust Company, as Trustee on behalf of the Supplemental Interest Trust, and Wachovia Bank, N.A., as Group 2 Swap Provider for the benefit of the Class 2-A Certificates.

Group 2 Net WAC Rate— With respect to the Class 2-A Certificates and any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 2 Loans as of the first day of the month preceding the month in which such distribution date occurs over (B) the sum of (1) the sum of (a) a per annum rate equal to the Net Swap Payment with respect to the Group 2 Interest Rate Swap Agreement payable to the Group 2 Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 2 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (b) a per annum rate equal to any Swap Termination Payment with respect to the Group 2 Interest Rate Swap Agreement not due to a Swap Provider Trigger Event payable to the Group 2 Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the Group 2 Loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (2) the Policy Premium Rate. The Group 2 Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Group 2 Net WAC Shortfall Reserve Fund— A reserve fund established by the Trustee for the benefit of the holders of the Group 2 Certificates.

Group 2 Overcollateralization Deficiency Amount— With respect to any distribution date, the amount, if any, by which the Group 2 Overcollateralization Target Amount exceeds the Group 2 Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such distribution date).

Group 2 Overcollateralization Floor— With respect to any distribution date, 0.50% of the Cut-off Date Balance of the Group 2 Loans.

Group 2 Overcollateralization Release Amount— With respect to any distribution date, the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Group 2 Overcollateralized Amount for such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Group 2 Overcollateralization Target Amount for such distribution date.

Group 2 Overcollateralization Target Amount— With respect to any distribution date prior to the Group 2 Stepdown Date, 5.65% of the Cut-off Date Balance of the Group 2 Loans. With respect to any distribution date on or after the Group 2 Stepdown Date, the greater of (x) 11.30% of the aggregate Stated Principal Balance of the Group 2 Loans and (y) the Group 2 Overcollateralization Floor; provided, however, that if a Group 2 Trigger Event is in effect on any distribution date, the Group 2 Overcollateralization Target Amount will be equal to the Group 2 Overcollateralization Target Amount on the prior distribution date.

Group 2 Overcollateralized Amount— For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Class 2-A Certificates and the Class 2-P Certificates as of such distribution date (after giving effect to distributions in respect of the related Principal Remittance Amount to be made on such distribution date).

Group 2 Stepdown Date— The later to occur of (x) the distribution date occurring in January 2014 and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class 2-A Certificates (calculated for this purpose only after taking into account the receipt of principal on the mortgage loans, but prior to any distribution of principal to the holders of the certificates) is less than or equal to approximately 88.70% of the aggregate principal balance of the Group 2 Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Group 2 Step-Up Date— The first distribution date following the first month in which the aggregate unpaid principal balance of the Group 2 Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the Cut-off Date Balance of the Group 2 Loans.

Group 2 Trigger Event— A Group 2 Trigger Event is in effect with respect to any distribution date with respect to the Group 2 Loans if:

(1) the three month average of the aggregate principal balance of Group 2 Loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) as of the close of business on the last day of the preceding calendar month exceeds in the case of any payment date on or after the January 2014 Distribution Date, 10.00%, and in the case of any payment date on or after the January 2018 Distribution Date, 12.00% of the aggregate Stated Principal Balance of the Group 2 Loans;

(2) the cumulative amount of Realized Losses incurred on the Group 2 Loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date divided by the Cut-off Date Balance exceeds (i) 4.75% with respect to the distribution date occurring in January 2014, plus an additional 1/12th of 1.25% for each month thereafter up to and including the distribution date in December 2014, (ii) 6.00% with respect to the distribution date occurring in January 2015, plus an additional 1/12th of 0.35% for each month thereafter up to and including the distribution date in December 2015, (iii) 6.35% with respect to the distribution date occurring in January 2016, plus an additional 1/12th of 0.15% for each month thereafter up to and including the distribution date in December 2016 and (iv) 6.50% with respect to any distribution date occurring in January 2017 and thereafter.

For purposes of the foregoing calculation, a mortgage loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

Impac Holdings— Impac Mortgage Holdings, Inc., an affiliate of the Depositor and the Sponsor.

Insurer Default - An insurer default will occur in the event the Certificate Insurer fails to make a payment under the Certificate Guaranty Insurance Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

Interest Rate Swap Agreement— The Group 1 Interest Rate Swap Agreement or the Group 2 Interest Rate Swap Agreement.

Interest Remittance Amount— For any distribution date and each Loan Group, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced with respect to the related mortgage loans.

IRS— The Internal Revenue Service.

Letter Agreement— The Letter Agreement, dated as of December 21, 2006, between the Certificate Insurer and Impac Holdings, including any amendments and supplements thereto.

LIBOR Business Day— A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Determination Date— With respect to each distribution date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

Loan Group— Loan Group 1 or Loan Group 2, as applicable.

Master Servicer— Impac Funding Corporation, in its capacity as Master Servicer under the Agreement.

Master Servicing Fee— With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan for the calendar month preceding the month in which the payment is due. The Master Servicing Fee consists of servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

Master Servicing Fee Rate— On each mortgage loan, a rate equal to 0.030% per annum.

Monthly Interest Distributable Amount— For any distribution date and each class of Offered Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such distribution date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Subservicer or Master Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of Offered Certificates as described under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates” in this prospectus supplement). The Monthly Interest Distributable Amount on the Offered Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year.

Moody’s— Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement— The Mortgage Loan Purchase Agreement among the Sponsor, as seller, Impac Holdings and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Monthly Excess Cashflow— For any distribution date and any Loan Group, the sum of (a) any related Overcollateralization Release Amount, (b) the excess of (x) the related Interest Remittance Amount for such distribution date over (y) the aggregate Monthly Interest Distributable Amount for the related Offered Certificates for such distribution date and (c) (i) with respect to Loan Group 1, on any Payment Date after the Group 1 Stepdown Date for which a Group 1 Trigger Event is not in effect, any principal remaining after payment of the Class 1-A Principal Distribution Amount and Group 1 Subordinate Class Principal Distribution Amount as described under “Description of the Certificates—Allocation of Available Funds—Principal Distributions on the Group 1 Certificates” above and (ii) with respect to Loan Group 2, on any Payment Date after the Group 2 Stepdown Date for which a Group 2 Trigger Event is not in effect, any principal remaining after payment of the Class 2-A Principal Distribution Amount as described under “Description of the Certificates—Allocation of Available Funds—Principal Distributions on the Class 2-A Certificates” above.

Net Mortgage Rate— On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing Fee Rate and (3) the related PMI Insurer Fee Rate, if such mortgage loan is a PMI Mortgage Loan.

Net WAC Rate— With respect to the Class 1-A, Class 1-M an Class 1-B Certificates, the Group 1 Net WAC Rate. With respect to the Class 2-A Certificates, the Group 2 Net WAC Rate.

Net WAC Shortfall Amount— If on any distribution date the pass-through rate for any Offered Certificates is limited to the related Net WAC Rate, the sum of (i) the excess of (a) the amount of interest such Offered Certificates would have been entitled to receive on such distribution date if such Net WAC Rate would not have been applicable to such certificates over (b) the amount of interest accrued on such classes at such Net WAC Rate plus (ii) the related Net WAC Shortfall Amount from the prior distribution date not previously distributed together with interest thereon at the related Pass-Through Rate for the most recently ended Accrual Period.

Offered Certificates— The Class A Certificates and the Subordinate Certificates.

OID Regulations— Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

One-Month LIBOR— The London interbank offered rate for one-month United States dollar deposits, determined as described in “Description of the Certificates—Calculation of One-Month LIBOR for the Offered Certificates” in this prospectus supplement.

Overcollateralization Deficiency Amount— The Group 1 Overcollateralization Deficiency Amount or the Group 2 Overcollateralization Deficiency Amount.

Overcollateralization Floor— The Group 1 Overcollateralization Floor or the Group 2 Overcollateralization Floor.

Overcollateralization Release Amount— The Group 1 Overcollateralization Release Amount or the Group 2 Overcollateralization Release Amount.

Overcollateralization Target Amount— The Group 1 Overcollateralization Target Amount or the Group 2 Overcollateralization Target Amount.

Overcollateralized Amount— The Group 1 Overcollateralized Amount or the Group 2 Overcollateralized Amount.

P&I Advance— The aggregate of all payments of principal and interest (other than balloon payments), net of the Master Servicing Fee and the Subservicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Determination Date.

Pass-Through Rate— With respect to any distribution date and the Offered Certificates, the least of (x) One-Month LIBOR plus the related Certificate Margin, (y) the applicable Net WAC Rate and (z) 11.50% per annum.

Plan— Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets— The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

PMI Mortgage Loan— Any mortgage loan covered by the PMI insurer policy.

PMI Insurer Fee Rate— With respect to each PMI Mortgage Loan, the per annum rate payable to the applicable PMI insurer under the PMI insurer policy.

Policy Premium — The premium payable to the Certificate Insurer under the Certificate Guaranty Insurance Policy.

Policy Premium Rate — 0.20% per annum.

Prepayment Assumption— With respect to the fixed rate mortgage loans which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2.3% CPR in month one, and prepay by an additional 2.3% CPR each month until the tenth month, on and after which they prepay at a 23% CPR. With respect to the adjustable rate mortgage loans with an initial fixed-rate period of two years or less, which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional 1/11th of 28% CPR each month until the twelfth month, and remain constant at a 30% CPR until the twenty-fourth month, increasing to 65% CPR commencing on the twenty-fifth month and remaining at 65% CPR through the thirty-first month, then decreasing 1/4th of 30% CPR for each month thereafter until the thirty-fifth month, and remaining constant at 35% CPR thereafter. With respect to the adjustable rate mortgage loans with an initial fixed-rate period of three years, which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional 1/11th of 28% CPR each month until the twelfth month, and remain constant at a 30% CPR until the thirty-sixth month, increasing to 65% CPR commencing on the thirty-seventh month and remaining at 65% CPR through the forty-third month, then decreasing 1/4th of 30% CPR for each month thereafter until the forty-seventh month, and remaining constant at 35% CPR thereafter. With respect to the adjustable rate mortgage loans with an initial fixed-rate period of five, seven or ten years, which are Group 1 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 2% CPR in month one, and prepay by an additional 1/11th of 28% CPR each month until the twelfth month, and remain constant at a 30% CPR until the sixtieth month, increasing to 65% CPR commencing on the sixty-first month and remaining at 65% CPR through the sixty-seventh month, then decreasing 1/4th of 30% CPR for each month thereafter until the seventy-first month, and remaining constant at 35% CPR thereafter. With respect to the Group 2 Loans, a 100% Prepayment Assumption assumes that the mortgage loans prepay at a 0% CPR in months one through twelve, 10% CPR in months thirteen through twenty-four, 15% CPR in months twenty-five through thirty-six, 25% CPR in months thirty-seven through forty-eight, and 30% CPR thereafter; provided, however, that with respect to the conduit busters, a 100% Prepayment Assumption assumes 0% CPR for months one through sixty, and 30% CPR thereafter.

Prepayment Interest Excess— With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

Prepayment Interest Shortfall— As to any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property) that was the subject of (a) a principal prepayment in full during the related payment period an amount equal to the excess of one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such mortgage loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the mortgagor for such Prepayment Period to the date of such principal prepayment in full or (b) a partial principal prepayment during the prior calendar month, an amount equal to one month’s interest at the Net Mortgage Rate on the amount of such partial principal prepayment.

Prepayment Period— With respect to any distribution date, is the calendar month immediately preceding the month in which such distribution occurs.

Principal Distribution Amount— For any distribution date and any Loan Group, the related Basic Principal Distribution Amount plus the related Extra Principal Distribution Amount.

Principal Remittance Amount— For any distribution date and each Loan Group, the sum of the following from the Available Distribution Amount:

(1) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) in the related Loan Group as required by the Agreement during the preceding calendar month;

(3) the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries, in each case to the extent applied as recoveries of principal with respect to the mortgage loans in the related Loan Group; and

(4) any amounts required to be reimbursed to the related Supplemental Interest Trust as provided in the Agreement.

Rating Agencies— S&P and Moody’s.

Record Date— For each distribution date and the Offered Certificates, so long as such Certificates are Book-Entry Certificates, the business day prior to such distribution date.

Reference Banks— Leading banks selected by the Trustee (after consultation with the Master Servicer) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the applicable LIBOR Determination Date, (iii) which have been designated as such by the Trustee (after consultation with the Master Servicer and the Certificate Insurer) and (iv) not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

Relief Act— The Servicemembers Relief Act, as amended, and similar legislation or regulations.

REMIC— A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

Relief Act Shortfall— For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Reserve Interest Rate— With respect to any LIBOR Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

Rules— The rules, regulations and procedures creating and affecting DTC and its operations.

S&P— Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Specially Serviced Group 2 Loan— A Group 2 Loan with respect to which certain delinquency, loss or foreclosure events have occurred as provided in the Agreement, including any Group 2 Loan which is 60 days or more delinquent.

Sponsor— Impac Funding Corporation, in its capacity as seller under the Mortgage Loan Purchase Agreement.

Stated Principal Balance— With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

Step-Up Date— The Group 1 Step-Up Date or the Group 2 Step-Up Date.

Stepdown Date— The Group 1 Stepdown Date or the Group 2 Stepdown Date.

Stepdown Target Subordination Percentage— For each class of Subordinate Certificates, the respective percentages indicated in the following table:

Stepdown Target Subordination Percentage
Class 1-M-1	10.40%
Class 1-M-2	8.00%
Class 1-M-3	6.70%
Class 1-M-4	5.60%
Class 1-M-5	4.60%
Class 1-M-6	3.90%
Class 1-M-7	3.20%
Class 1-M-8	2.50%
Class 1-B	1.60%

Subordinate Certificates— The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B Certificates.

Subsequent Recoveries— Any liquidation proceeds (net of amounts owed to the Master Servicer or any subservicer with respect to the related mortgage loan) received after the final liquidation of a mortgage loan. If Subsequent Recoveries are received, they will be included as part of the related Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Offered Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Offered Certificates will be increased by the same amount. Thereafter, such class or classes of Offered Certificates will accrue interest on the increased Certificate Principal Balance.

Subservicers— Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation and Midland Loan Services, Inc.

Subservicing Fee— With respect to each mortgage loan, accrued interest at the Subervicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Subservicing Fee consists of subservicing and other related compensation payable to the Subservicer or to the Master Servicer if the Master Servicer is directly servicing the loan.

Subservicing Fee Rate— On each adjustable-rate Group 1 Loan, including any such mortgage loan with an initial fixed rate, 0.375% per annum. On each fixed-rate Group 1 Loan for the first lien mortgage loans, 0.250% per annum. On each fixed-rate Group 1 Loan for the second lien mortgage loans, 0.500% per annum. On each Group 2 Loan, a rate equal to 0.250% per annum, with such rate increasing to 0.750% per annum for any Group 2 Loan that becomes a Specially Serviced Group 2 Loan.

Trustee— Deutsche Bank National Trust Company.

Underwritten Certificates— The Class A Certificates and Class 1-M Certificates.

Underwriters— Bear, Stearns & Co. Inc., Merrill Lynch & Co. and Countrywide Securities Corporation.

Unpaid Interest Shortfall Amount— For each class of Offered Certificates and any distribution date the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for such distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for the immediately preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such distribution date, plus interest on the amount of Unpaid Interest Shortfall Amount due but not paid on the certificates of such class on the immediately preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Impac Mortgage Pass-Through Certificates, Series 2006-5 Class 1-A1-A, Class 1-A1-B, Class 1-A1-C, Class 2-A, Class 1-AM, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8 and Class 1-B (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

IMPAC SECURED ASSETS CORP.
DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Issuing Entity
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one- to four-family residential properties;
•	mortgage loans secured by multifamily properties;
•	mortgage loans secured by commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;
•	manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
•	mortgage securities

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-support or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2006.

-i-

Applicability of Usury Laws	103
Alternative Mortgage Instruments	104
Formaldehyde Litigation with Respect to Contracts	104
Servicemembers’ Civil Relief Act of 1940	105
Forfeitures in Drug and RICO Proceedings	106
Junior Mortgages	106
Negative Amortization Loans	107
FEDERAL INCOME TAX CONSEQUENCES	107
General	107
Notes	129
Grantor Trust Funds	129
STATE AND OTHER TAX CONSEQUENCES	140
ERISA CONSIDERATIONS	140
Class Exemptions	142
Underwriter Exemption	145
Other Exemptions	151
ERISA Considerations Relating to Notes	152
Tax Exempt Investors	154
Consultation with Counsel	154
LEGAL INVESTMENT MATTERS	155
USE OF PROCEEDS	156
METHODS OF DISTRIBUTION	156
LEGAL MATTERS	158
FINANCIAL INFORMATION	158
RATING	158
INCORPORATION OF INFORMATION BY REFERENCE	159
GLOSSARY	160

-ii-

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a mortgage pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The mortgage loans may include sub-prime mortgage loans. The issuing entity assets may only include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related issuing entity, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related issuing entity in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See “Description of the Securities.”

If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of certificates, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of certificates will specify which class or classes of the related series of certificates will be considered to be regular interests in the related REMIC and which class of certificates or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid-rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a mortgage pool shall be 90 days or more delinquent. Mortgage loans which are more than 30 and less than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and less than 90 days delinquent of 20% or more.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the issuing entity pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

If specified in the related prospectus supplement, the issuing entity for a series of securities may include mortgage securities (including participations in mortgage loans), as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in an issuing entity, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term; or

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time.

The mortgage pool may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the issuing entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may contain a prohibition on prepayment or lock-out period or require payment of a prepayment penalty. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans, generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the depositor, the related master servicer, the applicable Seller or a third party will purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the depositor, or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Certificate Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the loan-to-value ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the number of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans—Description of the Securities” and “The Agreements.” With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce the purchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under “—Representations by Sellers” in this prospectus, “Servicing of Mortgage Loans—Subservicers,” and “Description of the Securities—Assignment of Trust Fund Assets,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities — Advances”) or pursuant to the terms of any mortgage securities.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will have been purchased by the depositor, either directly or indirectly from Sellers. The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards acceptable to the depositor and generally described below. Any mortgage loan not directly underwritten by the depositor or its affiliates will be reunderwritten by the depositor or its affiliates, except in the case of a Designated Seller’s Transaction, in which case each mortgage loan will be underwritten by the Seller or an affiliate thereof. The reunderwriting standards of the depositor or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program, assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the loan-to-value ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period which is to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals are required to be on forms acceptable to Fannie Mae or Freddie Mac.

Notwithstanding the foregoing, loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have loan-to-value ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history and seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by, unless otherwise provided in the prospectus supplement, the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor;

•
with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor or (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage;

•
the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•
there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•	the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest;

•	if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy; and

•	the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security: (1) the mortgage security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (2) the Seller has good title to the mortgage security. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which there presentations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s purchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security or mortgage security by the Seller, an event occurs that would have given rise to a purchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to purchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be purchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to an issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•
have a mortgage rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a loan-to-value ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty.

The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected mortgage loans and/or mortgage securities, the master servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the purchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s purchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their purchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of there presentations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a purchase or substitution obligation. Any mortgage loan or mortgage security not so purchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. Forms of pooling and servicing agreements and a form of servicing agreement have been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be Impac Funding Corporation or another affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the pooling and servicing agreement or servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late premium charge or other charge in connection with any mortgage loan shall affect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related issuing entity, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Subservicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer’s fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See “—Servicing and Other Compensation and Payment of Expenses; Retained Interest” below and “Description of the Securities—The Certificate Account.”

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the pooling and servicing agreement or servicing agreement).

However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

(1)
the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)
there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the Issuing Entity as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the Issuing Entity may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer, on behalf of the issuing entity, will be required to sell the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer’s compensation as its subservicing compensation.

In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K , to the extent required by Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the issuing entity’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreements.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

•	any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement.”

If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under “Description of Credit Enhancement,” by the subordination of one or more other classes of securities as described under “Subordination” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of the DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

No Beneficial Owner will be entitled to receive a Security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Beneficial holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the Issuing Entity and one or more United States Persons have the authority to control all substantial decisions of the Issuing Entity. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans or mortgage securities in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the loan-to-value ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities and other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related issuing entity and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to purchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to purchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so purchased or substituted for shall remain in the related issuing entity.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

Except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the depositor will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Affiliated Sellers as described above under “The Mortgage Pools—Representations by Sellers.” However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of the breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related issuing entity.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Certificate Account

General. The master servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained a Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the issuing entity (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all payments on the mortgage securities;

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•
any other amounts required to be deposited in the Certificate Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Certificate Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds)for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related issuing entity.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the Certificate Account for the related issuing entity for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under “—Advances” below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(10)
to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the issuing entity for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Certificate Account upon the termination of the issuing entity.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date. The particular components of the available distribution amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in equal proportion among the outstanding securities in the class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in the requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution. Payments will be made to each certificateholder in accordance with the holder’s Percentage Interest in a particular class.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. All indices that apply to pool assets with adjustable rates will be indices that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) based on the principal balances of some or all of the mortgage loans and/or mortgage securities in the related issuing entity or (2) equal to the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance(s) of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or maybe made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related issuing entity are received.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related Issuing Entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer maybe funded by the establishment of a pre-funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans or mortgage securities in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the available distribution amount for the related series of securities for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the certificateholders of these advances. Scheduled payments on the mortgage loans in any issuing entity that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Certificate Account, the master servicer that advanced the funds will be required to replace the funds in the Certificate Account on any future distribution date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances maybe secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the issuing entity includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement or servicing agreement, and may differ from the provisions described above.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements with respect to the related issuing entity setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount, if any, of the distribution allocable to prepayment premiums;

•	the amount, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•
with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

•	the book value of any real estate acquired the issuing entity by foreclosure or by a deed in lieu of foreclosure;

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

•	any other material information as required under the related pooling and servicing agreement.

In the case of information furnished pursuant to the fifth, sixth and seventh items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related issuing entity. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the fifth, sixth and seventh items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

Credit support with respect to the offered securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate securities to provide credit support to one or more classes of senior securities, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in an issuing entity. However, if so provided in the prospectus supplement for a series of securities, the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available. The offered securities of any series may include one or more classes of subordinate securities.

Cross-Support

If the mortgage loans and/or mortgage securities in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the issuing entity. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the security holders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for each issuing entity will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor. Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

•	any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled,

•	hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer,

•	if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (1) to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and securityholders, or (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders will also experience losses with respect to the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

A mortgage pool insurance policy (and most Primary Insurance Policies)will likely not insure against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the Seller or other persons involved in the origination thereof, or (2) failure to construct a mortgaged property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. This breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under “The Mortgage Pools—Representations by Sellers.” However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the depositor or master servicer.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of securities. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See “Description of the Securities—Advances.”

Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of the coverage will be limited. See “Special Hazard Insurance Policies” below. As a result, some hazard risks will not be insured against and will therefore be borne by the related securityholders.

Letter of Credit

If any component of credit enhancement as to the offered securities of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

If a financial guaranty insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The master servicer will agree today the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases tone qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. In the event that the pool insurer ceases to be a qualified insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the master servicer will be obligated to review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “Reduction or Substitution of Credit Enhancement.” Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

In lieu of the master servicer’s obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of securities that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

If a special hazard insurance policy has been obtained for a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restoration special hazard insurance policy, are to be deposited in the related certificate Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Certificate account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for deposit in the related Certificate Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of securities may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the Issuing Entity, and in some cases by the Issuing Entity to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the Issuing Entity on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The Issuing Entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a loan-to-value ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The depositor will represent and warrant that, to the best of the depositor’s knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above loan-to-value ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related loan-to-value ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. In the event the depositor gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit—Enhancement Mortgage Pool Insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable certificate Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA Insurance

The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.

The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will beset forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor, Impac Secured Assets Corp., was formed in the state of California in 1998, and is a wholly-owned subsidiary of Impac Funding Corporation. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1998. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

THE SPONSOR

The Sponsor, Impac Funding Corporation, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a mortgage loan purchase agreement, between the Sponsor and the Depositor.

The Sponsor was incorporated in the State of California in August 1995 and is an affiliate of the depositor. The sponsor commenced operation in California in 1995.

The Sponsor maintains its principal office at 1401 Dove Street, Newport Beach, CA 92660. Its telephone number is (949) 475-3600.

The Sponsor is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The sponsor has been securitizing residential mortgage loans since 1995.

IMPAC FUNDING CORPORATION

Impac Funding Corporation, the Depositor’s parent, will be a Seller and may act as master servicer with respect to a mortgage pool. Impac Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. Impac Funding is a non-consolidating subsidiary of Impac Mortgage Holdings, Inc. Impac Funding primarily acquires mortgage loans from approved correspondents.

Prior to November 1995, Impac Funding was a division of Imperial Credit industries, Inc. In November 1995, Imperial Credit Industries, Inc. restructured its operations pursuant to which Impac Funding became a separate corporation and Imperial Credit Industries, Inc. contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to Impac Mortgage Holdings, Inc., in exchange for approximately 10% of the common stock of Impac Mortgage Holdings, Inc. The common stock of Impac Funding was retained by Imperial Credit Industries, Inc. until March 1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of Impac Mortgage Holdings, Inc.

Impac Funding’s executive offices are located at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3700.

IMPAC MORTGAGE HOLDINGS, INC.
Impac Mortgage Holdings, Inc. is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently-created business that invests primarily in nonconforming residential mortgage loans and securities backed by such loans. The conduit operations, conducted by Impac Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain ongoing operations contributed to Impac Mortgage Holdings by Imperial Credit Industries, Inc., a leading specialty finance company, in November 1995. Impac Mortgage Holdings is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

Impac Mortgage Holdings, Inc.’s executive offices are located at 1401 Dove Street, Newport Beach, California 92660, and its telephone number is (949) 475-3600.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to an issuing entity that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to an issuing entity that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The depositor will provide a copy of the Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

•
any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer;.

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement; and

•	any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances”;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any issuing entity will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the issuing entity and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the depositor or the issuing entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•
any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity, as specified in the indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60- day period by the holders of a majority of the Note Balances of that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•
if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee and the depositor, respectively) will terminate upon the payment to securityholders of that series of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer or the depositor or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the class of certificates specified in the pooling and servicing agreement or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the issuing entity for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years) has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the depositor, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the Issuing Entity created by the pooling and servicing agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement or (ii) any other date specified as the latest possible maturity date in the pooling and servicing agreement with respect to the REMIC Certificates. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the Issuing Entity under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the class of certificates specified in the pooling and servicing agreement or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the issuing entity for that series as of the distribution date on which the purchase proceeds are to be distributed to securityholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Certificate Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the Trustee or the Certificateholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the issuing entity, other than its rights as a Certificateholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the issuing entity or which thereafter become part of the issuing entity; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. The Depositor, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all Certificateholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under the pooling and servicing agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at anytime by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered certificate will depend on the price paid by the holder for the certificate, the security interest rate on a certificate entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest) and, in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to Certificateholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to Certificateholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans — Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The issuing entity with respect to any series may include convertible ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in arising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the Certificateholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans, with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination(initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at anytime. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on- sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of Mortgage Loans—Enforceability of Some Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related issuing entity, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, teamster servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates) may have the option to purchase the assets in an issuing entity and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans), will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates alien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

All Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the Certificateholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the issuing entity, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the depositor did not take steps to re-perfect its security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to take these steps, at the master servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or certificateholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages that the mortgagor is currently in a state of default under. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay its obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the possession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

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Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

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Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act (“TILA”), Real Estate Settlement Procedures Act (“RESPA”), Equal Credit Opportunity Act (“ECOA”), Fair Credit Billing Act (“FCBA”), Fair Credit Reporting Act (“FCRA”) and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the Secured Contracts. Neither the depositor nor any replacement Servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws with Respect to Contracts

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, RESPA, as implemented by Regulation X, ECOA, as implemented by Regulation B, FCBA, FCRA and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees.

Some of the mortgage loans, known as High Cost Loans, may be subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the Issuing Entity (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the Issuing Entity or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Some Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Gain-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Gain-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gain-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon the sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Gain-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases teamster servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The issuing entity assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action maybe necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related certificateholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers’ Civil Relief Act of 1940

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. A court may grant a lender relief from the requirements of the Relief Act if, in the court’s opinion, the servicemember’s ability to pay interest upon the loan at a rate in excess of 6% percent is not materially affected by reason of the servicemembers’ military service. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, officers of the U.S. Public Health Service, officers of the National Oceanic and Atmosphere Administration and draftees under an induction order assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans subject to the Relief Act. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Actor similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the issuing entity. The rights of the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to certificateholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in an issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	notes representing indebtedness of an issuing entity as to which no REMIC election will be made, and

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder”, “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest. “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof may vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this long first “accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates — Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest and discount in income, and to amortize premium, based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or other assets underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “Prohibited Transactions Tax and Other Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Final regulations issued by the IRS relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. The IRS has also issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding these regulations and the related administrative guidance.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “non-economic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption, and on any required or permitted clean-up call, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that, among other representations, no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future, and representations as to the possible incurrence by the transferee of tax liabilities associated with the transferred residual interest in excess of cash flows generated by such interest and the intention of the transferee to pay such taxes. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same safe harbor provision. In the case of a transfer that satisfies clause (ii) of the immediately preceding sentence, eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above described rules which would result in the retention of tax liability by the purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “non-economic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “non-economic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “non-economic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

Final regulations issued by the IRS relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. The IRS has also issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, appropriately adjusted to take into account amortization of original issue discount, market discount and premium, if any, and any payments on the REMIC Regular Certificate received by the certificateholder (other than payments of qualified stated interest). The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•	any organization described in Section 1381(a)(2)(C) of the Code, or

•	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans… secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “CREMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. There are regulations regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of any such gain characterized as ordinary income as described in the following paragraph. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, appropriately adjusted to take into account amortization of original issue discount, market discount and premium, if any, and any payments on the Grantor Trust Certificate received by the certificateholder (other than payments of qualified stated interest).

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called “Parties in Interest”, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in an issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not “Plan Assets” of a Plan would be deemed to include an interest in the underlying assets of an entity, including an issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Impac Funding Corporation, the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered “Parties in Interest” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor’s benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same Issuing Entity, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, any insurer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any other servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

Permitted Issuing Entities include owner-trusts, as well as grantor-trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions. The Exemption permits an interest rate swap or yield supplement agreement to be held by the Issuing Entity if it meets the conditions of the Exemption.

An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held by only “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Exemption Rating Agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Exemption Rating Agency below a level specified by the Exemption Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Exemption Rating Agency such that the then current rating by the Exemption Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

The Exemption also requires that the issuing entity meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

1.
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

(1)	The Plan is not an Excluded Plan,

(2)	Each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class,

(3)
After the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

(4)
In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

2.	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

3.	The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an issuing entity, to be transferred to the issuing entity within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the issuing entity during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

•	either:

(1)
the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)
an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)
be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)	have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the issuing entity, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Insurance company general accounts

•
In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

•
Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features.

The Exemption only covers certificates backed by a “fixed” pool of loans which requires that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions under ERISA between a Plan and a Party in Interest to such Plan other than a Party in Interest that is a fiduciary (or an affiliate), that has or exercises discretionary authority or control with the respect to the investment of Plan Assets involved in the transaction or renders investment advice (within the meaning of Section 3(21)(A)(ii) of ERISA) with respect to those assets, solely by reason of providing services to the Plan or solely by reason of a relationship to such a service provider described in subparagraph (F), (G), (H) or (I) of Section 3(14) of ERISA, if certain conditions are met. An investor is encouraged to consult with its advisors regarding the specific scope, terms and conditions of this exemption as it applies to the investor, before relying on the exemption’s availability.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits issuing entities which are grantor trusts, owner-trusts, REMICs or FASITs, to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered Aunrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the depositor with institutional investors through dealers; and

•	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the certificates offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. With respect to each series of securities, a copy of this opinion will be filed with the Commission on Form 8-K.

FINANCIAL INFORMATION

With respect to each series of certificates, a new issuing entity will be formed, and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any issuing entity related to a series of certificates will be included in this prospectus or in the related prospectus supplement.

With respect to each series of notes, where the issuing entity is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuing entity will suspend filing the reports if and when the reports are no longer required under the Exchange Act.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuing entity-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to an issuing entity pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus does not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, California 92660, or by telephone at (949) 475-3600. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— Impac Funding Corporation, the parent of the depositor, and their respective affiliates.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans subject to Part 4 of Title I of ERISA in Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of such Plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period— The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class — A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class — A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

Certificate Account— One or more separate accounts for the collection of payments on the related mortgage loans constituting the related issuing entity.

Closing Date— With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest— If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable.

Deleted Mortgage Loan— A mortgage loan which has been removed from the related issuing entity.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date— The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Due Period— The period between distribution dates.

Eligible Account— An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the security holders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates— With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or any materially similar exemption.

Exemption Rating Agency— Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. or any other “Rating Agency” within the meaning of the Exemption.

Exchange Act— The Securities Exchange Act of 1934, as amended.

Extraordinary Loss— Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss— A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

FTC Rule— The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities— The globally offered securities of the classes specified in the related prospectus supplement.

Grantor Trust Certificate— A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate— A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund— A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans— Mortgage loans with loan-to-value ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act— The Home Ownership and Equity Protection Act of 1994.

Housing Act— The National Housing Act of 1934, as amended.

Index— With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds— Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary— An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium— The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity— With respect to a series of notes, the Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds— (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home— Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Net Mortgage Rate— With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance— An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin— With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations— The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parity Act— The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest— With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest— With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments— United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets— “Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption— With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss— With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools — Representations by Sellers” in this prospectus.

Rating Agency— “Anationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss— Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date— The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers’ Civil Relief Act of 1940, as amended.

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

REMIC Provisions— Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans or mortgage securities included in an issuing entity to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property— An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Loss— (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security— A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans— Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts and annuities described in Section 408 of the Code.

TILA— The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers— Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person— A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

Impac Secured Assets Corp.
Depositor

$1,697,824,000

Mortgage Pass-Through Certificates
Series 2006-5

PROSPECTUS SUPPLEMENT

Bear, Stearns & Co. Inc.

Countrywide Securities Corporation

Merrill Lynch & Co.

Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.